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                                                                    EXHIBIT 10.1

Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.



                       COLLABORATION AND LICENSE AGREEMENT

         THIS COLLABORATION AND LICENSE AGREEMENT (this "Agreement") is dated as of May 16, 2005 (the "Effective Date") and is made by and between LEXICON GENETICS INCORPORATED, a corporation organized under the laws of the State of Delaware, United States of America ("Lexicon"), N.V. ORGANON, a registered company organized under the laws of the Netherlands ("Organon"), and (only with respect to Section 9.4) INTERVET Inc., a corporation organized under the laws of the State of Delaware, United States of America ("Intervet"). Lexicon and Organon are sometimes referred to herein individually as a "party" and collectively as the "parties."

                                 R E C I T A L S

         WHEREAS, Lexicon and Organon are each in the business of discovering, developing and commercializing products for the prevention or treatment of human diseases and conditions;

         WHEREAS, Lexicon has technology for and expertise in the identification and validation of gene and protein targets for use in the discovery of such products, including potential antibody and protein therapeutics, as well as expertise in the research and development of such products;

         WHEREAS, Organon has expertise in the research, development and manufacture of such products; and

         WHEREAS, Lexicon and Organon are interested in collaborating in the discovery and development of antibody and protein therapeutics for selected gene and protein targets;

         NOW, THEREFORE, in consideration of the premises and of the covenants herein contained, the parties hereto mutually agree as follows:

                             ARTICLE 1. DEFINITIONS

         For purposes of this Agreement, the terms defined in this Article 1 shall have the respective meanings specified below:

         1.1 "Acquiring Party" has the meaning specified in Section 17.3 hereof.

         1.2 "Adverse Drug Reaction" means any untoward medical occurrence in a patient or subject who is administered a Collaboration Product or Opt-out Product, whether or not considered related to the Collaboration Product or Opt-out Product, as applicable, including any undesirable sign (including abnormal laboratory findings of clinical concern), symptom or disease temporally associated with the use of such Collaboration Product or Opt-out Product.

         1.3 "Affiliate" means any corporation, company, partnership, joint venture or firm that controls, is controlled by or is under common control with a party to this Agreement. For purposes hereof, "control" means (a) in the case of a corporate entity, direct or indirect ownership of more than fifty percent (50%) of the stock or shares entitled to vote for the election of directors; and
(b) in the case of a non-corporate entity, direct or indirect ownership of more than fifty percent (50%) of the equity interests with the power to direct the management and policies of such non-corporate entity.

         1.4 "Affiliated Subcontractor" has the meaning specified in Section
2.2.4 hereof.


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         1.5 "Allowable Costs" means the sum of the following (without any item being accounted for more than once): (a) Target Function Discovery Program Costs; (b) Biotherapeutics Research Program Costs; (c) Development Costs; (d) Product Supply Costs; and (e) reasonable out-of-pocket expenses associated with Patent Prosecution of Program Patent Rights. For clarity, Allowable Costs shall not include costs and expenses attributable to the research, development, manufacture or supply of Opt-out Products from and after the effectiveness of the relevant Opt Out.

         1.6 "Antibody" means a composition comprising a whole antibody, or any fragment thereof.

         1.7 "Antisense Compound" means a composition comprising an oligonucleotide or oligonucleotide analog, whether single or double-stranded, that hybridizes to a selected mRNA or otherwise interferes with translation or transcription of such mRNA.

         1.8 "Background Materials" means Lexicon Background Materials and Organon Background Materials.

         1.9 "Background Technology" means Lexicon Background Technology and Organon Background Technology.

         1.10 "Back-up Product" means a Collaboration Product selected for Development by the Joint Management Committee as a possible [**] a previously-designated Collaboration Product for the same Program Target; provided, that a Collaboration Product may be deemed to have been selected as a [**] a previously-designated Collaboration Product for the same Program Target only if both Collaboration Products [**]. For clarity, a Collaboration Product selected as a possible [**] a previously-designated Collaboration Product shall be a Back-up Product if it [**].

         1.11 "BLA" means a Biologics Licensing Application (as defined in the FDC Act) filed with the FDA and any other equivalent marketing authorization application or other license, registration or other application seeking approval from a Regulatory Authority to market a Collaboration Product in the Collaboration Field in any country or region within the Territory.

         1.12 "Biotherapeutics Research" means the conduct of activities relating to the generation of Antibodies, Antisense Compounds and Proteins relating to Program Targets that have not become Opt-out Targets and the identification, characterization, selection, optimization and research of Program Antibodies, Program Antisense Compounds and Program Proteins prior to their designation as Collaboration Products. Biotherapeutics Research may include, without limitation, (a) the expression of Proteins comprising Program Targets, (b) the generation of Program Antibodies that bind to Program Targets,
(c) the generation of Antisense Compounds that hybridize with mRNA encoded by Program Targets or otherwise interfere with translation or transcription of such mRNA, (d) the development of assays for Program Antibodies, Program Antisense Compounds and Program Proteins to, inter alia, confirm the activity of such Program Antibodies, Program Antisense Compounds or Program Proteins, and (e) the optimization of such Program Antibodies, Program Antisense Compounds or Program Proteins, as the case may be, in each case with the objective of identifying Program Antibodies, Program Antisense Compounds and Program Proteins that are suitable for Development and meet the criteria required for designation as Collaboration Products.

         1.13 "Biotherapeutics Research Plan" means the plan to be developed by the Joint Research Committee and approved by the Joint Management Committee for each Contract Year in accordance with Section 5.2 hereof.




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         1.14 "Biotherapeutics Research Program" means the conduct of
Biotherapeutics Research activities in accordance with an applicable Biotherapeutics Research Plan.

         1.15 "Biotherapeutics Research Program Costs" means costs and expenses that are incurred after the Effective Date by either party and Affiliated Subcontractors in performing Biotherapeutics Research activities in accordance with an applicable Biotherapeutics Research Plan and associated budget approved by the Joint Management Committee, including:

                  (a) the costs of internal scientific, medical, technical and managerial personnel engaged in Biotherapeutics Research activities (together with all associated laboratory supplies, facilities and occupancy costs), which costs shall be determined based on FTE Costs, unless another basis is otherwise agreed upon by the parties in writing;

                  (b) out-of-pocket expenditures directly related to such Biotherapeutics Research activities, including payments to contract research organizations, consultants and other subcontractors, subject to Section 2.2.4; and

                  (c) any other costs expressly provided for and actually incurred in accordance with such Biotherapeutics Research Plan.

         1.16 "Change in Control" means, with respect to either party, the occurrence of either (a) a Third Party becoming the "beneficial owner" (as defined in the rules and regulations promulgated under the Securities Exchange Act of 1934), directly or indirectly, of securities of such party representing fifty percent (50%) or more of the combined voting power of such party's then-outstanding voting securities or (b) the sale by such party, in one or more related transactions, of all or substantially all of such party's property and assets to any Third Party.

         1.17 "cGMP Requirements" means the FDA's current good manufacturing practice requirements as promulgated under the FDC Act at 21 C.F.R. (parts 210 and 211), and as further defined by FDA guidance documents, as amended from time to time.

         1.18 "Collaboration" means the program described in this Agreement in which Lexicon and Organon will collaborate to identify, characterize and carry out the Biotherapeutics Research, Development and Manufacturing of Antibodies (and, if appropriate, Antisense Compounds) that act through and Proteins that are encoded by Program Targets for use in the Collaboration Field.

         1.19 "Collaboration Committee" means the Joint Management Committee, Joint Research Committee or Joint Development Committee.

         1.20 "Collaboration Field" means the diagnosis, prevention, control and treatment in humans of any disease or condition.

         1.21 "Collaboration Product" means a Program Antibody, Program Antisense Compound or Program Protein that has been selected for Development by the Joint Management Committee in accordance with Section 3.4 hereof and that has not become an Opt-out Product.

         1.22 "Collaboration Term" has the meaning specified in Section 2.1.2 hereof.

         1.23 "Confidential Information" means any proprietary information and data received by a party or its Affiliates (the "Receiving Party") from the other party or its Affiliates (the "Disclosing Party") in connection with this Agreement (including, without limitation, any research, testing, clinical,


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regulatory, marketing or other scientific or business information, plans, or data pertaining to any Collaboration Product or Opt-out Product of the Disclosing Party). Notwithstanding the foregoing, Confidential Information shall not include any part of such information or data that:

                  (a) is or becomes part of the public domain other than by unauthorized acts of the Receiving Party or its Affiliates;

                  (b) can be shown by written documents to have been already in the possession of the Receiving Party or its Affiliates prior to disclosure under this Agreement, provided such Confidential Information was not obtained directly or indirectly from the Disclosing Party under an obligation of confidentiality;

                  (c) can be shown by written documents to have been disclosed to the Receiving Party or its Affiliates by a Third Party, provided such Confidential Information was not obtained directly or indirectly from the Disclosing Party under an obligation of confidentiality; or

                  (d) can be shown by written documents to have been independently developed by the Receiving Party or its Affiliates without use of, or access to, Confidential Information of the Disclosing Party.

Specific Confidential Information of a Disclosing Party shall not be deemed to come under the foregoing exceptions merely because it is embraced by more general information that is or becomes part of the public domain, or is known by, disclosed to or independently developed by the Receiving Party.

         1.24 "Continuing Party" has the meaning specified in Section 10.1 hereof.

         1.25 "Contract Year" means (a) with respect to the first Contract Year, the period beginning on the Effective Date and ending on December 31, 2005 (the "First Contract Year"), and (b) with respect to each subsequent Contract Year, the twelve (12) month period beginning on the day following the end of the First Contract Year and each succeeding twelve (12) month period thereafter. Each Contract Year (other than the First and last Contract Year, as applicable) shall be divided into four (4) "Contract Quarters" comprised of successive three (3) month periods. In the First Contract Year, the first Contract Quarter shall begin on the Effective Date and end on June 30, 2005.

         1.26 "Control" or "Controlled" means, with respect to any (a) material, document, item of information, method, data or other know-how or (b) Patent Right or other intellectual property right, the possession (whether by ownership or license, other than by a license granted pursuant to this Agreement) by a party or its Affiliates of the ability to grant to the other party access, ownership, a license or a sublicense as provided herein under such item or right without violating the terms of any agreement or other arrangement with any Third Party as of the time such party would first be required hereunder to grant the other party such access, ownership, license or sublicense.

         1.27 "Cost Sharing Ratio" means (a) with respect to Lexicon, fifty percent (50%), and (b) with respect to Organon, fifty percent (50%), subject, in each case to adjustment in accordance with Section 11.4.

         1.28 "Cover," "Covered" or "Covering" means, with respect to a Patent Right, that, but for rights granted to a person or entity under such Patent Right, the practice by such person or entity of an invention claimed in such Patent Right would infringe a Valid Claim included in such Patent Right, or in the case of a Patent Right that is a patent application, would infringe a Valid Claim in such patent application if it were to issue as a patent.



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

         1.29 "Development" or "Develop" means the conduct of all tests, clinical and other studies and other activities (including test method development, toxicology studies, statistical analysis and report writing, preclinical and other testing, packaging and regulatory affairs, product approval and registration activities) set forth in, or required to obtain the information set forth in, applicable Development Plan(s), including such tests, studies (including Post-Approval Studies) and other activities as may be required or recommended from time to time by any Regulatory Authority to obtain, maintain or expand Regulatory Approval of a Collaboration Product in the Collaboration Field, but excluding any (a) Post-Approval Studies that are not so required or recommended by the applicable Regulatory Authority and (b) such studies which are required for purposes of obtaining or maintaining a pricing or reimbursement approval.

         1.30 "Development Costs" means the costs and expenses that are incurred by either party or their Affiliated Subcontractors in the Development of a Collaboration Product in accordance with an applicable Development Plan and associated budget approved by the Joint Management Committee, including (without duplication):

                  (a) the costs of internal scientific, medical, technical and managerial personnel engaged in Development activities with respect to such Collaboration Product (together with all associated laboratory supplies, facilities and occupancy costs), in each case to the extent not accounted for in other provisions of this definition (e.g., in Manufacturing Development Costs under clause (c) below or in Product Supply Costs under clause (e) below), which costs shall be determined based on FTE Costs, unless another basis is otherwise agreed upon by the parties in writing;

                  (b) out-of-pocket expenditures directly related to the Development of such Collaboration Product, including (i) payments to investigators, contract research organizations, consultants and other subcontractors for preclinical studies, pharmacodynamic and pharmacokinetic studies, toxicology studies, data management, statistical design, programming and analysis, clinical studies, clinical trial management, document preparation and review, subject recruitment and reimbursement, insurance, contract negotiation and travel relating to such activities; (ii) payments to investigators, contract research organizations, consultants and other subcontractors in connection with the preparation, filing and submission of INDs, BLAs and other regulatory filings with Regulatory Authorities (including pharmacoeconomic studies and any other clinical studies reasonably necessary for Regulatory Approval by relevant Regulatory Authorities to sell such Collaboration Product in a given country); and (iii) filing, submission and similar fees payable to Regulatory Authorities in connection with the preparation, filing and submission of such INDs, BLAs and other regulatory filings; in each case, subject to Section 2.2.4;

                  (c) Manufacturing Development Costs relating to such Collaboration Product;

                  (d) out-of-pocket expenditures under any Third Party licenses related to the Development of such Collaboration Product entered into
         (i) prior to the Effective Date and disclosed to the other party prior to the Effective Date or (ii) in accordance with Section 2.8, in each case other than royalty and other amounts paid to Third Parties in connection with the commercialization of such Collaboration Product or otherwise payable with respect to activities attributable to a given country and occurring after Regulatory Approval of such Collaboration Product in such country;

                  (e) the costs and expenses of clinical supplies and related charges directly related to the Development of such Collaboration Product as set forth in the Development Plan, including: (i) the Product Supply Costs of clinical supplies of such Collaboration Product; (ii) costs and


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         expenses incurred to purchase or package comparator or combination drugs or devices; and (iii) costs and expenses of disposal of clinical samples; subject, as applicable, to Section 2.2.4; and

                  (f) any other costs expressly provided for and actually incurred in accordance with such Development Plan.

         1.31 "Development Plan" means the plan(s) to be developed by the Joint Development Committee and approved by the Joint Management Committee for each Contract Year [**] with respect to the Development of a Collaboration Product in accordance with Section 6.3 hereof.

         1.32 "Development Program" means the conduct of Development activities with respect to a Collaboration Product in accordance with an applicable Development Plan.

         1.33 "Diligent Efforts" means the carrying out of obligations or tasks by a party (or, as applicable, its Affiliates) in a sustained manner using good faith commercially reasonable and diligent efforts, which efforts shall be consistent with the exercise of prudent scientific and business judgment in accordance with the efforts such party devotes to products or research, development or marketing projects of similar scientific and commercial potential. Diligent Efforts requires that the party or its applicable
Affiliates: (a) promptly assign responsibility for such obligations to specific employees who are held accountable for progress and monitor such progress on an on-going basis, (b) set and consistently seek to achieve specific and meaningful objectives for carrying out such obligations, and (c) consistently make and implement decisions and allocate resources designed to advance progress with respect to such objectives.

         1.34 "Disclosing Party" has the meaning specified in Section 1.23 hereof.

         1.35 "Effective Date" means the date specified in the initial paragraph of this Agreement.

         1.36 "EMEA" means the European Agency for the Evaluation of Medicinal Products, or any successor thereto.

         1.37 "Event of Default" means an event described in Section 16.2 hereof.

         1.38 "FDA" means the United States Food and Drug Administration, or any successor thereto.

         1.39 "FDC Act" means the United States Food, Drug and Cosmetic Act (or any successor thereto), as amended, and the rules and regulations promulgated thereunder.

         1.40 "First Commercial Sale" means the first sale for use or consumption by the general public of a Collaboration Product or Opt-out Product in a country after Regulatory Approval has been obtained in such country. For clarity, First Commercial Sale shall not include the sale of any Collaboration Product or Opt-out Product for use in clinical trials or for compassionate use prior to the approval of a BLA.

         1.41 "FTE" means a full-time-equivalent person-year of scientific, technical or managerial work on or directly related to Target Function Discovery Program, Biotherapeutics Research or Development activities, as applicable.

         1.42 "FTE Costs" means the amounts (which amounts include salaries, fringe benefits, overtime and all other costs of employing FTEs, including overhead such as laboratory supplies, facilities


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and occupancy costs) determined by multiplying (a) the number of FTEs allocated by a party or its Affiliated Subcontractor(s) during the relevant time period, subject to any limitations set forth in the applicable Biotherapeutics Research Plan or Development Plan or otherwise established by the Joint Management Committee, by (b) the applicable FTE Rate(s).

         1.43 "FTE Rate" means the agreed-upon cost per FTE by functional area, to be adjusted annually (beginning in January 2006) for inflation using the latest available U.S. Producer Price Index for Total Manufacturing Industries, unadjusted (PCUOMFG#) as a simple percentage. Such adjustments shall be the responsibility of the Joint Management Committee. The initial FTE Rate is [**] on a per annum basis for the following areas: Biotherapeutics Research, preclinical Development, clinical Development, regulatory affairs, technical development, process development, technical transfer, project management and drug safety and quality assurance. The Joint Management Committee shall approve common FTE Rates for any new functional areas that come within the scope of the Collaboration. Notwithstanding the foregoing, if [**], then, [**].

         1.44 "GAAP" means United States or international generally accepted accounting principles, as they exist from time to time, consistently applied.

         1.45 "IND" means an Investigational New Drug application filed with the FDA or a similar application for the clinical testing of a Collaboration Product in human subjects filed with a foreign Regulatory Authority.

         1.46 "Joint Development Committee" has the meaning specified in Section 3.1.3.

         1.47 "Joint Development Project Team" has the meaning specified in
Section 3.1.3.

         1.48 "Joint Management Committee" has the meaning specified in Section
3.1.1 hereof.

         1.49 "Joint Marketing/Development Collaborator" has the meaning specified in Section 8.3 hereof.

         1.50 "Joint Marketing/Development Collaborator Revenue" means all license fees, royalties, milestone payments and other income or items of value (including, without limitation, any premium received on an equity investment in Lexicon, Organon or their respective Affiliates, as the case may be, by such Joint Marketing/Development Collaborator) received from a Joint Marketing/Development Collaborator in respect of a Collaboration Product (or an Opt-out Product for which the parties entered into a definitive agreement with such Joint Marketing/Development Collaborator prior to the effectiveness of such Opt Out, but only with respect to countries within the Territory covered by such definitive agreement), less any amounts specifically incurred in connection with acquiring such revenue (e.g., attorneys' fees to establish underlying agreements with a Joint Marketing/Development Collaborator or any potential Joint Marketing/Development Collaborator) and less any reasonable amounts of indemnity actually paid by either party under any agreements with a Joint Marketing/Development Collaborator.

         1.51 "Joint Research Committee" has the meaning specified in Section
3.1.2 hereof.

         1.52 "Joint Research Project Team" has the meaning specified in Section
3.1.2 hereof.

         1.53 "[**]" means [**].



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         1.54 "Laws" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision, domestic or foreign.

         1.55 "Level 1 Phenotypic Analysis" means the analyses of the phenotypes of Mutant Mice described in Exhibit 1.55.

         1.56 "Level 2 Phenotypic Analysis" means any one or more of the analyses of the phenotypes of Mutant Mice described in Exhibit 1.56.

         1.57 "Lexicon Background Materials" means any Antibodies, Antisense Compounds, Proteins, Mutant Mice, reagents, assays or other materials that are
(a) necessary or useful for the conduct of the Collaboration, (b) Controlled by Lexicon, (c) utilized in the Collaboration (but only to the extent so utilized) and (d) either in Lexicon's or any of its Affiliates' possession as of the Effective Date or are discovered or acquired by Lexicon or any of its Affiliates during the Collaboration Term but outside of the conduct of the Collaboration. Lexicon Background Materials excludes Program Targets, Program Antibodies, Program Antisense Compounds and Program Proteins.

         1.58 "Lexicon Background Technology" means any inventions, information, methods, know-how, trade secrets or data that (a) are necessary or useful for the performance of the Collaboration, (b) are Controlled by Lexicon, (c) are utilized in the Collaboration (but only to the extent so utilized) and (d) either are in Lexicon's or any of its Affiliates' possession as of the Effective Date or are discovered or acquired by Lexicon or any of its Affiliates during the Collaboration Term but outside of the conduct of the Collaboration. Lexicon Background Technology includes any inventions, information, method, know-how, trade secrets or data, other than Program Technology, that are first identified or discovered in the conduct of the Target Function Discovery Program. Lexicon Background Technology also includes any inventions, information, methods, know-how, trade secrets or data (i) relating to research and development methods and processes first identified or discovered by Lexicon or its Affiliated Subcontractor(s) in the course of performing Biotherapeutics Research or Development activities under the Collaboration or (ii) relating to manufacturing and analytical methods and processes first identified or discovered by Lexicon or its Affiliated Subcontractor(s) in the course of Manufacture of a Collaboration Product, in each case that are not Program Technology.

         1.59 "Lexicon Product" means any Collaboration Product as to which Organon has Opted Out in accordance with Section 10.1 and, if applicable [**], any Program Antibodies, Program Antisense Compounds or Program Proteins that have not been designated for Development relating to the same Opt-out Target.

         1.60 "Lexicon Opt-out Target" means any Program Target as to which Organon has Opted Out in accordance with Section 10.1.

         1.61 "Major Market" means the United States, the European Union (under the centralized process or any other process), Germany, the United Kingdom, France, Italy, Spain or Japan.

         1.62 "Manufacturing" or "Manufacture" means all activities set forth in the applicable Manufacturing Plan associated with the production, processing, filling, finishing, packaging, labeling, shipping and storage of Collaboration Products in the Collaboration Field, including stability testing, formulation, manufacturing process development, process validation, manufacturing scale-up, preclinical, clinical and commercial manufacture and analytical development and quality assurance and quality control activities.



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         1.63 "Manufacturing Development Costs" means, with respect to the
Development of a Collaboration Product as set forth in the applicable Manufacturing Plan and associated budget approved by the Joint Management Committee, (a) the reasonable internal costs of the applicable party or its Affiliated Subcontractor(s), which costs shall be determined based on FTE Costs, unless another basis is otherwise agreed upon by the parties in writing, plus reasonable out-of-pocket expenditures and (b) the actual costs billed to such party or parties or to their Affiliated Subcontractors by Third Parties, subject to Section 2.2.4, each in accordance with the budget set forth in the applicable Manufacturing Plan, incurred in process development, process validation, process improvement, formulation development, facility and plant validation (which are product-specific), manufacturing scale-up and recovery costs, the development of standard operating procedures, batch records, and quality assurance and quality control methods and procedures, and the production of qualification lots, all costs incurred in obtaining and maintaining approval specifically for the manufacture of such Collaboration Product for commercial sale, and the costs for preparing, submitting, reviewing or developing data or information for the purpose of a drug master file or for submission to a Regulatory Authority to obtain or retain such approvals.

         1.64 "Manufacturing Plan" has the meaning specified in Section 7.2 hereof.

         1.65 "Mutant Mouse" means mouse cell or mouse containing a selected mutation in the murine ortholog of a Program Target that is made or produced by Lexicon. A "line of Mutant Mice" means Mutant Mice having the same selected mutation.

         1.66 "Net Sales" means, with respect to a Collaboration Product or Opt-out Product, as the case may be, the gross amount invoiced for sales of such Collaboration Product or Opt-out Product by Lexicon and its Affiliates, Organon and its Affiliates, Joint Marketing/Development Collaborators and their Affiliates, and (sub)licensees of the Continuing Party and their Affiliates, in each case as applicable, to customers which are not Affiliates (or which are Affiliates but are end users of such Collaboration Product or Opt-out Product), less:

                  (a) trade, quantity and cash discounts actually allowed;

                  (b) discounts, refunds, rebates, chargebacks, retroactive price adjustments, billing errors and any other allowances (including, without limitation, government-mandated and managed health care-negotiated rebates) actually granted which effectively reduce the net selling price;

                  (c) product returns credits and allowances actually granted;

                  (d) any tax imposed on the production, sale, delivery or use of the product (excluding federal, state or local taxes based on income);

                  (e) freight, postage, shipping, customs duties, excises, tariffs, surcharges, other governmental charges (excluding federal, state or local taxes based on income) and insurance charges actually allowed or paid for delivery of the product;

                  (f) payments or rebates paid with respect to such Collaboration Product or Opt-out Product, as applicable, in connection with state or federal Medicare, Medicaid or similar programs in the United States or in connection with similar programs in other countries in which there are sales; and

                  (g) adjustments for bad debts actually incurred.



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Such amounts shall be determined from the books and records of the Lexicon and its Affiliates, Organon and its Affiliates, Joint Marketing/Development Collaborators and their Affiliates, and (sub)licensees of the Continuing Party and their Affiliates, as the case may be, maintained in accordance with GAAP.

         In the event the Collaboration Product or Opt-out Product, as applicable, is sold as part of a Combination Product (as defined below), the Net Sales from the Combination Product, for the purposes of determining royalty payments, will be determined by multiplying the Net Sales of the Combination Product by the fraction, A/A+B where A is the average sale price of such Collaboration Product or Opt-out Product when sold separately in finished form and B is the average sale price of the other active compounds or ingredients in the Combination Product sold separately in finished form.

         In the event that the average sale price of the Collaboration Product or Opt-out Product, as applicable, can be determined but the average sale price of the other active compounds or ingredients cannot be determined, Net Sales for purposes of determining royalty payments will be calculated by multiplying the Net Sales of the Combination Product by the fraction C/C+D where C is the selling party's average sales price of the Collaboration Product or Opt-out Product and D is the difference between the average selling price of the Combination Product and the average selling price of the Collaboration Product or Opt-out Product. If the average sale price of the other active compounds or ingredients can be determined but the average price of the Collaboration Product or Opt-out Product, as applicable, cannot be determined, Net Sales for purposes of determining royalty payments will be calculated by multiplying the Net Sales of the Combination Product by the following formula: one minus C/C+D where C is the average selling price of the other product(s) and D is the difference between the average selling price of the Combination Product and the average selling price of the other active compounds or ingredients.

         In the event that the average sales price of both the Collaboration Product or Opt-out Product, as applicable, and the other active compounds or ingredients in the Combination Product cannot be determined, the Net Sales of the Collaboration Product or Opt-out Product shall be negotiated in good faith by the parties.

         The Net Sales price for a Combination Product in a given country will be calculated once each Contract Year and such price will be used during all applicable royalty reporting periods for the entire Contract Year for such country, absent extraordinary conditions or events. When determining the average sale price of a Collaboration Product or Opt-out Product, as applicable, or the other active compounds or ingredients in the Combination Product, the average sale price will be calculated using data arising from the twelve (12) months preceding the calculation of the Net Sales price for the Combination Product. As used above, the term "Combination Product" means any Collaboration Product or Opt-out Product, as applicable, sold in conjunction with any other active component(s) (whether packaged together or in the same therapeutic formulation).

         Free samples of Collaboration Product or Opt-out Product, as applicable, and the disposition of Collaboration Product or Opt-out Product for, or the use of Collaboration Product or Opt-out Product in, Phase 1 Clinical Trials, Phase 2 Clinical Trials, Phase 3 Clinical Trials or Post-Approval Studies in which such Collaboration Product or Opt-out Product is provided to patients without any payment shall not result in any Net Sales.

         1.67 "Oncology/Immunology Field" means the diagnosis, prevention, control and treatment in humans of (a) cancer and (b) diseases and conditions of the immune system other than those associated with diabetes, obesity, cardiovascular disease, diseases and conditions of the eye, and diseases and conditions of the central and peripheral nervous system.

         1.68 "Opt Out" has the meaning specified in Section 10.1 hereof.

         1.69 "Opt-out Party" has the meaning specified in Section 10.1 hereof.

         1.70 "Opt-out Product" means a Lexicon Product or an Organon Product.

         1.71 "Opt-out Target" means a Lexicon Opt-out Target or an Organon Opt-out Target.

         1.72 "Organon Background Materials" means any Antibodies, Antisense Compounds, Proteins, assays, reagents or other materials that are (a) necessary or useful for the conduct of the Collaboration, (b) Controlled by Organon, (c) utilized in the Collaboration (but only to the extent so utilized) and (d) either in Organon's or any of its Affiliates' possession as of the Effective Date or are discovered or acquired by Organon or any of its Affiliates during the Collaboration Term but outside of the conduct of the Collaboration. Organon Background Materials excludes Program Targets, Program Antibodies, Program Antisense Compounds and Program Proteins.

         1.73 "Organon Background Technology" means any inventions, information, methods, know-how, trade secrets or data that (a) are necessary or useful for the performance of the Collaboration, (b) are Controlled by Organon, (c) are utilized in the Collaboration (but only to the extent so utilized) and (d) either are in Organon's or any of its Affiliates' possession as of the Effective Date or are discovered or acquired by Organon or any of its Affiliates during the Collaboration Term but outside of the conduct of the Collaboration. Organon Background Technology also includes any inventions, information, methods, know-how, trade secrets or data (i) relating to research and development methods and processes first identified or discovered by Organon or its Affiliated Subcontractor(s) in the course of performing Biotherapeutics Research or Development activities under the Collaboration or (ii) relating to manufacturing and analytical methods and processes first identified or discovered by Organon or its Affiliated Subcontractor(s) in the course of Manufacture of a Collaboration Product, in each case that are not Program Technology.

         1.74 "Organon Product" means any Collaboration Product as to which Lexicon has Opted Out in accordance with Section 10.1 and, if applicable [**], any Program Antibodies, Program Antisense Compounds or Program Proteins that have not been designated for Development relating to the same Opt-out Target.

         1.75 "Organon Opt-out Target" means any Program Target as to which Lexicon has Opted Out in accordance with Section 10.1.

         1.76 "Patent Prosecution" has the meaning specified in Section 12.2.1 hereof.

         1.77 "Patent Rights" means all existing patents and patent applications and all patent applications hereafter filed and patents hereafter issued, including, without limitation, any continuations, continuations-in-part, divisions, provisionals or any substitute applications, any patent issued with respect to any such patent applications, any reissue, reexamination, renewal or extension (including any supplemental protection certificate) of any such patent, and any confirmation patent or registration patent or patent of addition based on any such patent, and all foreign counterparts of any of the foregoing.

         1.78 "Phase 1 Clinical Trial" means a human clinical trial in any country that is intended to initially evaluate the safety or pharmacological effect of a Collaboration Product in subjects or that would otherwise satisfy requirements of 21 CFR 312.21(a), or its foreign equivalent. For purposes of this Agreement, "commencement of a Phase 1 Clinical Trial" for a Collaboration Product means the first introduction of such Collaboration Product into a human patient in a Phase 1 Clinical Trial.

         1.79 "Phase 2 Clinical Trial" means a human clinical trial in any country that is intended to initially evaluate the effectiveness of a Collaboration Product for a particular indication or indications in patients with the disease or indication under study or that would otherwise satisfy requirements of 21 CFR 312.21(b), or its foreign equivalent. For purposes of this Agreement, "commencement of a Phase 2 Clinical Trial" for a Collaboration Product means the first introduction of such Collaboration Product into a human patient in a Phase 2 Clinical Trial.

         1.80 "Phase 2b Clinical Trial" means any Phase 2 Clinical Trial of a Collaboration Product that follows the completion of an initial Phase 2 Clinical Trial of such Collaboration Product, and that is a well-controlled clinical trial with the purpose of evaluating safety and efficacy in subjects who have the disease condition to be treated, diagnosed or prevented. For purposes of this Agreement, "commencement of a Phase 2b Clinical Trial" for a Collaboration Product means the first introduction of such Collaboration Product into a human patient in a Phase 2b Clinical Trial.

         1.81 "Phase 3 Clinical Trial" means a pivotal human clinical trial in any country the results of which could be used to establish safety and efficacy of a Collaboration Product as a basis for a BLA or that would otherwise satisfy the requirements of 21 CFR 312.21(c) or its foreign equivalent. For purposes of this Agreement, "commencement of a Phase 3 Clinical Trial" for a Collaboration Product means the first introduction of such Collaboration Product into a human patient in a Phase 3 Clinical Trial.

         1.82 "Plan" means a Biotherapeutics Research Plan, Development Plan or Manufacturing Plan, as the case may be.

         1.83 "Post-Approval Study" means a clinical trial conducted after Regulatory Approval of the applicable Collaboration Product for the applicable indication has been obtained in the relevant country.

         1.84 "Pre-existing Obligations" means the obligations of Lexicon or Organon, as the case may be, existing under agreements in effect prior to the Effective Date with respect to Background Materials and Background Technology, in each case as disclosed to the other party as applicable during the Collaboration Term.

         1.85 "Product Supply Costs" means (a) to the extent that a Collaboration Product is sourced from a party or its Affiliated Subcontractor(s), the cost of Manufacture of such Collaboration Product, including (i) direct material and direct labor costs, (ii) manufacturing overhead fairly allocated to such Collaboration Product and (iii) [**], all calculated in accordance with GAAP and without regard to whether or not such costs result in usable products or materials, and (b) to the extent that a Collaboration Product is sourced from a Third Party, subject to Sections 2.2.4 and 7.1.2, the actual price paid to such Third Party for the manufacture, supply and packaging of such Collaboration Product. For purposes of the foregoing, (i) "direct material costs" means actual costs incurred in manufacturing or purchasing materials, including freight-in costs, sales and excise taxes imposed thereon and customs duty and charges levied by government authorities, and all costs of packaging components; (ii) "direct labor costs" means actual cost of employees engaged in direct manufacturing activities and quality control and quality assurance activities who are directly employed in manufacturing and packaging such Collaboration Product; and (iii) "manufacturing overhead" attributable to such Collaboration Product will include a reasonable allocation of indirect labor (not previously included in direct labor costs), a reasonable allocation of administrative costs, and a reasonable allocation of facilities costs, all in accordance with GAAP, but will not include corporate administrative overhead or plant start-up costs or costs associated with excess capacity. All allocations will be based on the assumption that such party's plant and equipment are utilized to their reasonable full capacity (except with respect to equipment that is specific to the Collaboration Product being Manufactured), and all costs and allocations shall be consistent with the methods used for such costs and allocations for such party's internal purposes. More specifically, the components of Product Supply Costs shall comprise: (A) direct labor (fermentation, purification personnel); (B) direct materials; (C) facility costs (rent, property taxes, depreciation of leaseholds, utilities, spare parts, maintenance contracts); (D) manufacturing equipment depreciation; (E) allocations for information technology, document control, quality engineering, purchasing, warehouse management, microbiology (with such allocations to be based on estimated service levels, headcount or square footage occupancy, depending on the category); (F) indirect labor (manufacturing supervision); (G) manufacturing department overhead (uniforms, materials used in plant maintenance); (H) quality assurance/quality control; and (I) such other similar costs as may be reasonably included in such definition.

         1.86 "Program Director" has the meaning specified in Section 3.2 hereof.

         1.87 "Program Antibody" means an Antibody that: (a) (i) is selected by the Joint Research Committee for research, optimization or preclinical evaluation in the conduct of the Collaboration, (ii) is Controlled by a party,
(iii) either is in a party's or any of its Affiliates' possession as of the Effective Date or is discovered or acquired by either or both parties or any of their respective Affiliates during the Collaboration Term but outside the conduct of the Collaboration, and (iv) binds to or otherwise modulates a Program Target; (b) is first [**] in the conduct of the Collaboration; or (c) is otherwise designated a Program Antibody by the Joint Management Committee; provided, however, that in no event shall [**] become a Program Antibody unless such designation is affirmatively agreed to by the Joint Management Committee after disclosure of the nature of such Pre-existing Obligation by the applicable party.

         1.88 "Program Antisense Compound" means an Antisense Compound that:
(a)(i) is selected by the Joint Research Committee for research, optimization or preclinical evaluation in the conduct of the Collaboration, (ii) is Controlled by a party, (iii) either is in a party's or any of its Affiliates' possession as of the Effective Date or is discovered or acquired by either or both parties or any of their respective Affiliates during the Collaboration Term but outside the conduct of the Collaboration, and (iv) binds to or otherwise modulates a Program Target; (b) is first [**] in the conduct of the Collaboration; or (c) is otherwise designated a Program Antisense Compound by the Joint Management Committee; provided, however, that in no event shall [**] become a Program Antisense Compound unless such designation is affirmatively agreed to by the Joint Management Committee after disclosure of the nature of such Pre-existing Obligation by the applicable party.

         1.89 "Program Intellectual Property" means Program Patent Rights and any other proprietary rights in Program Material and Program Technology.

         1.90 "Program Materials" means (a) any Program Antibodies, (b) any Program Antisense Compounds, (c) any Program Proteins, and (d) any materials other than Program Antibodies, Program Antisense Compounds or Program Proteins first identified or discovered in the conduct of the Collaboration.

         1.91 "Program Patent Rights" means any Patent Rights that are Controlled by one or both parties and that Cover any Program Technology or Program Materials. For clarification, such Program Patent Rights include the entire scope of all of the claims contained in such Patent Rights.

         1.92 "Program Protein" means a Protein that: (a) (i) is selected by the Joint Research Committee for research, optimization or preclinical evaluation in the conduct of the Collaboration, (ii) is Controlled by a party, (iii) either is in a party's or any of its Affiliates' possession as of the Effective Date or is discovered or acquired by either or both parties or any of their respective Affiliates during the Collaboration Term but outside the conduct of the Collaboration, and (iv) is encoded by a Program Target or derived from (e.g., by means of amino acid substitutions, additions, deletions, and C- and N-terminal fusions) a Protein encoded by a Program Target;
(b) is first [**] in the conduct of the Collaboration; or (c) is otherwise designated a Program Protein by the Joint Management Committee; provided, however, that in no event shall [**] become a Program Protein unless such designation is affirmatively agreed to by the Joint Management Committee after disclosure of the nature of such Pre-existing Obligation by the applicable party.

         1.93 "Program Target" means one of the three hundred (300) human genes selected in accordance with Section 2.3 (in each case, identified by the full-length cDNA or amino acid sequence of the gene or, in the event the gene has more than one splice variant form, by the full-length cDNA or amino acid sequence of at least one splice variant form of such gene) and the products encoded by such gene, including, without limitation, (a) any [**] from such gene [**], (b) any [**] encoded by any such gene, and (c) any [**] encoded by any such gene.

         1.94 "Program Technology" means any inventions, information, methods, know-how, trade secrets or data that (a) are Controlled by a party or jointly by the parties and (b)(i) relate to the use of Program Antibodies, Program Antisense Compounds or Program Proteins, (ii) relate to the use of a Program Target to identify Antibodies or Antisense Compounds acting through such Program Targets, and the use of such Antibodies or Antisense Compounds in the Collaboration Field or Veterinary Field, (iii) relate to the use of Protein(s) encoded by such Program Target in the Collaboration Field or Veterinary Field, or (iv) are first identified or discovered in the conduct of the Collaboration. For clarity, Program Technology excludes Program Materials. Notwithstanding the foregoing, Program Technology does not include any inventions, information, methods, know-how, trade secrets or data (A) relating to [**] or (B) relating to [**], in each case that do not [**].

         1.95 "Protein" means a composition comprising a high molecular weight (i.e., weighing more than [**]), polymer compound composed of a variety of amino acids joined by peptide linkages, or any fragment thereof.

         1.96 "Receiving Party" has the meaning specified in Section 1.23 hereof.

         1.97 "Regulatory Approval" means any and all approvals (including any applicable governmental price and reimbursement approvals), licenses, registrations, or authorizations of any federal, national, multinational, state, provincial or local regulatory agency, department bureau or other governmental entity that are necessary for the Manufacture, use, storage, import, transport, promotion, marketing and sale of a Collaboration Product in the Collaboration Field in a country or group of countries.

         1.98 "Regulatory Authority" means any governmental authority in a country or region that regulates the manufacture or sale of pharmaceutical products, including the FDA and the EMEA, and any successors thereto.

         1.99 "Small Molecule Compound" means a composition comprising a chemical compound, whether synthetic or naturally-derived, having a molecular weight of less than [**]. For clarity, Small Molecule Compounds specifically exclude: (a) Antibodies, (b) Antisense Compounds and (c) Proteins.

         1.100 "Specifications" means, with respect to any Collaboration Product, the applicable written specifications for Manufacturing, filling, packaging and warehousing such Collaboration Product in effect at a particular time and approved by the Joint Development Committee, including, but not limited to, specifications provided in any Regulatory Approval for such Collaboration Product.

         1.101 "Target Function Discovery Program" has the meaning specified in
Section 2.1.1 hereof.

         1.102 "Target Function Discovery Program Costs" means the following amounts:

                  (a) [**] for each Program Target for which Lexicon or its Affiliated Subcontractor(s) [**] in the conduct of the Target Function Discovery Program;

                  (b) the costs of internal scientific, medical, technical and managerial personnel engaged in [**] (together with all associated laboratory supplies, facilities and occupancy costs), which costs shall be determined based on FTE Costs, unless another basis is otherwise agreed upon by the parties in writing; and

                  (c) out-of-pocket expenditures, if any, expressly approved by the Joint Management Committee and actually incurred after the Effective Date by Lexicon or its Affiliated Subcontractor(s) in conducting the Target Function Discovery Program, subject to Section 2.2.4.

         1.103 "Target Function Discovery Program Term" has the meaning specified in Section 4.1.2 hereof.

         1.104 "Territory" means all of the countries of the world.

         1.105 "Therapeutic Area" means any one of the following areas with respect to which the Joint Research Committee may approve Level 2 Phenotypic Analysis of Mutant Mice relating to a Program Target: (a) metabolism and endocrinology, (b) cardiology, (c) neurology, (d) oncology, (e) immunology, (f) ophthalmology and (g) any other therapeutic area for which Lexicon subsequently develops Level 2 Phenotypic Analysis capabilities and focuses its own internal drug discovery efforts.

         1.106 "Third Party" means any person or entity other than Lexicon, Organon and their respective Affiliates.

         1.107 "Valid Claim" means a claim of an issued and unexpired patent which has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal and that is not admitted to be invalid or unenforceable through reissue, disclaimer or otherwise.

         1.108 "Veterinary Field" means the diagnosis, prevention, control and treatment in animals other than humans of any disease or condition.

                        ARTICLE 2. COLLABORATION OVERVIEW

         2.1 General.

                  2.1.1 Objectives. The parties intend to carry out their obligations and responsibilities under the Collaboration, consistent with the objectives set forth in and the resources allocated to such activities in the applicable Plan(s). It is intended that the Collaboration will be conducted as a unified collaborative effort with activities by the parties carried out primarily at each party's respective facilities, and this intent shall be reflected in the applicable Plan(s). It is further intended that each party shall contribute to Target Function Discovery Program Costs, Biotherapeutics Research Program Costs and Development Costs in proportion to the applicable Cost Sharing Ratio, and the Plans will be consistent with and provide for such proportional contribution. In support of the Collaboration, Lexicon will conduct efforts, using its technology for the generation and analysis of the phenotypes of Mutant Mice, to identify and validate Program Targets with potential utility in the Collaboration Field (the "Target Function Discovery Program").

                  2.1.2 Collaboration Term. The Collaboration shall commence on the Effective Date and continue until the earlier of (a) the time that one or the other party has Opted Out of all Program Targets or (b) the expiration or earlier termination of this Agreement pursuant to Article 16 hereof (the "Collaboration Term").

         2.2 Conduct of Collaboration.

                  2.2.1 Efforts. The Joint Management Committee shall adopt project progression guidelines, including criteria for the designation of Collaboration Products for Development, the filing of INDs, the commencement of Phase 1 Clinical Trials, Phase 2 Clinical Trials and Phase 3 Clinical Trials, and the filing of BLAs. The parties shall conduct the Collaboration in good scientific manner in accordance with such project progression guidelines and in compliance with applicable Laws. Each party shall use Diligent Efforts to conduct the activities of the Collaboration that are assigned to it in the then-applicable Plan(s), and each shall devote sufficient resources to carry out such respective activities. While the parties acknowledge and agree that neither party guarantees the success of the Collaboration or any individual task undertaken thereunder, each party agrees that it will perform the activities assigned to it under the Collaboration in a professional manner in accordance with the highest industry standards.

                  2.2.2 Resources. Over the course of the Collaboration, tasks will be allocated between the parties in accordance with the following principles and objectives: (a) Lexicon will be solely responsible for conducting the Target Function Discovery Program; (b) except to the extent otherwise provided in an applicable Biotherapeutics Research Plan, Lexicon will be principally, but not exclusively, responsible for conducting Biotherapeutics Research activities involving the generation of research Program Antibodies, Program Antisense Compounds and Program Proteins and the conduct of in vivo research and proof of concept studies (although Organon may also be involved in such activities), Organon will be responsible for conducting Biotherapeutics Research activities involving [**] and the process development of Program Antibodies, Program Antisense Compounds and Program Proteins in preparation for Development, and the parties shall be allocated responsibility substantially pursuant to the applicable Cost Sharing Ratio; (c) each party's participation in Development activities (based on FTE utilization and out-of-pocket expenditures) will be substantially pursuant to the applicable Cost Sharing Ratio; and (d) each party's share of Target Function Discovery Program Costs, Biotherapeutics Research Program Costs and Development Costs will be substantially pursuant to the applicable Cost Sharing Ratio. Subject to and in accordance with the foregoing, particular tasks and responsibilities shall be assigned in a manner consistent with each party's respective capabilities, capacity and expertise. For purposes of this Agreement, "out-of-pocket expenditures" includes, but is not limited to, the cost of subcontractors related to the Collaboration, subject to Section 2.2.4, but specifically excludes the cost of laboratory supplies and facilities and occupancy costs (such as, for example, costs for laboratory space, equipment and utilities).

                  2.2.3 FTE Levels. The parties agree to commit to the Collaboration the personnel necessary to meet their respective responsibilities set forth in each Plan. The Plans shall set forth specific FTE levels for each Contract Year to be assigned to specific activities.

                  2.2.4 Subcontractors. In accordance with Section 2.2.2, the parties will endeavor to optimize the allocation of their resources for the conduct of the Collaboration. As necessary and in furtherance of the Collaboration, however, (a) Lexicon may enter into agreements or subcontracts for Target Function Discovery Program activities in accordance with this Section 2.2.4 and (b) either party may enter into agreements or subcontracts for Biotherapeutics Research, Development or Manufacturing activities in accordance with this Section 2.2.4; provided that (i) none of the rights of the other party hereunder are diminished or otherwise adversely affected as a result of such subcontracting, (ii) such party obtains the written approval of the other party prior to engaging any subcontractor, which approval shall not be unreasonably withheld or delayed (for purposes of which it shall not be deemed unreasonable for a party to withhold consent when the withholding party is capable of conducting the activities proposed to be conducted by such subcontractor and is willing to do so on terms, including cost, time and quality, equivalent to those offered by such contractor), and (iii) the subcontractor undertakes in writing obligations of confidentiality and non-use regarding the other party's Confidential Information that are substantially the same as those undertaken by Organon and Lexicon pursuant to Article 13 hereof. In the event a party performs one or more of its obligations under the Collaboration through a subcontractor, then such party shall at all times be responsible for the performance of such subcontractor. The Joint Management Committee shall decide the allocation of the cost of any such agreement between the parties or if the cost is to be borne by one party and whether it can be allocated to offset other obligations set forth in the applicable Plan(s). Notwithstanding the foregoing provisions of this Section 2.2.4, either party may subcontract Target Function Discovery Program, Biotherapeutics Research, Development or Manufacturing activities to an Affiliate without the other party's prior consent (such party, an "Affiliated Subcontractor").

                  2.2.5 Reports. Lexicon shall submit [**] reports to the Joint Management Committee detailing its activities under the Target Function Discovery Program. Each party shall submit [**] reports to the Joint Management Committee, as may be required by the then-current Plan(s), detailing its activities under the Biotherapeutics Research Program and Development Program. The Joint Management Committee shall use such [**] reports to monitor the parties' respective contributions to the Collaboration. The Joint Management Committee may amend the Plan(s) as necessary to maintain substantial compliance over the course of the Collaboration in resources devoted and participation by the parties in accordance with the principles and objectives set forth in Section 2.2.2.

                  2.2.6 Adjustments. If either party believes that the parties are not devoting resources and participation to the Collaboration substantially in accordance with the principles and objectives set forth in Section 2.2.2, such party may submit the matter to the Joint Management Committee in writing, providing a reasonably detailed description of its reasons for such belief. Taking into account historical and prospective participation and resource devotion of the Parties during the current [**] and the immediately following [**], the Joint Management Committee shall take such steps as may be reasonably necessary to ensure substantial compliance in resources devoted and participation by the parties in the Collaboration with the principles and objectives set forth in Section 2.2.2.

         2.3 Selection of Program Targets. Within [**] after the Effective Date, the Joint Management Committee shall select, from the list of available genes provided by Lexicon to Organon prior to the Effective Date, [**] Program Targets in addition to the two Program Targets separately designated as of the Effective Date. [**]. In the event that the Joint Management Committee is unable, within the relevant time periods specified above, to reach agreement with respect to the designation of the full number of Program Targets contemplated hereby, Organon shall have the right, during the period of [**] thereafter, to designate any remaining Program Targets from the relevant list of available genes.

         2.4 Exclusivity. During the Collaboration Term, each party shall work exclusively with the other party under the terms of this Agreement with respect to Biotherapeutics Research, Development and commercialization of (a) Program Antibodies, Program Antisense Compounds and other Antibodies and Antisense Compounds acting through Program Targets and (b) Program Proteins and other Protein(s) encoded by Program Targets. For clarity, a Continuing Party and, subject to Section 10.2, an Opt-out Party shall have no further obligation under this Section 2.4 with respect to Opt-out Products and Opt-out Targets.

         2.5 Collaboration Records.

                  2.5.1 All work conducted by each party in the course of the Collaboration shall be completely and accurately recorded, in reasonable detail and in good scientific manner, in separate laboratory notebooks. On reasonable notice, and at reasonable intervals, each party shall have the right to inspect and copy all such records of the other party reflecting Program Technology or work done under the Collaboration, to the extent reasonably required to carry out its respective obligations and to exercise its respective rights hereunder. Notwithstanding the definition of "Confidential Information," all such records shall constitute Confidential Information of the party owning such records.

                  2.5.2 In order to protect the parties' Patent Rights under U.S. law in any inventions conceived or reduced to practice during or as a result of the Collaboration, each party agrees to maintain a policy that requires its employees to record and maintain all data and information developed during the Collaboration in such a manner as to enable the parties to use such records to establish the earliest date of invention or diligence to reduction to practice. At a minimum, the policy shall require such individuals to record all inventions generated by them in standard laboratory notebooks or other suitable means that are dated and corroborated by non-inventors on a regular, contemporaneous basis.

         2.6 Disclosure of Collaboration Results. Subject to restrictions imposed by a party's confidentiality obligations to any Third Party with respect to Background Materials or Background Technology, each party will disclose to the Joint Research Committee or Joint Development Committee, as applicable, all Program Technology that is discovered, invented or made by such party during the course of the Collaboration and that is useful in or relates to the Collaboration, including, without limitation, information regarding Program Targets, Program Antibodies, Program Antisense Compounds and Program Proteins and uses thereof and the results of all Biotherapeutics Research and Development studies and other activities. Such Program Technology will be promptly disclosed to the Joint Research Committee or Joint Development Committee, as applicable, with meaningful discoveries or advances being communicated as promptly as practicable after such information is obtained or its significance is appreciated. Upon written request by any member of the Joint Research Committee or Joint Development Committee, as applicable, each party will provide the other with copies of the raw data generated in the course of the Collaboration, if reasonably necessary to the other party's work under the Collaboration. Any information disclosed pursuant to this Section 2.6 may be used by the other party solely for the purposes of the Collaboration or as otherwise expressly permitted in this Agreement.

         2.7 Material Transfer. In order to facilitate the Collaboration, either party may provide to the other party certain Program Materials and Background Materials Controlled by the supplying party (other than under this Agreement) for use by the other party in furtherance of the Collaboration. All such Program Materials shall be considered the Confidential Information of both parties and shall be subject to the restrictions in Article 13. All Background Materials shall be considered the Confidential Information of the supplying party and shall be subject to the restrictions in Article 13. Except as otherwise provided under this Agreement, all such Program Materials and Background Materials delivered to the other party shall remain the sole property of the supplying party, shall be used only in furtherance of the Collaboration and solely under the control of the other party and its Affiliates, shall not be used or delivered to or for the benefit of any Third Party without the prior written consent of the supplying party and shall not be used in research or testing involving human subjects. The Program Materials and Background Materials supplied under this Section 2.7 must be used with prudence and appropriate caution in any experimental work, since not all of their characteristics may be known. THE PROGRAM MATERIALS AND BACKGROUND MATERIALS ARE PROVIDED "AS IS" AND WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE OR ANY WARRANTY THAT THE USE OF THE MATERIALS WILL NOT INFRINGE OR VIOLATE ANY PATENT OR OTHER PROPRIETARY RIGHTS OF ANY THIRD PARTY.

         2.8 Third Party Licenses. Either party may propose that the Joint Management Committee determine whether a Third Party license is required or beneficial for Biotherapeutics Research of a Program Target or the Development or commercialization of a Collaboration Product in the Collaboration Field. In the event the Joint Management Committee determines that such Third Party license is required or beneficial, the Joint Management Committee shall determine which party shall be responsible for obtaining such license, as applicable. In making any such determination provided for in this Section 2.8 as to the need for or benefit of any such Third Party license, due consideration shall be given to the advisability of seeking an opinion of counsel and the efforts required to design around the patents at issue.

                       ARTICLE 3. COLLABORATION MANAGEMENT

         3.1 Collaboration Committees.

                  3.1.1 Joint Management Committee. As soon as practicable after the Effective Date, Organon and Lexicon shall establish a Joint Management Committee (the "Joint Management Committee") comprised of [**] representatives designated by Organon and [**] representatives designated by Lexicon, each of whom shall have experience and seniority sufficient to enable him or her to make decisions on behalf of the party he or she represents; provided that Organon and Lexicon may, by mutual agreement, designate an appropriate number of additional representatives from time to time.

                  3.1.2 Joint Research Committee. As soon as practicable after the Effective Date, Organon and Lexicon shall establish a Joint Research Committee (the "Joint Research Committee") comprised of [**] representatives designated by Organon and [**] representatives designated by Lexicon, each of whom shall have experience and seniority sufficient to enable him or her to make decisions on behalf of the party he or she represents; provided that Organon and Lexicon may, by mutual agreement, designate an appropriate number of additional representatives from time to time. From time to time during the Collaboration Term, the Joint Research Committee may establish one or more Joint Research Project Teams (each, a "Joint Research Project Team") to implement various aspects of the applicable Biotherapeutics Research Plan. Such teams shall be governed in the same manner and subject to the relevant requirements as set forth herein for the Joint Research Committee.

                  3.1.3 Joint Development Committee. As soon as practicable after the designation of the first Collaboration Product, Organon and Lexicon shall establish a Joint Development Committee (the "Joint Development Committee") comprised of [**] representatives designated by Organon and [**] representatives designated by Lexicon, each of whom shall have experience and seniority sufficient to enable him or her to make decisions on behalf of the party he or she represents; provided that Organon and Lexicon may, by mutual agreement, designate an appropriate number of additional representatives from time to time. From time to time during the Collaboration Term, the Joint Development Committee may establish one or more Joint Development Project Teams (each, a "Joint Development Project Team") to implement various aspects of the applicable Development Plan(s). Such teams shall be governed in the same manner and subject to the relevant requirements as set forth herein for the Joint Development Committee.

         3.2 Program Directors. Each party shall appoint one of its designees on the Joint Management Committee (and who may, but need not also be, a member of the Joint Research Committee or Joint Development Committee) to serve as a program director (each, a "Program Director") with responsibility for overseeing the day-to-day activities of the parties with respect to the Collaboration and for being the primary point of contact between the parties with respect to the Collaboration.

         3.3 Replacement of Collaboration Committee Representatives and Program Directors. Each party shall be free to replace its representative members of any Collaboration Committee and its Program Director with new appointees who have authority to act on behalf of such party, on notice to the other party.

         3.4 Responsibilities of Joint Management Committee. The Joint Management Committee shall be responsible for overseeing and directing the parties' interaction and performance of their respective obligations under this Agreement. Without limiting the generality of the foregoing, its duties shall include:

                  (a) preparing such procedures as may be necessary for the operation of the Joint Management Committee, Joint Research Committee, and Joint Development Committee, and other committees the Joint Management Committee decides to establish to assure the efficient operation of the Collaboration;

                  (b) approving strategy for the overall Biotherapeutics Research, Development and Manufacturing of Collaboration Products in the Collaboration Field and for all other activities conducted by the parties hereunder;

                  (c) reviewing and approving the annual Biotherapeutics Research Plans proposed by the Joint Research Committee and approving the budget therefor and any modifications thereto as recommended by the Joint Research Committee;

                  (d) reviewing and approving the annual [**] Development Plans proposed by the Joint Development Committee and approving the budgets therefor and any modifications thereto as recommended by the Joint Development Committee;

                  (e) reviewing and approving the Manufacturing Plans proposed by Organon or its Affiliated Subcontractor(s) and approving the budget therefor and any modifications thereto as recommended by Organon or such Affiliated Subcontractor(s);

                  (f) overseeing the implementation of the Plans and allocation of resources and other activities in support of the Collaboration, including the matters contemplated by Section 2.2 hereof;

                  (g) establishing criteria for designation of Collaboration Products;

                  (h) designating Collaboration Products;

         (i) facilitating the transfer of technology between the parties through the Joint Research Committee and the Joint Development Committee;

         (j) overseeing Patent Prosecution and other matters contemplated by Article 12 and, if appropriate, delegating responsibility for such matters, subject to oversight by the Joint Management Committee, to a committee appointed by the Joint Management Committee for such purpose;

         (k) evaluating potential licenses from Third Parties, and determining their utility in the Collaboration (if any);

         (l) upon the recommendation of the Joint Development Committee, decisions with respect to the preclinical and clinical Development of Collaboration Products, including the pursuit of additional indications;

         (m) developing and overseeing the implementation of a strategy for the commercialization of Collaboration Products;

         (n) deciding whether a Collaboration Product should be commercialized by or through one or more of the parties or their respective Affiliates as contemplated by Section 8.2;

         (o) deciding whether a Collaboration Product should be commercialized by or through a Joint Marketing/Development Collaborator as contemplated by Section 8.3, monitoring the progress of any negotiations conducted in accordance with Section 8.3 and approving the terms of any final agreement arising therefrom;

         (p) evaluating the progress of the Joint Research Committee and Joint Development Committee, and on a quarterly basis at a minimum, evaluating the progress of the Biotherapeutics Research Plan and applicable Development Plan(s) against their respective timelines;

         (q) overseeing the maintenance of an inventory of the assets generated pursuant to the Collaboration;

         (r) resolving matters within the responsibilities of the Joint Research Committee and Joint Development Committee as to which the members of such Collaboration Committee are unable to reach a consensus, and dissolving each such Collaboration Committee when its duties under the Collaboration are complete;

         (s) resolving disagreements between the parties with respect to the matters contemplated by Article 8 and 10 hereof; and

         (t) addressing issues and resolving differences that may arise between the parties.

         The Joint Management Committee shall not have the power to amend the terms of or waive compliance with this Agreement.

         3.5 Responsibilities of Joint Research Committee. The Joint Research Committee shall be responsible for preparing for approval by the Joint Management Committee and implementing the applicable annual Biotherapeutics Research Plan, with the objective of expeditiously identifying Program Antibodies, Program Antisense Compounds and Program Proteins meeting the criteria for designation as Collaboration Products. Without limiting the generality of the foregoing, its duties shall include:

         (a) overseeing the implementation of the Target Function Discovery Program;

         (b) establishing criteria for the selection of Program Antibodies, Program Antisense Compounds and Program Proteins;

         (c) selecting Program Antibodies, Program Antisense Compounds and Program Proteins for characterization and optimization in the conduct of the Collaboration;

         (d) monitoring, reviewing and reporting on the progress of the Biotherapeutics Research Program;

         (e) recommending Program Antibodies, Program Antisense Compounds and Program Proteins for designation by the Joint Management Committee as Collaboration Products; and

         (f) performing such other activities as are contemplated by the terms of this Agreement.

         The Joint Research Committee shall report its activities and make proposals to the Joint Management Committee at least [**], but more frequently as appropriate. The Joint Research Committee shall not have the power to amend or waive compliance with this Agreement.

         3.6 Responsibilities of Joint Development Committee. The Joint Development Committee shall be responsible for preparing for approval by the Joint Management Committee and implementing the applicable annual [**] Development Plan(s). Without limiting the generality of the foregoing, its duties shall include:

         (a) proposing and overseeing the Development strategy of Collaboration Products;

         (b) overseeing the filing of INDs with the FDA or other Regulatory Authority by the designated party pursuant to Section 6.4.1;

         (c) establishing advisory committees comprised of scientific, medical or other appropriate experts not affiliated with either party to advise the Joint Development Committee on matters related to the preclinical and clinical Development of Collaboration Products;

         (d) approving the protocol of any clinical trials of Collaboration Products;

         (e)      overseeing the clinical trials of Collaboration Products;

         (f) providing all appropriate information regarding the progress of the Development Plan(s) to the Joint Management Committee in advance of each quarterly Joint Management Committee meeting;

         (g) overseeing the filing of BLAs with the FDA or other Regulatory Authority by the designated party pursuant to Section 6.4.1; and

         (h) performing such other activities as are contemplated by the terms of this Agreement.

         The Joint Development Committee shall report its activities and make proposals to the Joint Management Committee at least [**], but more frequently as appropriate. The Joint Development Committee shall not have the power to amend or waive compliance with this Agreement.

         3.7 Meetings of Collaboration Committees. As applicable, each Collaboration Committee shall meet at least [**], and more frequently as the parties deem appropriate, on such dates and at such times as the parties shall agree, on [**] written notice to the other party unless such notice is waived by the parties. The first meeting of the Joint Management Committee shall take place within [**] after the Effective Date, at Lexicon's facility in The Woodlands, Texas, United States of America. Each Collaboration Committee may convene or be polled or consulted from time to time by means of telecommunications, videoconferences or correspondence, as deemed necessary or appropriate by the parties. To the extent that meetings are held in person, they shall alternate between the offices of the parties unless the parties otherwise agree.

         3.8      Decisions.

                  3.8.1 Quorum; Voting. A quorum for a meeting of a Collaboration Committee shall require the presence of at least one Lexicon member (or designee) and at least one Organon member (or designee) in person or by telephone. All decisions made or actions taken by a Collaboration Committee shall be made unanimously by its members, with the Lexicon members cumulatively having one vote and the Organon members cumulatively having one vote; provided that, in the event the members of the Joint Research Committee are unable to reach unanimity as to a decision under [**] with respect to [**], then either party may, in its sole discretion, [**].

         3.8.2    Dispute Resolution.

                  3.8.2.1 In the event that unanimity cannot be reached by the Joint Research Committee, or Joint Development Committee, as the case may be, with respect to a matter that is a subject of its decision-making authority, respectively, then the matter shall be referred for further review and resolution to the Joint Management Committee. In the event that unanimity cannot be reached by the Joint Management Committee with respect to a matter that is a subject of its decision-making authority, then the matter shall be referred for further review and resolution to the Chief Executive Officer of Organon, or such other similar position designated by Organon from time to time, and the Chief Executive Officer of Lexicon, or such other similar position designated by Lexicon from time to time. The designated officers of each party shall use reasonable efforts to resolve the matter within [**] after the matter is referred to them.

                  3.8.2.2 If the designated officers cannot resolve any matter pursuant to Section 3.8.2.1 within such [**] period, the matter shall be referred to a Third Party arbitrator or arbitrators, in accordance with the following procedures, whose decision shall be [**]. The parties shall attempt to mutually agree upon a single independent Third Party arbitrator (who shall be a professional with appropriate experience in the subject matter at issue in such disagreement) within [**] after the initial referral of such matter to the designated officers. If the parties are unable to mutually agree upon one such person, then each party shall appoint one independent Third Party professional with appropriate experience in the subject matter at issue in such disagreement prior to the expiration of such [**] period, and within [**] after the initial referral of such matter to the designated officers, such person(s) shall select a single independent Third Party arbitrator, who shall be a professional with appropriate experience in the subject matter at issue in such disagreement. Each party shall present all information presented pursuant to Section 3.8.2.1 and all other information as such party reasonably desires regarding such disagreement. Within [**] after the initial referral of such matter to the designated officers, the arbitrator shall provide written notice to the parties regarding his or her determination regarding such disagreement.

         3.9 Administration. The chairperson of each Collaboration Committee shall be designated annually on an alternating basis between the parties. The initial chairperson shall be selected by Organon. The party not designating the chairperson shall designate one of its representative members as secretary to such Collaboration Committee for such year. The chairperson shall be responsible for calling meetings of such Collaboration Committee, sending notices of meetings to all members and for leading such meetings.

         3.10 Minutes. Within [**] after each Collaboration Committee meeting, the secretary of such Collaboration Committee shall prepare and distribute minutes of the meeting, which shall provide a description in reasonable detail of the discussions had at the meeting and a list of any actions, decisions or determinations approved by such Collaboration Committee. The secretary shall be responsible for circulation of all draft and final minutes. Draft minutes shall be first circulated to the chairperson, edited by the chairperson and then circulated in final draft form to all members of such Collaboration Committee sufficiently in advance of the next meeting to allow adequate review and comment prior to the meeting. Minutes shall be approved or disapproved, and revised as necessary, at the next meeting. Final minutes shall be distributed to the members of such Collaboration Committee.

         3.11 Term. The Joint Management Committee shall exist until the termination orexpiration of the Collaboration Term. Each other Collaboration Committee shall exist until the termination or expiration of the Collaboration Term unless earlier dissolved by the Joint Management Committee following the completion of its duties under the Collaboration.

         3.12 Expenses. Each party shall be responsible for all travel and related costs for its representatives to attend meetings of, and otherwise participate on, a Collaboration Committee.

                  ARTICLE 4. TARGET FUNCTION DISCOVERY PROGRAM

         4.1      General.

                  4.1.1 Generation and Analysis of Mutant Mice. In the Target Function Discovery Program, Lexicon shall use Diligent Efforts to complete (a) the development and Level 1 Phenotypic Analysis of Mutant Mice for each Program Target and (b) Level 2 Phenotypic Analysis of such lines of Mutant Mice that displayed a phenotype suggestive, as determined by the Joint Research Committee, of the potential utility of the corresponding Program Target in the Collaboration Field.

                  4.1.2 Target Function Discovery Program Term. The Target Function Discovery Program shall continue until the end of the fourth year of the Collaboration Term on May 16, 2009 and all work under the Target Function Discovery Program shall be completed by that date (the "Target Function Discovery Program Term").

         4.2 Annual Budget. Lexicon shall prepare and the Joint Management Committee shall approve the annual budget for the Target Function Discovery Program for every Contract Year (other than the First Contract Year) during the Target Function Discovery Program Term at least [**] prior to the commencement of such Contract Year. The annual budget for the Target Function Discovery Program for the First Contract Year shall be prepared by Lexicon and approved by the Joint Management

Committee within [**] after the Effective Date. Each such annual budget shall be in writing and shall set forth with reasonable specificity expected timelines for the development of Mutant Mice and the conduct of Level 1 Phenotypic Analysis and Level 2 Phenotypic Analysis, together with associated Target Function Discovery Program Costs. The Joint Research Committee may agree on modifications, and recommend that the Joint Management Committee approve such modifications, to the provisions of any such annual budget at any time.

         4.3 Reporting and Oversight of Target Function Discovery Program Progress. Lexicon shall keep the Joint Research Committee fully informed of the progress of its activities under the Target Function Discovery Program. At a minimum, within [**] following the last day of each [**] during the Target Function Discovery Program Term, Lexicon shall prepare, and provide to the Joint Research Committee, a reasonably detailed written summary report which shall describe (a) the work performed by Lexicon during the preceding [**], including, without limitation, the status of Lexicon's development of Mutant Mice and the conduct of Level 1 Phenotypic Analysis and Level 2 Phenotypic Analysis (or only Level 1 Phenotypic Analysis if Level 2 Phenotypic Analysis has not been performed) of such Mutant Mice, and (b) identify phenotypes identified through such Level 1 Phenotypic Analysis and Level 2 Phenotypic Analysis that are suggestive, in Lexicon's good faith scientific judgment, of the potential utility of the corresponding Program Targets in the Collaboration Field. In addition, Lexicon shall provide the Joint Research Committee with access to all data, information and conclusions from such Level 1 Phenotypic Analysis and/or Level 2 Phenotypic Analysis of Mutant Mice, in each case promptly following the generation thereof, so as to enable the Joint Research Committee to make its own determinations as to which Mutant Mice exhibit a phenotype suggestive of the potential utility of the corresponding Program Target in the Collaboration Field.

         4.4 Third Party Licenses. Notwithstanding anything herein to the contrary, but subject to the requirement of unanimously agreed budgets set forth in Section 4.2, Lexicon shall be responsible for the licensing of technologies or patents owned or controlled by Third Parties that are required or beneficial for the conduct of the Target Function Discovery Program. For the avoidance of doubt, no such technologies or patents shall be used by Lexicon in the Target Function Discovery Program unless the Joint Management Committee has agreed and consented to the financial implications of such use.

                  ARTICLE 5. BIOTHERAPEUTICS RESEARCH PROGRAM

         5.1 General. The parties shall jointly pursue Biotherapeutics Research relating to Program Targets that have not become Opt-out Targets under the direction of the Joint Research Committee in accordance with annual Biotherapeutics Research Plans. Unless otherwise agreed by the Joint Management Committee, (a) Lexicon will be principally, but not exclusively, responsible for conducting Biotherapeutics Research activities involving the generation of research Program Antibodies, Program Antisense Compounds and Program Proteins and the conduct of in vivo research and proof of concept studies (although Organon may also be involved in such activities) and (b) Organon will be responsible for conducting Biotherapeutics Research activities involving the generation of human or humanized Program Antibodies and the process development of Program Antibodies, Program Antisense Compounds and Program Proteins in preparation for Development.

         5.2      Biotherapeutics Research Plans.

                  5.2.1 The Joint Research Committee shall prepare and the Joint Management Committee shall approve the Biotherapeutics Research Plan for every Contract Year (other than the First Contract Year) during the Collaboration Term at least [**] prior to the commencement of such Contract Year. The Biotherapeutics Research Plan for the First Contract Year shall be prepared by the Joint Research Committee and approved by the Joint Management Committee within [**] after the Effective Date. The responsibility of the Joint Research Committee to prepare annual Biotherapeutics Research Plans shall terminate upon the agreement of the parties to cease further Biotherapeutics Research regarding Program Targets.

                  5.2.2 Each annual Biotherapeutics Research Plan shall be in writing and shall set forth with reasonable specificity the Biotherapeutics Research objectives, priorities, activities, milestones, budgets, personnel requirements, other resources and allocations of responsibilities between the parties for the period covered by such annual Biotherapeutics Research Plan in a manner consistent with the terms of this Agreement, including, without limitation, the objectives set forth in Section 2.1.1 and the terms and conditions set forth in Section 2.2. The Biotherapeutics Research Plans shall cover all aspects of Biotherapeutics Research relating to the generation of Antibodies, Antisense Compounds and Proteins relating to Program Targets that have not become Opt-out Targets and the identification, characterization, selection, optimization and research of Program Antibodies, Program Antisense Compounds and Program Proteins prior to their designation as Collaboration Products, and shall include, with reasonable specificity, the Biotherapeutics Research activities to be performed by each party and the Biotherapeutics Research activities, if any, to be performed by subcontractors.

                  5.2.3 The Joint Research Committee may agree on modifications, and recommend that the Joint Management Committee approve such modifications, to the provisions of any Biotherapeutics Research Plan at any time. Without limiting the foregoing, the Joint Research Committee shall conduct a [**] review of each Biotherapeutics Research Plan and shall recommend that the Joint Management Committee approve such modifications to the applicable Biotherapeutics Research Plan as the Joint Research Committee may deem to be appropriate as a result of such review.

                        ARTICLE 6. DEVELOPMENT PROGRAMS

         6.1 General. The parties shall jointly pursue the Development of Collaboration Products in the Collaboration Field under the direction of the Joint Development Committee in accordance with annual [**] Development Plans. Notwithstanding the foregoing, the Joint Development Committee shall consider, and make recommendations to the Joint Management Committee regarding all other commercially reasonable arrangements for the Development of Collaboration Products, including proposals from one or both of the parties and proposals from one or more Third Parties. At its option, each party may designate an Affiliated Subcontractor to carry out its responsibilities under the Development Plan(s) relating to any Collaboration Product, on a Collaboration Product-by-Collaboration Product basis.

         6.2 Designation of Collaboration Products. The Joint Management Committee shall adopt criteria for the designation of Program Antibodies, Program Antisense Compounds and Program Proteins as Collaboration Products, which criteria shall include, without limitation, (a) identification and characterization by the parties of a chimeric, humanized or human Program Antibody, a Program Antisense Compound or a human Program Protein, as applicable, that is suitable for the initiation of preclinical studies designed to support the filing of an IND; and (b) achievement of appropriate results in proof of concept studies conducted in the Biotherapeutics Research Program. The Joint Management Committee shall be responsible for designating Collaboration Products in accordance with Section 3.4.

         6.3      Development Plans.

                  6.3.1 Following the first Contract Year in which the parties designate a Collaboration Product, the Joint Development Committee shall prepare and the Joint Management Committee shall approve a Development Plan for each Collaboration Product for every Contract Year at least [**] prior to the commencement of such Contract Year. In the first Contract Year in which the parties designate a Collaboration Product, the Joint Development Committee shall prepare the first Development Plan for such Collaboration Product as soon as commercially reasonable after its designation. The responsibility of the Joint Development Committee to prepare a Development Plan for a Collaboration Product shall terminate upon the earlier of (a) a party Opting Out of further Development of such Collaboration Product or (b) the agreement of the parties to cease further Development of such Collaboration Product.

                  6.3.2 Each Development Plan shall be in writing and shall set forth with reasonable specificity the Development objectives, priorities, activities, milestones, budgets, personnel requirements, other resources and allocations of responsibilities between the parties for the period covered by such Development Plan in a manner consistent with the terms of this Agreement, including, without limitation, the objectives set forth in Section 2.1.1 and the terms and conditions set forth in Section 2.2. The Development Plans shall cover all aspects of Development relating to Collaboration Products, and shall include, with reasonable specificity, the Development activities to be performed by each party and the Development activities, if any, to be performed by subcontractors.

                  6.3.3 The Joint Development Committee may agree on modifications, and recommend that the Joint Management Committee approve such modifications, to the provisions of any Development Plan at any time.

         6.4      Regulatory Matters.

                  6.4.1 Regulatory Responsibility. The preparation, filing, prosecution and maintenance of INDs, BLAs and other regulatory filings required to be filed with any Regulatory Authority with regard to each Collaboration Product will be in the name of and the responsibility of the party so designated in the Development Plan covering such Collaboration Product. The party so designated in the Development Plan covering such Collaboration Product shall oversee, monitor and coordinate all regulatory actions, communications and filings with and submissions, including filings and submissions of supplements and amendments thereto, to Regulatory Authorities with respect to each Collaboration Product, shall give the other party a reasonable opportunity for prior review of and comment on all such substantive communications, filings and submissions and shall incorporate those of such comments as can reasonably be incorporated into such communications, filings and submissions.

                  6.4.2 Regulatory Meetings and Correspondence. The party so designated in the Development Plan covering a particular Collaboration Product shall be responsible for interfacing, corresponding and meeting with Regulatory Authorities with respect to such Collaboration Product, and the other party will promptly refer any contacts or questions from Regulatory Authorities to the party so designated. Both parties will be entitled to attend all meetings and, if reasonably practicable, telephone conferences with Regulatory Authorities.

                  6.4.3 Reporting Adverse Drug Reactions. The parties will develop and agree upon safety data exchange procedures governing the collection, investigation, reporting, and exchange of information concerning Adverse Drug Reactions, product quality and product complaints involving Adverse Drug Reactions, sufficient to permit each party to comply with its legal obligations, including to the extent applicable, those obligations contained in ICH guidelines E2A, E2B and E2C and the FDC Act. The safety data exchange procedures will be promptly updated if required by changes in the Law or by agreement between the parties. The party so designated in the applicable Development Plan will be responsible for reporting all Adverse Drug Reactions to the appropriate Regulatory Authorities in the applicable Region(s) in accordance with applicable Laws.

                      ARTICLE 7. MANUFACTURING AND SUPPLY

         7.1      Designation of Manufacturing Party.

                  7.1.1    Manufacture of Collaboration Products by Organon.

                           7.1.1.1 Manufacture of Collaboration Products for Development. Unless otherwise agreed by the Joint Management Committee, Organon or its Affiliated Subcontractor(s) shall Manufacture and supply all quantities of a Collaboration Product necessary for Development; provided that Organon may decline to Manufacture and supply such quantities of a Collaboration Product for any reason by giving Lexicon written notice to such effect no later than [**] after the Joint Management Committee's designation of such Collaboration Product in accordance with Section 3.4.

                           7.1.1.2 Manufacture of Collaboration Products for Commercialization. Unless otherwise agreed by the Joint Management Committee within [**] after the commencement of the first Phase 2 Clinical Trial with respect to any Collaboration Product, the parties shall enter into a Manufacturing and Supply Agreement substantially in the form attached to this Agreement as Exhibit 7.1.1.2 under which Organon or its Affiliated Subcontractor(s) shall be responsible for the Manufacture and supply all quantities of such Collaboration Product necessary for commercialization; provided that Organon may decline to enter into such agreement for any reason by giving Lexicon written notice to such effect no later than [**] after the expiration of such [**] period.

                  7.1.2 Manufacture of Collaboration Products by Third Parties. In the event that the Joint Management Committee determines that it is in the best interests of the Collaboration for any one or more Manufacturing activities with respect to a Collaboration Product to be undertaken by an identified Third Party (whether as a result of a decision by Organon in accordance with Section 7.1.1 not to undertake such Manufacturing activities or otherwise), the negotiations with such Third Party relating to such Manufacturing activities shall be led by [**]; provided that [**] (a) shall keep [**] informed of the substance and status of such negotiations, and allow [**] to participate in such negotiations and (b) shall take into account in such negotiations the reasonable commercial interests of [**] and the best interests of the Collaboration. The parties each agree to grant such (sub)licenses under their respective Background Materials, Background Technology, Program Materials and Program Technology to any such Third Party as may be reasonably necessary for such Third Party to manufacture the Collaboration Product.

                  7.1.3    Manufacture of Lexicon Products.

                           7.1.3.1  Manufacture of Lexicon Products for
                  Development. If requested by Organon within [**] following Organon's Opting Out with respect to a Collaboration Product Manufactured by Organon or its Affiliated Subcontractor(s) for Development pursuant to Section 7.1.1.1, Lexicon shall enter into good faith negotiations with Organon, for a period of [**] following such request, with respect to the continued manufacture of such Lexicon Product by Organon or its Affiliated Subcontractor(s) for Development. In the event Lexicon and Organon or its Affiliated Subcontractor(s) do not enter into a definitive agreement with respect to such manufacturing activities within such [**] period, Lexicon will be free, at any time thereafter, to enter into negotiations and agreements with one or more Third Parties for the manufacture and supply of such Lexicon Product. Nothing in this Section 7.1.3.1 shall be deemed to affect the rights and obligations of the parties under Section 10.3.3.

                           7.1.3.2  Manufacture of Lexicon Products for
                  Commercialization. Within h [**] after the commencement of the first Phase 2 Clinical Trial with respect to any Lexicon Product which is manufactured for Development by Organon or its Affiliated Subcontractor(s) pursuant to Section 7.1.3.1, Lexicon shall offer to Organon the opportunity to manufacture such Lexicon Product for commercialization. If requested by Organon within [**] of such offer, Lexicon shall enter into good faith negotiations with Organon, for a period of [**] following such request, with respect to the continued manufacture of such Lexicon Product by Organon or its Affiliated Subcontractor(s) for commercialization. In the event Lexicon and Organon or its Affiliated Subcontractor(s) do not enter into a definitive agreement with respect to such manufacturing activities within such [**] period, Lexicon will be free, at any time thereafter, to enter into negotiations and agreements with one or more Third Parties for the manufacture and supply of such Lexicon Product [**]. Nothing in this Section 7.1.3.2 shall be deemed to affect the rights and obligations of the parties under Section 10.3.3.

         7.2 Manufacturing Plans. With respect to all Collaboration Products that Organon or its Affiliated Subcontractor(s) Manufactures pursuant to this Article 7, Organon shall be responsible for implementing all aspects of Manufacturing necessary for Development under the direction and oversight of the Joint Management Committee, as set forth in Section 3.4, and in accordance with a manufacturing plan for the applicable Collaboration Product(s) in the Collaboration Field proposed by Organon and subject to review and approval by the Joint Management Committee, which manufacturing plan shall describe the specific Manufacturing activities to be undertaken by Organon, shall include a general description of the personnel and other resources to be used in the implementation thereof and shall set forth a unanimously agreed budget for such activities (each, as may be modified or amended and approved from time to time in accordance with this Agreement, a "Manufacturing Plan").

         7.3 Orders; Forecasts for Clinical Requirements. If Organon or its Affiliated Subcontractor(s) is the designated manufacturer for a particular Collaboration Product as provided in Section 7.1.1, the party primarily responsible for running a particular clinical trial hereunder will be responsible for generating periodic [**] forecasts of the anticipated requirements for such Collaboration Product that is the subject of such trial and updates of such forecast not less than [**] thereafter, such forecasts and updates to be promptly provided to Organon or its Affiliated Subcontractor. Not less than [**] prior to the required delivery of a specified quantity of Collaboration Product for such purposes, the Joint Development Committee shall meet and agree on a demand order for the Collaboration Product so required; provided, that if the total amount of any demand order for delivery in any [**] period exceeds [**] of the most recent forecast for such period, Organon shall use Diligent Efforts, but shall have no obligation, to deliver the quantities in excess of [**] of the estimated amount for such period. Organon shall ship the Collaboration Product to the facility or facilities designated by the party with responsibility for distribution of clinical requirements of the Collaboration Product at the times set forth in the relevant demand order. For clarity, this paragraph shall not apply in the event that Organon or its Affiliated Subcontractor is not the designated manufacturer for such Collaboration Product.

         7.4 Certain Covenants. Organon and its Affiliated Subcontractor(s) agree and covenant that, in the event that it Manufactures a Collaboration Product pursuant to Section 7.1.1, it will (a) use Diligent Efforts to avoid shortfalls of supply based on the forecasts provided to it in accordance with
Section 7.3,


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

shall promptly notify the parties in the event it becomes aware of any probable shortfall and shall use Diligent Efforts to remedy any shortfall of supply as soon as practicable; (b) be responsible for Manufacturing, filling, packaging and warehousing of the Collaboration Product in conformity with applicable cGMP Requirements [**], and in accordance, in all material respects, with all other applicable Law; (c) maintain or cause to be maintained all records necessary and appropriate to demonstrate compliance with applicable cGMP Requirements and the applicable Specifications; and (d) grant Lexicon the right, on reasonable advance notice and during normal business hours during the term of this Agreement, to have its personnel or representatives with quality control or quality assurance responsibilities inspect and audit the facilities and operations directly related to the Manufacture and supply of the Collaboration Product in order to confirm compliance with the covenants contained in this
Section 7.4; provided that the foregoing inspection and audit right shall be limited to [**] and [**] per visit; and provided, further, that such personnel or representatives shall be subject to Organon's prior approval, such approval not to be unreasonably withheld.

         7.5 Third Party Licenses. Notwithstanding anything herein to the contrary but subject to the requirement of unanimously agreed budgets set forth in Section 7.2, in the event that Organon or its Affiliated Subcontractor(s) Manufactures a Collaboration Product, Organon shall be responsible for the licensing of technologies or patents owned or controlled by Third Parties that are required or beneficial for the Manufacturing of such Collaboration Product. For the avoidance of doubt, no such technologies or patents shall be used by Organon in the Development or Manufacturing of any Product unless the Joint Management Committee has agreed and consented to the financial implications of such use.

                          ARTICLE 8. COMMERCIALIZATION

         8.1 General. Subject to the provisions of this Article 8, the Joint Management Committee shall consider all commercially reasonable arrangements for the commercialization of Collaboration Products, including proposals from one or both of the parties and proposals from one or more Third Parties.

         8.2 Commercialization by the Parties or Their Affiliates. In the event the Joint Management Committee determines that a particular Collaboration Product should be commercialized entirely by or through one or more of the parties or their respective Affiliates throughout the Territory or in one or more particular countries or regions, then subject to the parties' entry, in their respective sole discretion, into a definitive agreement with respect thereto with the applicable party, parties or Affiliate(s):

                  (a) the parties shall grant to each such applicable party, parties or Affiliate(s) appropriate rights and licenses under their respective rights in (i) the Lexicon Background Materials, the Lexicon Background Technology, the Organon Background Materials and the Organon Background Technology, including, without limitation, any Patent Rights Controlled by either party Covering the foregoing, and
         (ii) the Program Intellectual Property, in each case to Develop, make, have made, import, use, have used, offer for sale, sell and have sold Collaboration Products in the Collaboration Field throughout the Territory or in such country, countries or region(s), as applicable; and

                  (b) each party shall take, or cause to be taken, all actions reasonably necessary to consummate and make effective any such agreement with such party, parties or Affiliate(s).

         8.3 Commercialization by Joint Marketing/Development Collaborators. In the event the Joint Management Committee determines that a particular Collaboration Product should be commercialized entirely by or through one or more Third Parties (each, a "Joint Marketing/Development Collaborator") throughout the Territory or in one or more particular countries or regions, then subject to the parties'


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

entry, in their respective sole discretion, into a definitive agreement with respect thereto with the applicable Joint Marketing/Development Collaborator(s):

                  (a) the parties shall grant to each such Joint Marketing/Development Collaborator(s) appropriate rights and licenses under their respective rights in (i) the Lexicon Background Materials, the Lexicon Background Technology, the Organon Background Materials and the Organon Background Technology, including, without limitation, any Patent Rights Controlled by either party Covering the foregoing, and
         (ii) the Program Intellectual Property, in each case to Develop, make, have made, import, use, have used, offer for sale, sell and have sold Collaboration Products in the Collaboration Field throughout the Territory or in such country, countries or region(s), as applicable; and

                  (b) each party shall take, or cause to be taken, all actions reasonably necessary to consummate and make effective any such agreement with such Joint Marketing/Development Collaborator.

         8.4 Option to Co-Commercialize Collaboration Products. In the event that, within [**], there remain one or more countries with respect to which the parties have not entered into a definitive agreement pursuant to
Section 8.2 or 8.3 for the commercialization of a Collaboration Product in the Collaboration Field (or, if applicable, if the parties have not entered into a definitive agreement pursuant to Section 8.2 or 8.3 with respect to the commercialization of a Collaboration Product in the Collaboration Field in any country within the Territory), either party may provide the other party with written notice of its offer to enter into an agreement in the form attached hereto as Exhibit 8.4 for the joint commercialization of such Collaboration Product in the Collaboration Field in all countries within the Territory for which the parties have not entered a definitive agreement pursuant to Section
8.2 or 8.3. The other party shall have the right, within the period of [**] following such notice, to accept such offer and enter into such joint commercialization agreement. In the event the other party fails to accept such offer and enter into such joint commercialization agreement within such [**] period, such other party shall be deemed to have Opted Out with respect to such Collaboration Product pursuant to Section 10.1.1 or 10.1.2, as applicable.

         8.5 Notice of Adverse Reactions. Each party shall advise the other as promptly as reasonably practical by facsimile or overnight delivery service addressed to the attention of its Vice President, Regulatory Affairs (or equivalent), of any Adverse Drug Reaction that has been brought to that party's attention.

         8.6 Product Recall. In the event that either party determines that an event, incident or circumstance has occurred that may result in the need for a recall or other removal of any Collaboration Product, or any lot or lots thereof, from a market in any Region, it shall advise and consult with the other party with respect thereto. The owner of the relevant Regulatory Approval (or proposed Regulatory Approval), determined in accordance with Section 6.4, shall make the final determination to recall or otherwise remove the Collaboration Product or any lot or lots thereof from the market.

                          ARTICLE 9. GRANTS OF RIGHTS

         9.1      Grants of Research Licenses.

                  9.1.1 By Lexicon. Subject to the terms of this Agreement and any applicable [**], during the Collaboration Term, Lexicon hereby grants to Organon and its Affiliates, within the Territory, (a) a non-exclusive right and license (without any right to sublicense, except as set forth below) under Lexicon's rights in the Lexicon Background Materials and the Lexicon

         Background Technology, including, without limitation, any Patent Rights Controlled by Lexicon Covering the foregoing, and (b) a co-exclusive right and license (without any right to sublicense, except as set forth below) under Lexicon's rights in the Program Intellectual Property, in each case to (i) generate Antibodies, Antisense Compounds and Proteins relating to Program Targets that have not become Lexicon Opt-out Targets and (ii) identify, characterize, select, optimize and research Program Antibodies, Program Antisense Compounds and Program Proteins relating to such Program Targets prior to their designation as Collaboration Products, in each case in the conduct of the Collaboration. Such right and license shall include the right to grant sublicenses to Affiliates of Organon and to Third Parties that are approved by the Joint Management Committee.

                  9.1.2 By Organon. Subject to the terms of this Agreement and any applicable [**], during the Collaboration Term, Organon hereby grants to Lexicon and its Affiliates, within the Territory, (a) a non-exclusive right and license (without any right to sublicense, except as set forth below) under Organon's rights in the Organon Background Materials and the Organon Background Technology, including, without limitation, any Patent Rights Controlled by Organon Covering the foregoing, and (b) a co-exclusive right and license (without any right to sublicense, except as set forth below) under Organon's rights in the Program Intellectual Property, in each case to (i) generate Antibodies, Antisense Compounds and Proteins relating to Program Targets that have not become Organon Opt-out Targets and (ii) identify, characterize, select, optimize and research Program Antibodies, Program Antisense Compounds and Program Proteins relating to such Program Targets prior to their designation as Collaboration Products, in each case in the conduct of the Collaboration. Such right and license shall include the right to grant sublicenses to Affiliates of Lexicon and to Third Parties that are approved by the Joint Management Committee.

                  9.1.3 Restrictions on Clinical Development of Collaboration Products. Neither party nor their respective Affiliates shall administer to humans any Program Antibody, Program Antisense Compound, Program Protein or Collaboration Product or Opt-out Product that incorporates or is derived from any Program Antibody, Program Antisense Compound or Program Protein, unless and until (and then only to the extent that) such party has received a license under Section 9.2 for the clinical Development of such Collaboration Product, Opt-out Product, Program Antibody, Program Antisense Compound or Program Protein.

         9.2      Grants of Development and Commercialization Licenses.

                  9.2.1    By Lexicon.

                           9.2.1.1 Development of Collaboration Products in Collaboration Field. Subject to the terms of this Agreement and any applicable [**], Lexicon hereby grants to Organon and its Affiliates, within the Territory, a co-exclusive right and license, with the limited right to sublicense (as set forth below), under Lexicon's rights in (a) the Lexicon Background Materials and the Lexicon Background Technology, including, without limitation, any Patent Rights Controlled by Lexicon Covering the foregoing, and (b) the Program Intellectual Property, in each case to Develop Collaboration Products in the Collaboration Field, including rights to make, have made, import, use, or have used any Collaboration Products in the Collaboration Field solely for purposes of such Development. Such right and license shall include the right to grant sublicenses to Affiliates of Organon and to Third Parties that are approved by the Joint Management Committee.


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

                           9.2.1.2 Development and Commercialization of Organon Products in Collaboration Field. Subject to the terms of this Agreement and any applicable [**], Lexicon hereby grants to Organon and its Affiliates, within the Territory, an exclusive right and license, with the right to sublicense, under Lexicon's rights in (a) the Lexicon Background Materials and the Lexicon Background Technology, including, without limitation, any Patent Rights Controlled by Lexicon Covering the foregoing, and (b) the Program Intellectual Property to Develop, make, have made, import, use, have used, offer for sale, sell and have sold Organon Products (and, except for Collaboration Products relating to the same Program Target as to which Lexicon has not Opted Out, any Program Antibodies, Program Antisense Compounds and Program Proteins relating to the foregoing) in the Collaboration Field. Any such sublicense shall be set forth in a written agreement containing confidentiality, non-use, ownership of intellectual property and audit provisions consistent with and no less restrictive than those contained herein, shall be subject and subordinate to the terms and conditions of this Agreement, and shall obligate the (sub)licensee to make the royalty payments required hereunder; provided that Organon shall remain responsible for all payments due to Lexicon hereunder. Organon shall provide Lexicon with a copy of each sublicense agreement promptly after executing the same; provided, however, that subject to the exceptions set forth in Section 1.23, each such sublicense agreement shall be Confidential Information of Organon.

                  9.2.2    By Organon.

                           9.2.2.1 Development of Collaboration Products in Collaboration Field. Subject to the terms of this Agreement and any applicable [**], Organon hereby grants to Lexicon and its Affiliates, within the Territory, a co-exclusive right and license, with the limited right to sublicense (as set forth below), under Organon's rights in (a) the Organon Background Materials and the Organon Background Technology, including, without limitation, any Patent Rights Controlled by Organon Covering the foregoing, and (b) the Program Intellectual Property, in each case to Develop Collaboration Products in the Collaboration Field, including rights to make, have made, import, use, or have used any Collaboration Products in the Collaboration Field solely for purposes of such Development. Such right and license shall include the right to grant sublicenses to Affiliates of Lexicon and to Third Parties that are approved by the Joint Management Committee.

                           9.2.2.2 Development and Commercialization of Lexicon Products in Collaboration Field. Subject to the terms of this Agreement and any applicable [**], Organon hereby grants to Lexicon and its Affiliates, within the Territory, an exclusive right and license, with the right to sublicense, under Organon's rights in (a) the Organon Background Materials and the Organon Background Technology, including, without limitation, any Patent Rights Controlled by Organon Covering the foregoing, and (b) the Program Intellectual Property to Develop, make, have made, import, use, have used, offer for sale, sell and have sold Lexicon Products (and, except for Collaboration Products relating to the same Program Target as to which Organon has not Opted Out, any Program Antibodies, Program Antisense Compounds and Program Proteins relating to the foregoing) in the Collaboration Field. Any such sublicense shall be set forth in a written agreement containing confidentiality, non-use, ownership of intellectual property and audit provisions consistent with and no less restrictive than those contained herein, shall be subject and subordinate to the terms and conditions of this Agreement, and shall obligate the (sub)licensee to make the royalty payments required hereunder; provided that Lexicon shall remain responsible for all payments due to Organon hereunder. Lexicon


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

                  shall provide Organon with a copy of each sublicense agreement promptly after executing the same; provided, however, that subject to the exceptions set forth in Section 1.23, each such sublicense agreement shall be Confidential Information of Lexicon.

                  9.2.3 Restrictions on Commercialization of Collaboration Products. Neither party nor their respective Affiliates (a) shall make, have made, import, use, or have used any Collaboration Products in the Collaboration Field for any purpose other than Development or (b) shall offer for sale, sell or have sold Collaboration Products in the Collaboration Field, unless and until (and then only to the extent that) such party has received a license in accordance with Section 8.2 or 8.4 for the commercialization of such Collaboration Product.

         9.3      Small Molecule Research and Development.

                  9.3.1 Option to Collaborate in Oncology/Immunology Field. Subject to the terms of this Agreement and any applicable [**], in the event that either party believes that (a) [**] and (b) [**], such party may, at any time during the Target Function Discovery Program Term before Opting Out with respect to such Program Target, notify the other party of its desire to enter into a collaboration for the research, development and commercialization of Small Molecule Compounds modulating such Program Target in the Oncology/Immunology Field. Promptly following such notice, Organon and Lexicon shall enter into a definitive agreement for the research, development and commercialization of Small Molecule Compounds modulating such Program Target in the Oncology/Immunology Field on substantially the same terms applicable to the research, development and commercialization of Collaboration Products under this Agreement. In such case, any Small Molecule Compound selected for Development in accordance with the terms of such definitive agreement that is not a Back-up Product under the terms of such definitive agreement shall be deemed to be a Collaboration Product for purposes of Sections 11.3 and 11.4 if (y) [**] or (z) [**].

                  9.3.2 Option to Collaborate Outside the Oncology/Immunology Field. Subject to the terms of this Agreement, any applicable [**], in the event that either party believes that (a) [**] and (b) [**], such party may, at any time during the Target Function Discovery Program Term before Opting Out with respect to such Program Target, notify the other party of its desire to enter into a collaboration for the research, development and commercialization of Small Molecule Compounds modulating such Program Target in the Collaboration Field outside the Oncology/Immunology Field. Promptly following such notice, Organon and Lexicon shall enter into a definitive agreement for the research, development and commercialization of Small Molecule Compounds modulating such Program Target in the Collaboration Field outside the Oncology/Immunology Field on substantially the same terms applicable to the research, development and commercialization of Collaboration Products under this Agreement. In such case, any Small Molecule Compound selected for Development in accordance with the terms of such definitive agreement that is not a Back-up Product under the terms of such definitive agreement shall be deemed to be a Collaboration Product for purposes of Sections 11.3 and 11.4 if (y) [**] or (z) [**]. Nothing herein shall obligate Lexicon to provide any notice to or enter into any agreement with Organon under this Section 9.3.2 with respect to a collaboration for the research, development and commercialization of Small Molecule Compounds modulating a Program Target in the Collaboration Field outside the Oncology/Immunology Field in the event Lexicon has any obligations to a Third Party with respect thereto at the time it proposes to commence such activities.

                  9.3.3    Organon License to Lexicon Outside the
         Oncology/Immunology Field. In the event that any applicable [**] that either party believes that (a) [**] and (b) [**] would preclude


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

         Lexicon from entering into a collaboration for the research, development and commercialization of Small Molecule Compounds modulating such Program Target in the Collaboration Field outside the Oncology/Immunology Field pursuant to Section 9.3.2, or if Organon elects not to enter into a definitive agreement with respect thereto, then Organon shall grant to Lexicon and its Affiliates, within the Territory, an exclusive right and license, with the right to sublicense, under Organon's rights in Program Intellectual Property, if any, Covering the research, development or commercialization of Small Molecule Compounds modulating such Program Target, to research, develop, make, have made, import, use, have used, offer for sale, sell and have sold Small Molecule Compounds that modulate such Program Target in all fields of use other than the Oncology/Immunology Field. Nothing in this Section 9.3.3 shall be deemed to grant Lexicon or its Affiliates any right or license under any Patent Rights or other intellectual property rights Controlled by Organon in or to (a) any inventions, information, methods, know-how, trade secrets or data relating to Small Molecule Compounds developed in collaboration with Lexicon in accordance with Section 9.3.1 or 9.3.2 or (b) any other inventions, information, methods, know-how, trade secrets or data other than Program Intellectual Property.

         9.4 Right of First Negotiation for Development and Commercialization of Collaboration Products and Opt-out Products in the Veterinary Field. Prior to commencing development or commercialization of any Collaboration Product or Opt-out Product in the Veterinary Field or granting any license or otherwise transferring any rights to any Third Party with respect thereto, the Joint Management Committee (or the Continuing Party, in the case of an Opt-out Product) shall first offer to Intervet (or its designated Affiliate) the opportunity to develop and commercialize such Collaboration Product or Opt-out Product in the Veterinary Field. If requested by Intervet within [**] of such offer, the Joint Management Committee (or the Continuing Party, in the case of an Opt-out Product) shall enter into good faith negotiations with Intervet, for a period of [**] following such request, with respect to such an agreement for the development and commercialization of such Collaboration Product or Opt-out Product in the Veterinary Field. In the event Lexicon and Organon (or the Continuing Party, in the case of an Opt-out Product) and Intervet do not enter into a definitive agreement with respect to such an agreement within such [**] period, the Joint Management Committee (or the Continuing Party, in the case of an Opt-out Product) will be free, at any time thereafter, to enter into negotiations and agreements with one or more Third Parties for the development or commercialization of such Collaboration Product or Opt-out Product in the Veterinary Field [**]. All license fees, royalties, milestone payments and other income or items of value received from Intervet, its Affiliates or a Third Party with respect to Collaboration Products shall be considered Joint Marketing/Developer Collaboration Revenues under this Agreement.

         9.5 No Grant of Other Technology or Patent Rights. Except as otherwise expressly provided in this Agreement, under no circumstances shall a party hereto, as a result of this Agreement, obtain any ownership interest in or other right to any technology, know-how, patents, patent applications, gene or genomic sequence data or information, products, or biological materials of the other party, including items owned, controlled or developed by, or licensed to, the other party, or transferred by the other party to said party, at any time pursuant to this Agreement.

                         ARTICLE 10. OPT-OUT PROVISIONS

         10.1     Opt Out of Program Targets and Collaboration Products.

                  10.1.1 Right to Opt Out. Either party (the "Opt-out Party") may decline to participate in ("Opt Out" of) any further (a) Biotherapeutics Research with respect to a Program Target, on a Program Target-by-Program Target basis, or (b) Development of a Collaboration Product, on a Collaboration Product-by-Collaboration Product basis, by providing [**] prior written notice to the other party (the "Continuing Party") specifying the relevant provision below under which


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

         such Opt-out Party is making such Opt Out election and, as applicable, the Program Target(s) and Collaboration Product(s) as to which such Opt Out election relates.

                           10.1.1.1 Opt Out of All Biotherapeutics Research, Development and Commercialization Relating to a Program Target. The Opt-out Party may elect to Opt Out of all further Biotherapeutics Research and Development associated with a Program Target and related Collaboration Products, Program Antibodies, Program Antisense Compounds and Program Proteins. In such event, following the end of the [**] notice period specified above, such Program Target and any related Collaboration Products shall become an Opt-out Target and Opt-out Product(s), respectively, and the Continuing Party shall have exclusive (even as to the Opt-out Party) licenses under Section 9.2 with respect to such Program Target and all Opt-out Products, Program Antibodies, Program Antisense Compounds and Program Proteins relating thereto.

                           10.1.1.2 Opt Out of Biotherapeutics Research and Development of Follow-on Collaboration Products. The Opt-out Party may elect to continue to participate in the Development of Collaboration Product(s) that are at a more advanced stage of Development or that have been commercialized, while Opting Out of all further Biotherapeutics Research, Development associated with a Program Target and related Collaboration Products, Program Antibodies, Program Antisense Compounds and Program Proteins at an earlier stage of Development. In such event, following the end of the [**] notice period specified above, the Continuing Party shall have exclusive (even as to the Opt-out Party) licenses under Section 9.2 with respect to such Program Target and all Collaboration Products, Program Antibodies, Program Antisense Compounds and Program Proteins relating thereto other than the Collaboration Product(s) for which the Opt-out Party continues to participate.

                  10.1.2 Deemed Opt Out. In the event that a party desires to proceed with (a)(i) Biotherapeutics Research with respect to a Program Target or (ii) designation as a Collaboration Product and the commencement of Development of a Program Antibody, Program Antisense Compound or Program Protein with respect to a Program Target, in each case for which no material Biotherapeutics Research activity has been authorized by the Joint Management Committee (in a Biotherapeutics Research Plan or otherwise) for a period of [**] and for which no Collaboration Product is then in active Development, or (b) Development of a Collaboration Product (i) for which no material Development activity has been authorized by the Joint Management Committee (in a Development Plan or otherwise) for a period of [**] and (ii) relating to a Program Target for which no material Biotherapeutics Research activity has been authorized by the Joint Management Committee (in a Biotherapeutics Research Plan or otherwise) for a period of [**] and for which no other Collaboration Product is then in active Development, such party may request that the Joint Management Committee authorize such Biotherapeutics Research, designation as a Collaboration Product and the commencement of Development of such Program Antibody, Program Antisense Compound or Program Protein, or Development of such Collaboration Product, as applicable. In the event the Joint Management Committee fails to approve such request within [**] (otherwise than as a result of the requesting party's failure to vote in favor of authorizing such activities), then, effective upon such failure, the other party shall be deemed to have Opted Out of such Program Target and related Opt-out Products, Program Antibodies, Program Antisense Compounds and Program Proteins with the same effect as if such other party had Opted Out under Section 10.1.1.1.

         10.2 Opt-out Party Noncompetition Covenant. For a period of [**] from the date the Opt-out Party gives the Continuing Party a written notice under Section 10.1.1 (or, if applicable, is deemed to have Opted Out under Section 10.1.2), such Opt-out Party and its Affiliates shall not research, develop or commercialize (a) any Program Antibody, Program Antisense Compound or other Antibody or Antisense Compound acting through such Opt-out Target or (b) any Program Protein or other Protein encoded by such Opt-out Targets, except for the specific Collaboration Product(s), if any, for which the Opt-out Party retains Development or commercialization rights and obligations hereunder. For clarity, the expiration of such Opt-out Party's obligations under this Section 10.2 shall not be deemed to grant any right or license to such Opt-out Party.

         10.3     Certain Effects of Opting Out.

                  10.3.1 Opt-out Targets Generally. Following the expiration of the [**] notice period specified in Section 10.1.1 with respect to any Opt-out Target (or, if applicable, of the [**] request period under Section 10.1.2), (a) the Biotherapeutics Research of such Opt-out Target shall no longer be carried out jointly by the parties or as part of the Collaboration; (b) the Party that has Opted Out shall have no rights to develop or commercialize, or to participate in Operating Profits from the commercialization of, any Antibodies or Antisense Compounds that act through or Proteins that are encoded by such Opt-out Target; and (c) the Continuing Party shall be free to conduct research activities relating to such Opt-out Target and develop and commercialize any Antibodies or Antisense Compounds that act through or Proteins that are encoded by such Opt-out Target, either alone or with one or more Third Parties. For clarity, the research activities with respect to any Opt-out Target shall not be subject to the oversight or direction of the Committees and shall not be the subject of any Biotherapeutics Research Plans.

                  10.3.2 Opt-out Products Generally. Following the expiration of the [**] notice period specified in Section 10.1.1 with respect to any Opt-out Product (or, if applicable, of the [**] request period under Section 10.1.2), (a) the Development and commercialization of such Opt-out Product shall no longer be carried out jointly by the parties or as part of the Collaboration; (b) the Party that has Opted Out shall have no rights to develop or commercialize, or to participate in Net Sales (except as provided in Section 11.5) from the commercialization of such Opt-out Product and shall not bear any of the costs related to commercialization of such Opt-out Product; and (c) the Continuing Party shall be free to develop and commercialize such Opt-out Product, either alone or with one or more Third Parties. For clarity, the development and commercialization of any Opt-out Product shall not be subject to the oversight or direction of the Committees and shall not be the subject of any Development Plans or plans relating to commercialization.

                  10.3.3 Manufacturing Obligation. Subject to the other provisions of this Agreement regarding expiration and termination, in the event Organon Opts Out as to a particular Collaboration Product and, at the time of such Opt-Out Organon or its Affiliated Subcontractor(s) is manufacturing such Collaboration Product pursuant to Article 7, at Lexicon's election, the manufacture and supply provisions of Article 7 shall nonetheless apply to such Collaboration Product for a period of (a) [**] following such Opt Out in the event Organon Opts Out prior to [**] and (b) [**] following such Opt Out in the event Organon Opts Out after [**].

                  10.3.4 Regulatory Matters. Following an Opt Out, the Continuing Party shall own all INDs, BLAs and other regulatory filings and submissions with respect to the relevant Opt-out Product(s) and all Regulatory Approvals with respect thereto. To the extent any such regulatory filings or submissions or Regulatory Approvals are held by the Opt-out Party, the Opt-out Party shall use Diligent Efforts to effect the assignment and transfer thereof to the Continuing Party. Notwithstanding any Opt Out, The Continuing Party and the Opt-out Party shall have the same obligations under Sections 8.5 and 8.6 with respect to an Opt-out Product as with respect to a Collaboration Product.

                  10.3.5   Diligence Obligations with Respect to Opt-out
         Products.

                           10.3.5.1 Diligent Efforts. Each Continuing Party shall use Diligent Efforts to actively Develop and obtain Regulatory Approval for at least one Opt-out Product acting through an Opt-out Target, and following such Regulatory Approval to maximize Net Sales of such Opt-out Product.

                           10.3.5.2 Effect of Failure to Satisfy Diligence Obligations.

                                    (a)      With respect to each Opt-out Target
                           for which the Continuing Party fails to timely satisfy its diligence obligations under Section
                           10.3.5.1 above, at the option of the Opt-out Party as its sole and exclusive remedy therefor, subject to Sections 3.8.2 and 17.7 hereof, (i) the commercial licenses granted under Section 9.2 with respect to Opt-out Products acting through such Opt-out Target shall terminate, (ii) the Continuing Party shall deliver to the other party copies of all data, information, registrations and applications therefor relating to Opt-out Products acting through such Opt-out Target, and (iii) the Opt-out Party shall have the right, within the period of [**] following the Continuing Party's delivery of such copies, to obtain a commercial license under Section 9.2 for such Opt-out Products by delivering written notice thereof to the Continuing Party (in which case the Opt-out Party exercising such right shall become the Continuing Party with respect to such Opt-out Product).

                                    (b)      With respect to each Opt-out
                           Product for which a party exercises its right, under
                           Section 10.3.5.2(a), to obtain a commercial license regarding such Opt-out Product, the other party promptly shall deliver to such party all materials and copies of all data and information, and shall assign and transfer to such party all regulatory filings and submissions and Regulatory Approvals relating to such Opt-out Product.

                          ARTICLE 11. FINANCIAL TERMS

         11.1 Up-Front Payment. Organon shall pay Lexicon an upfront access fee of twenty-two million five hundred thousand dollars (U.S. $22,500,000), which access fee shall be invoiced within [**] of the Effective Date and due and payable in accordance with Section 11.11. For clarity, the upfront access fee paid by Organon under this Section 11.1 shall not be considered part of, or included in the calculation of Organon's Allowable Costs.

         11.2 Research Funding During the Target Function Discovery Program Term. During the Target Function Discovery Program Term, Organon and/or Lexicon shall fund its proportion of the net Allowable Costs incurred by the other party in excess of the Cost Sharing Ratio as follows:

                  (a) Organon shall make annual research payments to Lexicon of [**] for each of the first two (2) years of the Target Function Discovery Program Term. To the extent those payments exceed Organon's proportionate share of overall Allowable Costs based on the Cost Sharing Ratio, such payments will be credited against payments to be made by Organon after the second year in accordance with Section 11.6.1.4; and

                  (b) Subject to Section 11.6.1, Organon or Lexicon shall make annual research payments to the other party in the final two (2) years of the Target Function Discovery Program Term in an amount equal to such party's proportionate share of the net Allowable Costs to be incurred by the other party in excess of the Cost Sharing Ratio during such year in accordance with the annual budget agreed upon by the Joint Management Committee prior to the start of such year.

Notwithstanding the foregoing, the amounts payable by Organon to Lexicon under this Section 11.2 shall not exceed an aggregate of fifty million dollars (U.S. $50,000,000) for Allowable Costs incurred during the Target Function Discovery Program Term, unless expressly authorized by the Joint Management Committee. The annual research payments for each such year shall be payable in [**] installments, which installments shall be invoiced within [**] of the start of each [**] and due and payable in accordance with Section 11.11. Such amounts shall be reconciled in accordance with Section 11.6.1 on a quarterly basis with actual Allowable Costs incurred by the parties.

         11.3 Research Program Milestone Payments. Organon shall pay Lexicon a milestone payment of [**] for each Collaboration Product in excess of five (5) designated by the Joint Management Committee during the Collaboration Term; provided that Back-up Products for previously-designated Collaboration Products shall be excluded from such number. Each such milestone payment shall be invoiced within [**] following the designation by the Joint Management Committee of the applicable Collaboration Product and shall be due and payable in accordance with Section 11.11. For clarity, milestone payment(s) made by Organon under this Section 11.3 shall not be considered part of, or included in the calculation of, Organon's Allowable Costs.

         11.4 Collaboration Revenue and Cost Sharing. All revenue from Collaboration Products, Joint Marketing/Development Collaborator Revenue and Allowable Costs shall be shared in accordance with the applicable Cost Sharing Ratio. In the event that (a) fewer than five (5) Collaboration Products in total have been designated over the course of the Collaboration Term (including, in such number, Collaboration Products that have become Opt-out Products but excluding Back-up Products) and (b) Organon has Opted Out with respect to all Program Targets other than those for which Collaboration Products have been designated, then, effective upon Organon's Opt Out with respect to the last such Program Target, the Cost Sharing Ratio shall be adjusted [**] as follows: (i) in the event that four (4) such Collaboration Products in total have been designated over the course of the Collaboration Term (including, in such number, Collaboration Products that have become Opt-out Products but excluding Back-up Products), the Cost Sharing Ratio shall be adjusted to be, with respect to Lexicon, [**], and with respect to Organon, [**]; (ii) in the event that three
(3) such Collaboration Products in total have been designated over the course of the Collaboration Term (including, in such number, Collaboration Products that have become Opt-out Products but excluding Back-up Products), the Cost Sharing Ratio shall be adjusted to be, with respect to Lexicon, [**], and with respect to Organon, [**]; (iii) in the event that two (2) Collaboration Products in total have been designated over the course of the Collaboration Term (including, in such number, Collaboration Products that have become Opt-out Products but excluding Back-up Products), the Cost Sharing Ratio shall be adjusted to be, with respect to Lexicon, [**], and with respect to Organon, [**]; and (iv) in the event that one (1) Collaboration Product in total has been designated over the course of the Collaboration Term (including, in such number, Collaboration Products that have become Opt-out Products but excluding Back-up Products), the Cost Sharing Ratio shall be adjusted to be, with respect to Lexicon, [**], and with respect to Organon, [**]. Notwithstanding the foregoing, no adjustment shall be made with respect to any Collaboration Product for which a Phase 2b Clinical Trial shall have commenced prior to the time such adjustment would otherwise have been made. In such event, the Cost Sharing Ratio applicable to Collaboration Product(s) for which no Phase 2b Clinical Trial shall have commenced shall be adjusted as set forth above, but the Cost Sharing Ratio applicable to Collaboration Product(s) for which a Phase 2b Clinical Trial shall have commenced shall remain unchanged from that in effect immediately prior to such adjustment. Notwithstanding the foregoing, in the event that Lexicon has not [**], then the previous two sentences shall not apply until such time as [**].

         11.5 Royalties Payable with Respect to Opt-out Products in the Collaboration Field.

                  11.5.1 Royalty Rates for Opt-out Products. The Continuing Party shall pay royalties on Net Sales of Opt-out Products in the Collaboration Field at the rates specified below:

                DEVELOPMENT STATUS OF OPT-OUT PRODUCT AT THE TIME OF OPT-OUT NOTICE     ROYALTY RATE
                -------------------------------------------------------------------     ------------
                No IND Filed                                                                 [**]%
                IND filed, but no Phase 2 Clinical Trial commenced                           [**]%
                Phase 2 Clinical Trial commenced but no Phase 3 Clinical Trial
                 commenced                                                                   [**]%
                Phase 3 Clinical Trial commenced but no Regulatory Approval
                 in a Major Market                                                           [**]%
                Regulatory Approval in a Major Market                                        [**]%

[**]. For the avoidance of doubt, no royalties shall be payable under this
Section 11.5.1 with respect to Net Sales of Opt-out Products in countries within the Territory for which the parties share Joint Marketing/Development Collaborator Revenue pursuant to Section 11.4.

                  11.5.2 Royalty Term. Royalties shall be payable, on a product-by-product and country-by-country basis, on Net Sales of Opt-out Products in the Collaboration Field for the longer of (a) the term of any Patent Rights Controlled by a party with a Valid Claim Covering the composition of matter or therapeutic use of such Opt-out Product in such country or (b) [**] after the First Commercial Sale of such Opt-out Product in such country.

                  11.5.3   Royalty Reduction.

                           11.5.3.1  Third Party Patents. If a Continuing
                  Party, in its reasonable judgment, is required to obtain a license from any Third Party under any patent in order to import, manufacture, use or sell any Opt-Out Product, and if such party is required to pay to such Third Party a royalty under such license calculated on sales of such Opt-out Product and the infringement of such patent cannot reasonably be avoided by such party, or if such party is required by a court of competent jurisdiction to pay such a royalty to such a Third Party (and the infringement of such patent cannot reasonably be avoided by such party), then such party's obligation to pay royalties under Section 11.5.1 hereof shall be reduced by [**] of the amount of the royalty paid to such Third Party; provided however, that the royalties payable under Section 11.5.1 hereof shall not be reduced in any such event below [**] of the amounts set forth in Section 11.5.1. Such party shall use commercially reasonable efforts to minimize the amount of any of the foregoing payments owed by such party to a Third Party.

                           11.5.3.2 Generic Competition. In the event that (a) an Opt-Out Product is not Covered by any Valid Claim in a country providing marketing exclusivity with respect to such Opt-out Product in such country and (b) generic competition with respect to such Opt-out Product accounts for more than [**] of the market share of units sold in that country, the royalty rate with respect to such Opt-out Product (as set forth in Section 11.5.1 and adjusted, if applicable, in accordance with Section 11.5.3.1) shall be reduced by [**] in such country for so long as such conditions exist; provided however, that the royalties payable under Section 11.5.1 hereof shall not be reduced in any such event below [**] of the amounts set forth in Section 11.5.1. For purposes of the foregoing, "generic competition" with respect to such Opt-out Product refers to the marketing and sale of one or more Third Party products that (i) comprise the same Antibody, Antisense

                  Compound or Protein as such Opt-out Product or Collaboration Product and (ii) have been approved by the relevant Regulatory Authority for such country through an expedited process that relies in whole or in part on safety and efficacy data generated for such Opt-out Product.

         11.6 Allowable Cost, Joint Marketing/Development Collaborator Revenue and Royalty Reports.

                  11.6.1 Allowable Cost and Joint Marketing/Development Collaborator Revenue Reports.

                           11.6.1.1  Reports of Allowable Costs. During the
                  term of this Agreement, each party shall, within [**] after each [**], furnish to the other party a written [**] report showing in reasonable detail the Allowable Costs incurred by such party during such [**] in each of the categories specified in Section 1.5, on a Program Target-by-Program Target and Collaboration Product-by-Collaboration Product basis. [**]. Reports provided by either party with respect to all other activities will include, but not be limited to, a breakdown of FTE Costs by category of work, including the number of persons under each such category performing the work and the number of hours of work performed by each such person.

                           11.6.1.2 Reports of Joint Marketing/Development Collaborator Revenue. During the term of this Agreement, each party shall, within [**] after each [**], furnish to the other party a written [**] report showing in reasonable detail the Joint Marketing/Development Collaborator Revenue received by such party during such [**], on a Program Target-by-Program Target and Collaboration Product-by-Collaboration Product basis.

                           11.6.1.3 Lexicon Report of Net Payments Due. During the term of this Agreement, Lexicon shall, within [**] after each [**], furnish to Organon a written [**] report showing in reasonable detail:

                                    (a)      the Allowable Costs incurred by
                           Lexicon and Organon, respectively, and in total, during such Calendar Quarter in each of the categories specified in Section 1.5, on a Program Target-by-Program Target and Collaboration Product-by-Collaboration Product basis;

                                    (b)      the Joint Marketing/Development
                           Collaborator Revenue received by Lexicon and Organon, respectively, and in total, during such Calendar Quarter, if any; and

                                    (c)      the amount, if any, owed by one
                           party to the other party in reconciliation of the amounts set forth in subsections (a) and (b) above with the Cost Sharing Ratio.

                           11.6.1.4 Payment of Amounts Owed. Following receipt of the report delivered in accordance with Section 11.6.1.3(c), amounts shown as owed by one party shall be invoiced within [**] following the delivery of such report and shall be due and payable in accordance with Section 11.11. Notwithstanding the foregoing, during the Target Function Discovery Program Term, amounts, if any, owed by Lexicon to Organon shall not be invoiced or paid under this Section
                  11.6.1.4 but instead shall be carried over and credited against the amount of the next succeeding research payment(s) payable by Organon under Section 11.2(b).

                           11.6.1.5 Exchange Rates. Allowable Costs and Joint Marketing/Development Collaborator Revenue attributable to countries other than the United States shall be calculated in accordance with the standard exchange rate published in the Wall Street Journal (New York edition) and otherwise in accordance with conversion practices used by the reporting party for financial accounting purposes. The currency conversion system used by a party hereunder shall be subject to audit by the other party as described in Section 11.6.3 and, if not determined to be a system reflecting the fair market value of the currencies in question, shall be modified as necessary to effect currency conversion at fair market value.

                           11.6.1.6 Records. The parties shall each keep accurate books and accounts of record in connection with the Target Function Discovery Program, the Biotherapeutics Research Program and the Development, Manufacture and commercialization of Collaboration Products in a manner consistent with GAAP and in sufficient detail to permit accurate determination of all figures necessary for verification of Allowable Costs and Net Sales hereunder.

                  11.6.2   Royalty Reporting and Payment.

                           11.6.2.1 Royalty Reports. During the term of this Agreement following the First Commercial Sale of any Opt-out
                  Product (or, as applicable, of any Collaboration Product in the Veterinary Field), the Continuing Party (or, as applicable, Organon) shall, within [**] after each [**], furnish to the other party a written [**] report showing, on a product-by-product and country-by-country basis:

                                    (a)      the gross sales and Net Sales of
                           Opt-out Products (or, as applicable, of any Collaboration Product in the Veterinary Field) sold by such Continuing Party (or, as applicable, Organon), its (sub)licensees and their respective Affiliates during the reporting period and the calculation of Net Sales from such gross sales;

                                    (b)      the royalties payable in United
                           States dollars which shall have accrued hereunder in respect of such Net Sales;

                                    (c)      withholding taxes, if any, required
                           by law to be deducted in respect of such royalties;

                                    (d)      the dates of the First Commercial
                           Sales of Opt-out Products (or, as applicable, of Collaboration Product in the Veterinary Field) in any country during the reporting period; and

                                    (e)      the exchange rates used in
                           determining the amount of United States dollars payable hereunder.

                  Royalties payable on sales in countries other than the United States shall be calculated in accordance with the standard exchange rate conversion practices used by the Continuing Party (or, as applicable, Organon) for financial accounting purposes. If no royalty or payment is due for any royalty period hereunder, such party shall so report. Each party shall keep, and shall require its (sub)licensees to keep (all in accordance with generally accepted accounting principles, consistently applied), complete and accurate records in sufficient detail to properly reflect all gross sales and Net Sales and to enable the royalties payable hereunder to be determined. Each party shall include in each agreement with each applicable (sub)licensee a provision requiring such
                  (sub)licensee to make reports to such party, to keep and maintain records of sales made pursuant to such agreement and to grant access to such records by the other party's independent certified public accountant to the same extent required of a party under this Agreement.

                           11.6.2.2 Royalty Payment Terms. Royalty payments for each [**] shall be invoiced at the time the applicable report under Section 11.6.2.1 for such [**] shall be due and shall be payable in accordance with Section 11.11.

                  11.6.3 Audits. Upon the written request of a party, the other party shall permit an independent certified public accountant selected by the requesting party and acceptable to the other party, which acceptance shall not be unreasonably withheld, to have access, at reasonable times and during normal business hours, to such records of such other party as may be reasonably necessary to verify the accuracy of the reports described herein, in respect of any fiscal year ending not more than [**] prior to the date of such request. Each party shall use commercially reasonable efforts to schedule all such verifications within [**] after the requesting party makes its written request. All such verifications shall be conducted not more than [**]. The report of the requesting party's independent certified public accountant shall be made available to both parties. Subject to the other party's rights under Section 17.7, in the event requesting party's independent certified public accountant concludes that additional amounts were owed to the requesting party for such period, the additional amounts shall be paid by the other party within [**] of the date the requesting party delivers to the other party such independent certified public accountant's written report so concluding, unless such report contains manifest error. In the event requesting party's independent certified public accountant concludes that there was an overpayment to such party during such period, the overpayment shall be repaid by the requesting party within [**] of the date the requesting party received such independent certified public accountant's written report so concluding, unless such report contains manifest error. The fees charged by such independent certified public accountant shall be paid by the requesting party unless such audit discloses an underpayment or overpayment of more than [**] of the amount due under this Agreement for the period in question, in which case the party responsible for such underpayment or overpayment will bear the full cost of such audit. Each party agrees that all information subject to review under this Section 11.6.3 or under any agreement with a (sub)licensee of a party is confidential and that the party receiving such information shall cause its independent certified public accountant to retain all such information in confidence. The requesting party's independent certified public accountant shall only report to the requesting party as to the computation of Allowable Costs, Joint Marketing/Development Collaborator Revenue or royalties payable under this Agreement, and shall not disclose to the requesting party any other information of the other party or any (sub)licensee of a Continuing Party.

         11.7 Withholding Taxes. In the event that any royalties or other payments due to a party are subject to withholding tax required by law to be paid to the taxing authority of any foreign country, the amount of such tax may be withheld from the applicable royalties or other payment due such party. The party owing such payment shall promptly pay such tax on behalf of the party to which such payment is owed and shall furnish the party to which such payment is owed with a certificate of withholding tax so deducted for such party's avoidance of duplicate taxation in multiple countries. The party owing such payment may not deduct any other withholding or any other governmental charges from the payments agreed upon under this Agreement, except to the extent same are paid on behalf of, or for the benefit of, the party to which such payment is owed. The party owing such payment shall maintain official receipts of payment of any such withholding taxes and shall forward such receipts to the party to which such payment is owed.

         11.8 Blocked Currency. If by law, regulation, or fiscal policy of a particular country, conversion into United States dollars or transfer of funds of a convertible currency to the United States is restricted or forbidden, the party owing such payment shall give the party to which such payment is owed prompt written notice and shall make such payment due under this Article 11 through such means or methods as are lawful in such country as the party to which such payment is owed may reasonably designate. Failing the designation by the party to which such payment is owed of such lawful means or methods within [**]after such written notice is given to such party, the party owing such payment shall deposit such royalty payment in local currency to the credit of the party to which such payment is owed in a recognized banking institution designated by such party, or if none is designated by such party within the [**] period described above, in a recognized banking institution selected by the party owing such payment and identified in a written notice to other party, and such deposit shall fulfill all obligations of the party owing such payment to the other party with respect to such payment.

         11.9 Interest on Late Payments. A party to which payment is owed under this Agreement shall have the right to seek to collect interest on any payments that are not paid on or before [**] after the date such payments are due under this Agreement at a rate equal to [**], calculated on the total number of days payment is delinquent. The party to which interest is owed shall send a written notice to the delinquent party notifying it of any such delinquency; provided, that such party shall not be required to send more than two (2) such notices in any Contract Year and; provided, further, that the date of delivery of such notice shall not affect the calculation of the amount of interest owed hereunder.

         11.10 Manner of Payment. Except as provided in Section 11.8, payments to be made by one party to the other under this Agreement shall be payable in United States dollars and shall be paid by bank wire transfer in immediately available funds to such bank account in the state and country in which such principal office is located as is designated in writing by such party from time to time.

         11.11 Invoices. All amounts to be paid under this Agreement shall be due and payable within [**] after receipt by the party owing such payment of an invoice setting forth the amounts owed and the calculations for determining such amounts owed. Invoices shall be sent to the following addresses:

         For Lexicon:   Lexicon Genetics Incorporated
                        8800 Technology Forest Place
                        The Woodlands, Texas 77381
                        Attention: Accounts Payable


         For Organon:   N.V. Organon
                        Purchase Accounting (KA1041)
                        P.O. Box 20
                        5340 BH Oss
                        The Netherlands
                        Attention: Manager, Research Alliances

                        ARTICLE 12. INTELLECTUAL PROPERTY

         12.1 Ownership of Intellectual Property.

                  12.1.1 Ownership by Lexicon of the Lexicon Background Materials and Lexicon Background Technology. Subject to the rights and licenses granted under this Agreement, Lexicon (and its licensors, as applicable) shall own and retain all rights to the Lexicon Background Materials and Lexicon Background Technology.

                  12.1.2 Ownership by Organon of the Organon Background Materials and Organon Background Technology. Subject to the rights and licenses granted under this Agreement, Organon (and its licensors, as applicable) shall own and retain all rights to the Organon Background Materials and Organon Background Technology.

                  12.1.3 Ownership of Program Intellectual Property.

                           12.1.3.1 Inventorship. Inventorship for patentable
                  inventions and discoveries conceived or reduced to practice during the course of the performance of activities pursuant to this Agreement shall be determined in accordance with U.S. patent laws for determining inventorship. In the event of a dispute regarding inventorship, if the parties are unable to resolve such inventorship dispute, the Joint Management Committee shall establish a procedure to resolve such dispute, which may include engaging a Third Party patent attorney jointly selected by the parties to resolve such dispute, which resolution by such patent attorney shall be binding upon the parties.

                           12.1.3.2 Ownership of Program Technology and Program
                  Intellectual Property for Program Targets and Related Antibodies, Antisense Compounds and Proteins. Subject to the rights and licenses granted under this Agreement, the parties shall jointly own all Program Technology and Program Intellectual Property that directly relates to (a) a Program Target, (b) the utility of such Program Target, (c) the use of a Program Target to identify Antibodies or Antisense Compounds acting through such Program Target, and the use of such Antibodies or Antisense Compounds in the Collaboration Field or Veterinary Field, (d) the use of Protein(s) encoded by such Program Target in the Collaboration Field or Veterinary Field,
                  (e) Program Antibodies, (f) Program Antisense Compounds, (g) Program Proteins and (h) Collaboration Products, whether invented or discovered by employees, Affiliates, agents, independent contractors or consultants of Lexicon, Organon or both parties. In the event either party would otherwise be deemed to be the sole owner of any such invention, then such party shall assign to the other party an undivided joint interest in such invention.

                           12.1.3.3 Ownership of Other Program Technology and
                  Program Intellectual Property. Except as set forth in Section 12.1.3.2, title to all Program Technology and Program Intellectual Property shall be based upon the inventorship for such Program Technology and Program Intellectual Property. Except as set forth in Section 12.1.3.2, (a) Lexicon shall own Program Technology and Program Intellectual Property invented solely by employees, agents, consultants or contractors of Lexicon or a Lexicon Affiliate; (b) Organon shall own Program Technology and Program Intellectual Property invented solely by employees, agents, consultants or contractors of Organon or a Organon Affiliate; and (c) Lexicon and Organon shall jointly own Program Technology and Program Intellectual Property invented jointly by employees, agents, consultants or contractors of both Lexicon and Organon or Affiliates of Lexicon and Organon. Each party shall disclose to the other party promptly any inventions within the Program Technology and Program Intellectual Property made by such party's Affiliates, employees, agents or consultants.

         12.2 Prosecution and Maintenance of Program Patent Rights.

                  12.2.1 Primary Prosecution Rights. The responsibility for (a) preparing, filing and prosecuting patent applications (including, but not limited to, provisional, reissue, continuing, continuation, continuation-in-part, divisional, and substitute applications and any foreign counterparts thereof) Covering inventions within the Program Technology and Program Intellectual Property; (b) maintaining any Program Patent Rights; and (c) managing any interference or opposition or similar proceedings relating to the foregoing ((a) through (c), collectively, "Patent Prosecution") shall be the responsibility of Lexicon, unless otherwise determined by the Joint Management Committee. In making such determination, the Joint Management Committee shall consider, among other factors, the nature of the claimed subject matter, the relative contribution of each party to the claimed subject matter and the relatedness of the claimed subject matter to that in other patent applications being prosecuted by the parties. Notwithstanding the foregoing, all decisions related to (y) [**] or (z) [**], shall be the responsibility of the Joint Management Committee.

                  12.2.2 Secondary Prosecution Rights. If the prosecuting party elects not to continue pursuing Patent Prosecution for an invention within the Program Technology and Program Intellectual Property (and the other party has joint ownership of or a license under such Program Patent Rights pursuant to this Agreement), then the prosecuting party shall notify the other party in writing of such election at least [**] prior to the last available date for action to preserve such Program Patent Rights. If such other party elects to continue Patent Prosecution, it will not be liable to the other party in any way with respect to its handling of, or the results obtained from, such Patent Prosecution. The other party will provide the party taking over Patent Prosecution with such assistance and execute such documents as are necessary to continue or permit such Patent Prosecution.

                  12.2.3 Right of Review. The prosecuting party under Sections
         12.2.1 or 12.2.2 shall provide the other party with a reasonable opportunity to review and provide substantive input to material decisions relating to Patent Prosecution. The prosecuting party shall furnish to the other party copies of any substantive actions prepared for the U.S. Patent and Trademark Office or its foreign counterparts that may materially affect the Program Patent Rights being prosecuted or maintained reasonably in advance of the filing of such action in order to provide such party with a meaningful opportunity to comment thereon. Such action filed by the prosecuting party shall reflect any comments received from the other party that are received in a reasonably timely manner and are reasonably directed to maximizing the coverage of the claims of such Program Patent Rights being prosecuted or maintained.

                  12.2.4 Patent Prosecution Costs. All Patent Prosecution expenses, including attorneys' fees, incurred in the performance of Patent Prosecution under Section 12.2.1 or 12.2.2 shall be shared by the parties in accordance with the Cost Sharing Ratio.

                  12.2.5 Cooperation. Each party hereby agrees:

                           (a) to take all reasonable additional actions and
                  execute such agreements, instruments and documents as may be reasonably required to perfect the other's


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

                  ownership interest in accordance with the intent of this Agreement, including, without limitation, requiring inventors to make appropriate patent assignments;

                           (b) to make its employees, Affiliates, agents,
                  independent contractors and consultants reasonably available to the other party (or to the other party's authorized attorneys, agents or representatives), to the extent reasonably necessary to enable the prosecuting party to undertake Patent Prosecution;

                           (c) to provide the other party with copies of all
                  material correspondence with the U.S. Patent and Trademark Office or its foreign counterparts;

                           (d) to cooperate, if necessary and appropriate, with
                  the other party in gaining patent term extensions wherever applicable to Program Patent Rights for Program Inventions; and

                           (e) to endeavor in good faith to coordinate its
                  efforts with the other party to minimize or avoid interference with the Patent Prosecution of the other party's patent applications related to inventions within the Program Technology and Program Intellectual Property.

         12.3 Patent Term Extension. Each party shall cooperate with the other in obtaining patent term extension or supplemental protection certificates or their equivalents in any country with respect to the Program Patent Rights.

         12.4 Enforcement of the Program Patent Rights.

                  12.4.1 Notices of Third Party Infringement. Each Party shall promptly provide the other Party with written notice reasonably detailing any known or alleged infringement of Program Patent Rights by a Third Party.

                  12.4.2 Hatch-Waxman Notifications. Each party shall provide to the other party copies of any allegations of alleged patent invalidity, unenforceability or non-infringement of a patent or patents with respect to Program Technology, Program Materials or Collaboration Products pursuant to a Paragraph IV Patent Certification by a Third Party filing an Abbreviated New Drug Application (i.e., an action under the Hatch-Waxman Act). Such copies shall be provided promptly after receipt of such certification.

                  12.4.3 Other Notifications. Each party shall provide to the other party copies of any notices it receives from Third Parties regarding any patent nullity actions, any declaratory judgment actions, any alleged infringement of Program Patent Rights or any alleged misappropriation of intellectual property with respect to Program Technology, Program Materials or Collaboration Products. Such copies shall be provided promptly following receipt thereof.

                  12.4.4 Product-Related Infringement.

                           12.4.4.1 Lexicon shall have the first right, but not
                  the obligation, to institute and direct legal proceedings against any Third Party believed to be infringing the Program Patent Rights of either party by the manufacture, use, importation, offer for sale or sale of a product competitive with a Collaboration Product (whether a clinical or commercial product). Each party will bear its own costs, including attorneys' fees, relating to such legal proceedings; provided that Lexicon shall bear Organon's out-of-pocket expenses, including attorneys' fees, incurred in complying with requests for cooperation made by Lexicon. Any recovery in connection with such suit or proceeding will first be applied to reimburse the parties for their out-of-pocket expenses, including attorneys' fees. All recoveries resulting from such legal proceedings that are in excess of the parties' costs of bringing or participating in such action, including attorneys' fees, shall be allocated in accordance with the Cost Sharing Ratio.

                           12.4.4.2 If Lexicon elects not to institute and
                  direct legal proceedings against any Third Party believed to be infringing the Program Patent Rights of either party as described in Section 12.4.4.1, Organon shall have the right, but not the obligation, to institute and direct such legal proceedings. Each party will bear its own costs, including attorneys' fees, relating to such legal proceedings; provided that Organon shall bear Lexicon's out-of-pocket expenses, including attorneys' fees, incurred in complying with requests for cooperation made by Organon. Any recovery in connection with such suit or proceeding will first be applied to reimburse the parties for their out-of-pocket expenses, including attorneys' fees. All recoveries resulting from such legal proceedings that are in excess of the parties' costs of bringing or participating in such action, including attorneys' fees, shall be allocated in accordance with the Cost Sharing Ratio.

                           12.4.4.3 In the event that a party takes action under
                  this Section 12.4.4, the other party shall cooperate to the extent reasonably necessary at the sole expense of the party taking such action. Upon the reasonable request of the party taking such action, the other party shall join the suit and shall be represented in any such legal proceedings using counsel of its own choice. Neither party shall settle or otherwise agree to the final disposition of any claim or proceeding relating to Program Patent Rights Controlled in whole or in part by the other party or licensed under this Agreement to the other party without the prior written consent of such other party, which consent shall not be unreasonably withheld.

                  12.4.5 Non-Product-Related Infringement. Each party shall have the sole right, but not the obligation, to institute and direct legal proceedings against any Third Party believed to be infringing the Program Patent Rights solely owned by such party other than infringement relating to a Collaboration Product. All costs, including attorneys' fees, relating to such legal proceedings shall be borne by the party instituting such legal proceedings, and all recoveries resulting from such legal proceedings shall be retained by such party. The parties shall consult with each other regarding the institution, prosecution and control of any action or proceeding with respect to infringement of any of the Program Patent Rights jointly owned by the parties other than infringement relating to a Collaboration Product.

         12.5 Notices of Other Proceedings.

                  12.5.1 Each party shall notify the other in writing of any allegations it receives from a Third Party that the manufacture, use, sale, offer for sale or import of Program Technology, Program Materials or any Collaboration Product infringes the intellectual property rights of such Third Party. Such notice shall be provided promptly following receipt of such allegations.

                  12.5.2 In the event that a party receives notice that it or any of its Affiliates have been individually named as a defendant in a legal proceeding by a Third Party alleging infringement of a Third Party patent or other intellectual property right as a result of the manufacture, use, sale, offer for sale or import of Program Technology, Program Materials or a Collaboration Product, such party shall immediately notify the other party in writing after the receipt of such notice. Such written notice shall include a copy of any summons or complaint (or the equivalent thereof) received regarding the foregoing.

                          ARTICLE 13. CONFIDENTIALITY

         13.1 Nondisclosure Obligations.

                  13.1.1 General. Except as otherwise provided in this Article 13, during the term of this Agreement and for a period of five (5) years thereafter, each Receiving Party shall maintain the Confidential Information of each Disclosing Party in confidence and use it only for purposes specifically authorized under this Agreement.

                  13.1.2 Limitations. To the extent it is reasonably necessary or appropriate to fulfill its obligations or exercise its rights under this Agreement and subject to advance written notification to the Disclosing Party: (a) a party may disclose to Third Parties Confidential Information it is otherwise obligated not to disclose under this Section 13.1, to its Affiliates, (sub)licensees, consultants, outside contractors and clinical investigators, on a strict need-to-know basis for the purposes contemplated by this Agreement and on condition that such entities or persons agree to keep the Confidential Information confidential for the same time periods and to the same extent as such party is required to keep the Confidential Information confidential hereunder; and (b) a party or its
         (sub)licensees may disclose, using appropriate measures to preserve confidentiality, such Confidential Information to government or other regulatory authorities to the extent that such disclosure is reasonably necessary to obtain authorizations to conduct clinical trials of, and to commercially market, Collaboration Products pursuant to this Agreement. Furthermore, a Receiving Party may request permission from the Disclosing Party to disclose such Confidential Information to the extent that such disclosure is reasonably necessary to [**].

                  13.1.3 Required Disclosure. A Receiving Party may disclose Confidential Information pursuant to interrogatories, requests for information or documents, subpoena, civil investigative demand issued by a court or governmental agency or as otherwise required by law; provided, however, that the Receiving Party shall notify the Disclosing Party promptly upon receipt thereof, giving [**] the Disclosing Party sufficient advance notice to permit it to oppose, limit or seek confidential treatment for such disclosure; and provided, further, that the Receiving Party shall furnish only that portion of the Confidential Information which it is advised by counsel is legally required whether or not a protective order or other similar order is obtained by the Disclosing Party.

         13.2 Injunctive Relief. The parties hereto understand and agree that remedies at law may be inadequate to protect against any breach of any of the provisions of this Article 13 by either party or their employees, agents, officers or directors or any other person acting in concert with it or on its behalf. Accordingly, each party shall be entitled to the granting of injunctive relief by a court of competent jurisdiction against any action that constitutes any such breach of this Article 13.

         13.3 Publication. Organon and Lexicon (each, a "Submitting Party") may each publish or present data and results relating to a Collaboration Product or Opt-out Product for which the Submitting Party holds a commercial license under
Section 9.2 hereof, subject to the prior review of the proposed disclosure by the other party (each, a "Reviewing Party"), solely to determine (a) whether the proposed disclosure contains the Confidential Information of the Reviewing Party or (b) whether the information contained in the proposed disclosure should be the subject of a patent application to be filed by the Reviewing Party prior to such disclosure. Each Submitting Party shall provide the Reviewing Party with the opportunity to review any proposed abstract, manuscript or presentation by delivering a copy thereof to the Reviewing Party no less than [**] before its intended submission for publication or presentation. The Reviewing Party shall have [**] from its receipt of any such abstract, manuscript or presentation in which to notify the Submitting Party in writing of any specific objections to the disclosure, based on either the need to seek patent protection or concern regarding the specific disclosure of the Confidential Information of the Reviewing Party. In the event the Reviewing Party objects to the disclosure, the Submitting Party agrees not to submit the publication or abstract or make the presentation containing the objected-to information until the Reviewing Party is given a reasonable additional period of time (not to exceed an additional [**]) to seek patent protection for any material in the disclosure which the Reviewing Party believes is patentable (subject, in all events, to Section 13.2) or, in the case of Confidential Information, to allow the Submitting Party to delete any Confidential Information of the Reviewing Party from the proposed disclosure. The Submitting Party agrees to delete from the proposed disclosure any Confidential Information of the Reviewing Party upon request.

                   ARTICLE 14. REPRESENTATIONS AND WARRANTIES

         14.1 Representations, Warranties and Covenants of Lexicon. Lexicon represents and warrants to and covenants with Organon that:

                  14.1.1 Lexicon is a corporation duly organized, validly existing and in corporate good standing under the laws of the State of Delaware, United States of America;

                  14.1.2 Lexicon has the corporate and legal right, authority and power to enter into this Agreement, and to extend the rights and licenses granted to Organon in this Agreement;

                  14.1.3 Lexicon has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

                  14.1.4 upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of Lexicon, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                  14.1.5 the performance of Lexicon's obligations under this Agreement will not conflict with its charter documents or result in a breach of any agreements, contracts or other arrangements to which it is a party;

                  14.1.6 Lexicon will not during the term of this Agreement enter into any agreements, contracts or other arrangements that would be inconsistent with its obligations under this Agreement;

                  14.1.7 Lexicon has no Pre-existing Obligations with respect to the genes in the list provided by Lexicon to Organon prior to the Effective Date from which Program Targets are to be selected in accordance with Section 2.3 to which the licenses granted by Lexicon in
         Article 9 would be subject; and

                  14.1.8 To the best of Lexicon's knowledge after reasonable inquiry, Lexicon is not aware of any patent or other intellectual property rights of any Third Party that would be infringed by its conduct of the Target Function Discovery Program, and has received no notice from any Third Party claiming any such infringement.

         14.2 Representations, Warranties and Covenants of Organon. Organon represents and warrants to and covenants with Lexicon that:

                  14.2.1 Organon is a registered company duly organized, validly existing and in good standing under the laws of the Netherlands;

                  14.2.2 Organon has the corporate and legal right, authority and power to enter into this Agreement, and to extend the rights and licenses granted to Lexicon in this Agreement;

                  14.2.3 Organon has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

                  14.2.4 upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of Organon enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                  14.2.5 the performance of its obligations under this Agreement will not conflict with Organon's charter documents or result in a breach of any agreements, contracts or other arrangements to which it is a party; and

                  14.2.6 Organon will not after the Effective Date enter into any agreements, contracts or other arrangements that would be inconsistent with its obligations under this Agreement.

         14.3 Warranty Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTY WITH RESPECT TO ANY PRODUCT, PATENT RIGHTS, GOODS, SERVICES, BACKGROUND MATERIALS OR ANY OTHER SUBJECT MATTER OF THIS AGREEMENT, AND EACH PARTY HEREBY DISCLAIMS WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT WITH RESPECT TO ANY AND ALL OF THE FOREGOING. IN ADDITION, THE PARTIES ACKNOWLEDGE THAT THE GENERATION OR USE OF BACKGROUND MATERIALS MAY BE COVERED BY ONE OR MORE VALID PATENTS OF THIRD PARTIES. EACH PARTY ACKNOWLEDGES THAT EXERCISE BY IT OF THE RIGHTS AND LICENSES GRANTED TO IT PURSUANT TO ARTICLE 9 HEREOF MAY BE COVERED BY ONE OR MORE VALID PATENTS OF THIRD PARTIES.

         14.4 Limited Liability. EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, NEITHER LEXICON NOR ORGANON WILL BE LIABLE WITH RESPECT TO ANY MATTER ARISING UNDER THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY PUNITIVE, EXEMPLARY, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS.

                             ARTICLE 15. INDEMNITY

         15.1 Lexicon Indemnity Obligations. Lexicon agrees to defend, indemnify and hold Organon, its Affiliates and their respective employees and agents harmless from all claims, losses, damages or


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

expenses (including reasonable attorneys' fees and costs of litigation) arising as a result of: (a) actual or asserted violations of any applicable law or regulation by Lexicon, its (sub)licensees and their respective Affiliates by virtue of which any Lexicon Products manufactured, distributed or sold by Lexicon hereunder as Continuing Party shall be alleged or determined to be adulterated, misbranded, mislabeled or otherwise not in compliance with any applicable law or regulation; (b) claims for bodily injury, death or property damage attributable to the manufacture, distribution, sale or use of any Lexicon Products by Lexicon as Continuing Party, its (sub)licensees and their respective Affiliates; (c) a recall of a Lexicon Product manufactured, distributed or sold by Lexicon hereunder as the Continuing Party ordered by a governmental agency or required by a confirmed Lexicon Product failure as reasonably determined by the parties hereto; or (d) Lexicon's breach of any of its representations, warranties or covenants hereunder.

         15.2 Organon Indemnity Obligations. Organon agrees to defend, indemnify and hold Lexicon, its Affiliates and their respective employees and agents harmless from all claims, losses, damages or expenses (including reasonable attorneys' fees and costs of litigation) arising as a result of: (a) actual or asserted violations of any applicable law or regulation by Organon, its
(sub)licensees and their respective Affiliates by virtue of which any Organon Products manufactured, distributed or sold by Organon hereunder as the Continuing Party shall be alleged or determined to be adulterated, misbranded, mislabeled or otherwise not in compliance with any applicable law or regulation;
(b) claims for bodily injury, death or property damage attributable to the manufacture, distribution, sale or use of any Organon Products by Organon as Continuing Party hereunder, its (sub)licensees and their respective Affiliates;
(c) a recall of an Organon Product manufactured, distributed or sold by Organon hereunder as the Continuing Party ordered by a governmental agency or required by a confirmed Organon Product failure as reasonably determined by the parties hereto; or (d) Organon's breach of any of its representations, warranties or covenants hereunder.

         15.3 Limitation on Indemnity Obligations. Neither party, its Affiliates or their respective employees and agents shall be entitled to the indemnities set forth in Sections 15.1 or 15.2, respectively, to the comparative extent the claim, loss, damage or expense for which indemnification is sought was caused by a grossly negligent, reckless or intentional act or omission by such party, its directors, officers, employees or authorized agents.

         15.4 Procedure. If a party or any of its Affiliates or their respective employees or agents (collectively, the "Indemnitee") intends to claim indemnification under this Article 15, the Indemnitee shall promptly notify the other party (the "Indemnitor") of any loss, claim, damage, liability or action in respect of which the Indemnitee intends to claim such indemnification, and the Indemnitor shall assume the defense thereof with counsel selected by the Indemnitor and reasonably acceptable to the Indemnitee, provided, however, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitee, if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceedings. The Indemnitor shall have the right to settle or compromise any claims for which it is providing indemnification under this Article 15, provided that the consent of the Indemnitee (which shall not be unreasonably withheld or delayed) shall be required in the event any such settlement or compromise would adversely affect the interests of the Indemnitee. The indemnity agreement in this Article 15 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Indemnitor. The failure to deliver notice to the Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to the Indemnitor's ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Article 15, but the omission so to deliver notice to the Indemnitor will not relieve it of any liability that it may have to any Indemnitee otherwise than under this Article 15. The Indemnitee under this Article 15, its employees and agents, shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any action, claim or liability covered by this indemnification.

         15.5 Insurance. Each party shall maintain appropriate product liability insurance with respect to Development, Manufacture and commercialization of Collaboration Products by such party in such amount as such party customarily maintains with respect to sales of its other products. Each party shall maintain such insurance for so long as it continues to manufacture or sell Collaboration Products, and thereafter for so long as such party customarily maintains insurance with respect to sales of its other products.

                     ARTICLE 16. EXPIRATION AND TERMINATION

         16.1 Term of Agreement. The term of this Agreement shall commence on the Effective Date and shall continue until the later of (a) the expiration or termination of the last to expire of any Valid Claim included in the Program Patent Rights and (b) the cessation of Development or commercialization activities with respect to all Collaboration Products generated pursuant to the terms hereof.

         16.2 Events of Default. An Event of Default by either party shall have occurred upon (a) the occurrence of a material breach of this Agreement if such party fails to remedy such breach within [**] after written notice thereof by the non-breaching party ([**] in the event of a party's failure to make a payment required hereunder) or, if remediation of such breach in [**] is not practicable, if such party fails to commence and diligently pursue such remediation during such [**] period, or (b) the commencement of any proceeding in or for bankruptcy, insolvency, dissolution or winding up by or against such party that is not dismissed or otherwise disposed of within [**] thereafter.

         16.3 Effect of an Event of Default. In the event of an Event of Default, the non-defaulting party shall have the right, at its option exercisable in its sole discretion, in addition to any other rights or remedies available to it at law or in equity and subject to the limitations set forth in Sections 3.8.2, 14.4 and 17.7 hereof, to terminate this Agreement upon [**] notice thereof to the other party, in which case (a) the licenses granted to the defaulting party pursuant to Article 9 shall terminate and (b) the defaulting party shall return to the non-defaulting party or, upon the non-defaulting party's written instruction, destroy all information, materials or documentation provided by the non-defaulting party pursuant to this Agreement; provided that such termination shall apply to the rights and licenses granted to the defaulting party under Sections 9.1 and 9.2 with respect to a Collaboration Product or Opt-out Product only in the event, and to the extent, that such Event of Default relates to such specific Collaboration Product or Opt-out Product, in which case the defaulting party shall be deemed to have Opted Out of any such Collaboration Product with the same effect (subject to any other rights or remedies available to the non-defaulting party at law or in equity) as if such breaching party had Opted Out under Section 10.1.1.1. For the avoidance of doubt, the termination rights of the non-defaulting party under this Section
16.3 shall be in addition to any other rights or remedies available to it at law or in equity. The rights and licenses granted to the defaulting party under Sections 9.1 and 9.2 with respect to any Collaboration Product or Opt-out Product with respect to which no Event of Default has occurred shall, subject to such party's applicable obligations under this Agreement with respect thereto, continue. In the event that this Agreement is terminated pursuant to this
Section 16.3, the defaulting party's obligations under the exclusivity provisions set forth in Section 2.4 shall survive for five (5) years following such termination.

         16.4 Effect of Expiration or Termination of Agreement. The expiration or termination of this Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination. The provisions of Articles 12, 13 and 15, Sections 8.5, 8.6 and 17.2 and Sections 17.4 through 17.7 hereof shall survive the expiration or termination of this Agreement. The rights and licenses granted to the non-defaulting party under Sections 9.1 and 9.2 hereof shall survive any termination of this Agreement by


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

such non-defaulting party pursuant to Section 16.3. The provisions of Sections
11.2 through 11.11 hereof shall survive any termination of this Agreement under which a party, its (sub)licensees or their respective Affiliates retains the right to sell Collaboration Products until such time as this Agreement would have expired with respect to any Collaboration Product, as the case may be, in any country pursuant to Section 16.1 hereof had this Agreement not been earlier terminated.

                           ARTICLE 17. MISCELLANEOUS

         17.1 Force Majeure. Neither party shall be held liable or responsible to the other party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any obligation under this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected party, including but not limited to fire, floods, embargoes, war, acts of war (whether war is declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority; provided, however, that the party so affected shall use reasonable commercial efforts to avoid or remove such causes of nonperformance, and shall continue performance hereunder with reasonable dispatch whenever such causes are removed. Either party shall provide the other party with prompt written notice of any delay or failure to perform that occurs by reason of force majeure. The parties shall mutually seek a resolution of the delay or the failure to perform as noted above.

         17.2 Assignment. This Agreement may not be assigned or otherwise transferred, in whole or in part, by either party without the consent of the other party; provided, however, that either Lexicon or Organon may, without such consent, assign its rights and obligations under this Agreement (i) to any Affiliate, or (ii) in connection with a merger, consolidation or sale of such portion of a party's assets that includes rights under this Agreement to an unrelated Third Party; provided, further, that such party's rights and obligations under this Agreement shall be assumed by its successor in interest in any such transaction and shall not be transferred separate from all or substantially all of its other business assets, including those business assets that are the subject of this Agreement. Any purported assignment in violation of the preceding sentence shall be void. Any permitted assignee shall assume all obligations of its assignor under this Agreement, unless the parties otherwise agree. Any permitted assignee shall also, within [**] following such assignment, provide the continuing party with a written summary of how it intends to fulfill its obligations under this Agreement with respect to each-Collaboration Product.

         17.3 Change in Control.

                  17.3.1 Notice of and Reasonable Assurances upon a Change in Control. Within [**] after any Change in Control of a party, the surviving party to such Change in Control (the "Acquiring Party") (a) will notify the other party of the occurrence of such Change in Control and (b) will provide the other party with reasonable assurances of its commitment to fulfill its obligations under this Agreement and any applicable Biotherapeutics Research Plan(s), Development Plan(s) and Manufacturing Plan(s) then in effect.

                  17.3.2 Effect of Failure to Provide Assurances upon a Change in Control Occurring during the Target Discovery Program Term. To the extent that a Change in Control occurs during the Target Function Discovery Program Term and the Acquiring Party fails to provide the assurances contemplated by Section 17.3.1 within the [**] period set forth therein, and does not cure such failure within [**] after notice from the other party, the other party shall have the right, with respect to any matter under Sections [**] as to which the Joint Management Committee is unable to reach unanimity and that remains unresolved following the procedures set forth in Section 3.8.2, to make the final decision with respect to such matter, consistent with the terms and conditions of this Agreement.

                  17.3.3 Effect of Failure to Provide Assurances upon a Change in Control Occurring after the Target Function Discovery Program Term. To the extent that a Change in Control occurs following the conclusion of the Target Function Discovery Program Term and the Acquiring Party fails to provide the assurances contemplated by Section 17.3.1 within the [**] period set forth therein, and does not cure such failure within [**] after notice from the other party, the Acquiring Party shall be deemed to have Opted Out of any Collaboration Product to which such failure reasonably relates, with the same effect as if the Acquiring Party had Opted Out under Section 10.1.1.1; provided that the Acquiring Party shall not [**] with respect to (a) [**] or (b) [**].

                  17.3.4 Option to Negotiate for Rights to Collaboration Product upon a Change in Control Occurring after the Target Function Discovery Program Term. Without limiting the foregoing, if requested by the other party at any time within the [**] period following the Acquiring Party's notice under Section 17.3.1 of a Change in Control occurring following the conclusion of the Target Function Discovery Program Term, the Acquiring Party and the other party shall enter into good faith negotiations, for a period of [**] following such request, for the other party to obtain from the Acquiring Party the exclusive rights to Develop and commercialize any Collaboration Product. In the event the Acquiring Party and the other party do not enter into a definitive agreement with respect to such exclusive rights within such [**] period, except to the extent set forth in Section 17.3.5 below, the Acquiring Party and the other party shall each maintain their respective rights with respect to any such Collaboration Product as otherwise described in this Agreement.

                  17.3.5 [**] upon a Change in Control Occurring after the Target Function Discovery Program Term. In the event that (a) the Acquiring Party and the other party enter into negotiations in accordance with Section 17.3.4 with respect to a Collaboration Product but do not enter into a definitive agreement within the [**] period contemplated thereby and (b) the Acquiring Party (i) [**] and (ii) has not [**], the other party shall have the right, by delivering written notice thereof within [**] after the expiration of such [**] period, to [**] consisting of (i) [**] and (ii) [**]. [**] at the time such notice is delivered or as soon thereafter as [**] in accordance with the terms of this Section 17.3.5. Unless otherwise agreed by the Acquiring Party and the other party, [**], shall be determined by binding arbitration in accordance with the following provisions. The parties shall attempt to mutually agree upon a single independent Third Party arbitrator (who shall be a professional with appropriate experience in [**]) within [**] after the other party's delivery of the written notice in accordance with this Section 17.3.5 of [**]. If the parties are unable to mutually agree upon one such person, then each party shall appoint one independent Third Party professional with appropriate experience in [**] prior to the expiration of such [**] period, and within [**] after the initial notice, such person(s) shall select a single independent Third Party arbitrator, who shall be a professional with appropriate experience in [**]. Each party shall present all information as such party reasonably desires regarding [**]. Within [**] after the initial notice, the arbitrator shall provide written notice to the parties regarding his or her determination regarding [**].

         17.4 Severability. Each party hereby agrees that it does not intend to violate any public policy, statutory or common laws, rules, regulations, treaty or decision of any government agency or executive body thereof of any country or community or association of countries. Should one or more provisions of this Agreement be or become invalid, the parties hereto shall substitute, by mutual consent, valid provisions for such invalid provisions which valid provisions in their economic effect are sufficiently similar to the invalid provisions that it can be reasonably assumed that the parties would have entered into this Agreement with such valid provisions in lieu of such invalid provisions. In case such valid provisions cannot be agreed upon, the invalidity of one or several provisions of this Agreement shall not affect the validity of this Agreement as a whole, unless the invalid provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the parties would not have entered into this Agreement without the invalid provisions.

         17.5 Notices. Any consent, notice or report required or permitted to be given or made under this Agreement by one of the notification parties hereto to the other shall be in writing, delivered personally or by facsimile (and promptly confirmed by telephone, personal delivery or courier) or courier, postage prepaid (where applicable), addressed to such other party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and shall be effective upon receipt by the addressee.

         If to Lexicon:      Lexicon Genetics Incorporated
                             8800 Technology Forest Place
                             The Woodlands, Texas 77381
                             Attention:    President and Chief Executive Officer
                             Telephone:    (281) 863-3000
                             Facsimile:    (281) 863-8095

         With copies to:     Lexicon Genetics Incorporated
                             8800 Technology Forest Place
                             The Woodlands, Texas 77381
                             Attention:    Chief Financial Officer
                             Telephone:    (281) 863-3000
                             Facsimile:    (281) 863-8095

                             Lexicon Genetics Incorporated
                             8800 Technology Forest Place
                             The Woodlands, Texas 77381
                             Attention:    General Counsel
                             Telephone:    (281) 863-3000
                             Facsimile:    (281) 863-8010


         If to Organon:      N.V. Organon
                             Kloosterstraat 6
                             5349 AB Oss
                             The Netherlands
                             Attention:    General Manager
                             Telephone:    31 412 661 397
                             Facsimile:    31 412 663 529

         With a copy to:     Director Legal Affairs Akzo Nobel Pharma B.V.
                             Wethouder van Eschstraat 1
                             P.O. Box 20
                             5340 BH Oss
                             The Netherlands


         If to Intervet:     Intervet, Inc.
                             29160 Intervet Lane
                             Millsboro, Delaware 19966

                             Attention:       Director of Business Development
                             Telephone:       (302) 934-4422
                             Facsimile:       (302) 933-4015

All such communications shall be effective upon receipt.

         17.6 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, United States of America, without reference to the conflicts of law principles thereof.

         17.7 Dispute Resolution. Subject to Section 3.8.2, the parties hereby agree that they will first attempt in good faith to resolve any controversy or claim arising out of or relating to this Agreement promptly by negotiations. If a controversy or claim should arise hereunder, the matter shall be referred to an individual designated by the Chief Executive Officer (or the equivalent position) of Lexicon and by the Chief Executive Officer (or the equivalent position) of Organon (the "Representatives"). If the matter has not been resolved within [**] of the first meeting of the Representatives of the parties (which period may be extended by mutual agreement) concerning such matter, the parties shall be free to pursue all available recourse both at law and in equity.

         17.8 Entire Agreement. This Agreement, together with the exhibits and appendices hereto and any confidentiality agreement(s) executed in contemplation of this Agreement, contains the entire understanding of the parties with respect to the subject matter hereof. All express or implied agreements and understandings, either oral or written, heretofore made are expressly merged in and made a part of this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by both parties hereto.

         17.9 Publicity. Lexicon and Organon each agree not to disclose any terms or conditions of this Agreement to any Third Party without consulting the other party prior to such disclosure. Notwithstanding the foregoing, prior to execution of this Agreement, Lexicon and Organon shall agree upon the substance of information that can be used as a routine reference in the usual course of business to describe the existence and general nature of this transaction, and Lexicon and Organon may disclose such information without consulting the other party. The parties may thereafter from time to time mutually agree on revisions to material to be used as a routine reference, which revisions shall be submitted by one party for the review and approval of the other party at least [**] prior to the anticipated use or disclosure of the revised material, such approval not to be unreasonably withheld. The terms of this Agreement shall be treated as the Confidential Information of Lexicon and Organon, and, except to the extent required by applicable law, shall not be disclosed to anyone (except for the parties' respective employees, consultants, agents and attorneys assisting in the review and negotiation of this Agreement who have a need to know the terms of this Agreement) without the written permission of Organon or Lexicon. If either party desires to release a separate announcement relating to this Agreement, it shall first allow the other party to approve in writing such proposed announcement; provided that such approval shall not be unreasonably withheld or delayed.

         17.10 Headings. The captions to the several Articles and Sections hereof are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Articles and Sections hereof.

         17.11 No Partnership. It is expressly agreed that the relationship between Lexicon and Organon shall not constitute a partnership, joint venture or agency. Neither Lexicon nor Organon shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other, without the prior consent of the other party to do so.

         17.12 Exports. The parties acknowledge that the export of technical data, materials or products is subject to the exporting party receiving any necessary export licenses and that the parties cannot be responsible for any delays attributable to export controls which are beyond the reasonable control of either party. Lexicon and Organon agree not to export or re-export, directly or indirectly, any information, technical data, the direct product of such data, samples or equipment received or generated under this Agreement in violation of any applicable export control laws or governmental regulations. Lexicon and Organon agree to obtain similar covenants from their licensees, (sub)licensees, or corporate partners, as the case may be, and contractors with respect to the subject matter of this Section 17.12.

         17.13 Waiver. The waiver by either party hereto of any right hereunder or the failure to perform or of a breach by the other party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other party whether of a similar nature or otherwise.

         17.14 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute and deliver this Agreement as of the Effective Date.


LEXICON GENETICS INCORPORATED



By:                                      Date:
   -----------------------------------          --------------------------------

Name:
      --------------------------------

Title:
         -----------------------------

N.V. ORGANON



By:                                      Date:
   -----------------------------------          --------------------------------

Name:
      --------------------------------

Title:
         -----------------------------



By:                                      Date:
   -----------------------------------          --------------------------------

Name:
      --------------------------------

Title:
         -----------------------------

INTERVET INC.



By:                                      Date:
   -----------------------------------          --------------------------------

Name:
      --------------------------------

Title:
         -----------------------------



By:                                      Date:
   -----------------------------------          --------------------------------

Name:
      --------------------------------

Title:
         -----------------------------

                                  EXHIBIT 1.55

                           LEVEL 1 PHENOTYPIC ANALYSIS

         Level 1 Phenotypic Analysis is an initial screen designed to identify primary characteristics resulting from selected mutations in Mutant Mice. Level 1 Phenotypic Analysis currently includes the following assays, which may be changed from time to time at the Joint Research Committee's reasonable scientific discretion.

[**]

                                  EXHIBIT 1.56

                           LEVEL 2 PHENOTYPIC ANALYSIS

         Level 2 Phenotypic Analysis is an advanced screen designed to provide more detailed and focused data relating to primary characteristics identified as a result of Level 1 Phenotypic Analysis. The Joint Research Committee may determine that Level 2 Phenotypic Analysis be performed for any one or more Therapeutic Area(s). Level 2 Phenotypic Analysis currently includes (a) assays previously performed for Level 1 Phenotypic Analysis with respect to such Therapeutic Area(s) (utilizing greater numbers of Mutant Mice) and (b) additional assays represented by those described below, which may be changed from time to time at the Joint Research Committee's reasonable scientific discretion.

METABOLISM AND ENDOCRINOLOGY

[**]

CARDIOLOGY

[**]

NEUROLOGY

[**]

ONCOLOGY

[**]

IMMUNOLOGY

[**]

OPHTHALMOLOGY

[**]

                                 EXHIBIT 7.1.1.2

                       MANUFACTURING AND SUPPLY AGREEMENT

         THIS MANUFACTURING AND SUPPLY AGREEMENT (this "Agreement") is dated as of _____, 2005 (the "Effective Date") and is made by and among LEXICON GENETICS INCORPORATED, a corporation organized under the laws of the State of Delaware, United States of America ("Lexicon"), and N.V. ORGANON, a registered company organized under the laws of the Netherlands ("Organon"). Lexicon and Organon are sometimes referred to herein individually as a "party" and collectively as the "parties." All terms not otherwise defined herein shall have the meanings given to such terms in the Collaboration Agreement (as defined below) and all exhibits thereto.

                                 R E C I T A L S

         WHEREAS, Lexicon and Organon are parties to that certain Collaboration and License Agreement dated as of May 16, 2005 (the "Collaboration Agreement") under which Lexicon and Organon are collaborating in the discovery and development of antibody and protein therapeutics for selected gene and protein targets;

         WHEREAS, pursuant to the terms and conditions set forth in the Collaboration Agreement, unless otherwise specified by the Joint Management Committee or declined by Organon in accordance with the terms thereof, Organon or its Affiliated Subcontractor(s) shall be responsible for the Manufacture and supply of all quantities of any Collaboration Product necessary for commercialization;

         WHEREAS, pursuant to the terms and conditions set forth in the Collaboration Agreement, Organon or its Affiliated Subcontractor(s) shall Manufacture and supply all quantities of the [insert Collaboration Product description] (the "Collaboration Product") necessary for commercialization;

         NOW, THEREFORE, in consideration of the premises and of the covenants herein contained, the parties hereto mutually agree as follows:

                      ARTICLE 1. MANUFACTURING AND SUPPLY

         1.1 Manufacturing and Supply Generally. Organon or its Affiliated Subcontractor(s) shall Manufacture and supply all quantities of the Collaboration Product necessary for commercialization and shall be responsible for implementing all aspects of Manufacturing under the direction and oversight of the Joint Management Committee, as set forth in the Collaboration Agreement and in accordance with the Manufacturing Plan established for the Collaboration Product. Organon and its Affiliated Subcontractor(s) shall use their Diligent Efforts to provide an adequate and timely supply of all properly forecasted requirements of the Collaboration Product in accordance with this Article 1.

         1.2 Orders; Forecasts for Commercial Requirements. The party with principal responsibility for sales and distribution of the Collaboration Product (the "Responsible Party") will be responsible for generating periodic [**] forecasts of the anticipated requirements for such Collaboration Product for commercialization purposes and updates of such forecasts not less than [**] thereafter, such forecasts and updates to be promptly provided to Organon and its Affiliated Subcontractor(s). The Responsible Party shall provide to Organon and its Affiliated Subcontractor(s) a firm order for the amount of Collaboration Product to be delivered during each [**] following the filing of a BLA relating to the Collaboration Product, such firm order to be delivered no later than [**] prior to the requested delivery date for such order. Notwithstanding the foregoing, (i) if the total of such party's firm orders for delivery in any Contract Quarter is less than [**] of its most recent estimate for such Contract Quarter, such party shall be required to purchase at least [**] of the estimate for such Contract Quarter and
(ii) if the total of such party's firm orders for delivery in any Contract Quarter exceeds [**] of its most recent estimate for such Contract Quarter, Organon and its Affiliated Subcontractor(s) shall use Diligent Efforts, but shall have no obligation, to deliver quantities in excess of [**] of the estimate for such Contract Quarter. Organon and its Affiliated Subcontractor(s) shall package for shipment and ship all quantities of the Collaboration Product, samples or other materials in accordance with full written and reasonable instructions provided by the Responsible Party. Freight terms for such shipment shall be Ex Works according to Incoterms 2000. In the event that all of the Responsible Party's commercialization activities with respect to the Collaboration Product become the responsibility of a Third Party in accordance with the terms of the Collaboration Agreement, then the foregoing obligations of such party in this Section 1.2 shall become obligations of such Third Party with respect to the Collaboration Product; provided that in no event shall such party be relieved of any responsibility therefor unless Organon and its Affiliated Subcontractor(s) is a party to an agreement with such Third Party with respect to the commercialization of the Collaboration Product (in which case such party shall be relieved of all responsibility therefor).

         1.3 Certain Covenants. Organon and its Affiliated Subcontractor(s) agree and covenant that it will (a) use Diligent Efforts to avoid shortfalls of supply based on the forecasts provided to it in accordance with Section 1.2, shall promptly notify the parties in the event it becomes aware of any probable shortfall and shall use Diligent Efforts to remedy any shortfall of supply as soon as practicable; (b) be responsible for Manufacturing, filling, packaging and warehousing of the Collaboration Product in conformity with applicable cGMP Requirements [**], and in accordance, in all material respects, with all other applicable Law; (c) maintain or cause to be maintained all records necessary and appropriate to demonstrate compliance with applicable cGMP Requirements and the Specifications; and (d) grant Lexicon the right, on reasonable advance notice and during normal business hours during the term of this Agreement, to have its personnel or representatives with quality control or quality assurance responsibilities inspect and audit the facilities and operations directly related to the Manufacture and supply of the Collaboration Product in order to confirm compliance with the covenants contained in this Section 1.3; provided that the foregoing inspection and audit right shall be limited to [**] and [**] per visit; and provided, further, that such personnel or representatives shall be subject to Organon's prior approval, such approval not to be unreasonably withheld.

                           ARTICLE 2. FINANCIAL TERMS

         2.1 Payment. Either Lexicon or Organon, as determined by the Joint Management Committee, shall pay Organon's Affiliated Subcontractor(s) an amount equal to the Product Supply Costs for quantities of the Collaboration Product Manufactured and supplied by such Affiliated Subcontractor(s) hereunder, [**]. Payment for quantities of the Collaboration Product Manufactured and supplied during each [**] shall be due within [**] of receipt of the [**] report specified in Section 2.2, or earlier if invoiced pursuant to the Affiliated Subcontractor's standard practices based on delivery of the applicable product or services. Such Product Supply Costs shall be subject to review by the Joint Management Committee and subject to audit as provided in Section 2.3.

         2.2 Reports and Records. Within [**] after each [**], Organon's Affiliated Subcontractor(s) shall furnish to Lexicon and Organon a written [**] report showing the Product Supply Costs for quantities of the Collaboration Product Manufactured and supplied by the Affiliated Subcontractor during such [**], including a reasonably detailed calculation of such Product Supply Costs. The Affiliated Subcontractor shall keep accurate books and records in connection with the Manufacture and supply of the Collaboration Product in a manner consistent with GAAP and in sufficient detail to permit accurate determination of all figures necessary for verification of Product Supply Costs for the Collaboration Product.

         2.3 Audits. Upon the written request of Lexicon or Organon, the Affiliated Subcontractor shall permit an independent certified public accountant selected by the requesting party and acceptable to the Affiliated Subcontractor, which acceptance shall not be unreasonably withheld, to have access, at reasonable times and during normal business hours, to such records of the Affiliated Subcontractor as may be reasonably necessary to verify the accuracy of the Product Supply Costs for the Collaboration Product, in respect of any fiscal year ending not more than [**] prior to the date of such request. Each party shall use commercially reasonable efforts to schedule all such verifications within [**] after the requesting party makes its written request. All such verifications shall be conducted not more than [**]. The report of the requesting party's independent certified public accountant shall be made available to all parties. Each party agrees that all information subject to review under this Section 2.3 is confidential and that the party receiving such information shall cause its independent certified public accountant to retain all such information in confidence. The requesting party's independent certified public accountant shall only report to the requesting party as to the computation of Product Supply Costs and shall not disclose to the requesting party any other information of the other party.

         2.4 Interest on Late Payments. The Affiliated Subcontractor(s) shall have the right to seek to collect interest on any payments that are not paid on or before [**] after the date such payments are due under this Agreement at a rate equal to [**], calculated on the total number of days payment is delinquent.

         2.5 Manner of Payment. Payments to be made by a party to the Affiliated Subcontractor(s) under this Agreement shall be payable in the currency of the Affiliated Subcontractor(s) and shall be paid by bank wire transfer in immediately available funds to such bank account in the state and country in which such principal office is located as is designated in writing by the Affiliated Subcontractor from time to time.

                           ARTICLE 3. CONFIDENTIALITY

         3.1 Nondisclosure Obligations.

                  3.1.1 General. Except as otherwise provided in this Article 3, during the term of this Agreement and for a period of [**] thereafter, each Receiving Party shall maintain the Confidential Information of each Disclosing Party in confidence and use it only for purposes specifically authorized under this Agreement.

                  3.1.2 Limitations. To the extent it is reasonably necessary or appropriate to fulfill its obligations or exercise its rights under this Agreement and subject to advance written notification to the Disclosing Party: (a) a party may disclose to Third Parties Confidential Information it is otherwise obligated not to disclose under this Section 3.1, to its Affiliates, (sub)licensees, consultants, outside contractors and clinical investigators, on a strict need-to-know basis for the purposes contemplated by this Agreement and on condition that such entities or persons agree to keep the Confidential Information confidential for the same time periods and to the same extent as such party is required to keep the Confidential Information confidential hereunder; and (b) a party or its
         (sub)licensees may disclose, using appropriate measures to preserve confidentiality, such Confidential Information to government or other regulatory authorities to the extent that such disclosure is reasonably necessary to Manufacture the Collaboration Product pursuant to this Agreement.

                  3.1.3 Required Disclosure. A Receiving Party may disclose Confidential Information pursuant to interrogatories, requests for information or documents, subpoena, civil investigative demand issued by a court or governmental agency or as otherwise required by law; provided, however, that the Receiving Party shall notify the Disclosing Party promptly upon receipt thereof, giving [**] the Disclosing Party sufficient advance notice to permit it to oppose, limit or seek confidential treatment for such disclosure; and provided, further, that the Receiving Party shall furnish only that portion of the Confidential Information which it is advised by counsel is legally required whether or not a protective order or other similar order is obtained by the Disclosing Party.

         3.2 Injunctive Relief. The parties hereto understand and agree that remedies at law may be inadequate to protect against any breach of any of the provisions of this Article 3 by either party or their employees, agents, officers or directors or any other person acting in concert with it or on its behalf. Accordingly, each party shall be entitled to the granting of injunctive relief by a court of competent jurisdiction against any action that constitutes any such breach of this Article 3.

                   ARTICLE 4. REPRESENTATIONS AND WARRANTIES

         4.1 Representations, Warranties and Covenants of Lexicon. Lexicon represents and warrants to and covenants with the other parties that:

                  4.1.1 Lexicon is a corporation duly organized, validly existing and in corporate good standing under the laws of the State of Delaware, United States of America;

                  4.1.2 Lexicon has the corporate and legal right, authority and power to enter into this Agreement;

                  4.1.3 Lexicon has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

                  4.1.4 upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of Lexicon, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                  4.1.5 the performance of Lexicon's obligations under this Agreement will not conflict with its charter documents or result in a breach of any agreements, contracts or other arrangements to which it is a party; and

                  4.1.6 Lexicon will not during the term of this Agreement enter into any agreements, contracts or other arrangements that would be inconsistent with its obligations under this Agreement.

         4.2 Representations, Warranties and Covenants of Organon. Organon represents and warrants to and covenants with the other parties that:

                  4.2.1 Organon is a corporation duly organized, validly existing and in corporate good standing under the laws of the Netherlands;

                  4.2.2 Organon has the corporate and legal right, authority and power to enter into this Agreement, and to extend the rights and licenses granted to Lexicon in this Agreement;

                  4.2.3 Organon has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

                  4.2.4 upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of Organon enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                  4.2.5 the performance of its obligations under this Agreement will not conflict with Organon's charter documents or result in a breach of any agreements, contracts or other arrangements to which it is a party; and

                  4.2.6 Organon will not after the Effective Date enter into any agreements, contracts or other arrangements that would be inconsistent with its obligations under this Agreement.

         4.3 Warranty Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NO PARTY MAKES ANY WARRANTY WITH RESPECT TO ANY COLLABORATION PRODUCT OR ANY OTHER SUBJECT MATTER OF THIS AGREEMENT, AND EACH PARTY HEREBY DISCLAIMS WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT WITH RESPECT TO ANY AND ALL OF THE FOREGOING.

         4.4 Limited Liability. EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, NO PARTY WILL BE LIABLE WITH RESPECT TO ANY MATTER ARISING UNDER THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY PUNITIVE, EXEMPLARY, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS.

                     ARTICLE 5. EXPIRATION AND TERMINATION

         5.1 Term of Agreement. The term of this Agreement shall commence on the Effective Date and shall continue until the expiration or termination of the Collaboration Agreement.

         5.2 Events of Default. An Event of Default by a party shall have occurred upon (a) the occurrence of a material breach of this Agreement if such party fails to remedy such breach within [**] after written notice thereof by a non-breaching party ([**] in the event of a party's failure to make a payment required hereunder) or, if remediation of such breach in [**] is not practicable, if such party fails to commence and diligently pursue such remediation during such [**] period, or (b) the commencement of any proceeding in or for bankruptcy, insolvency, dissolution or winding up by or against such party that is not dismissed or otherwise disposed of within [**] thereafter.

         5.3 Effect of an Event of Default. In the event of an Event of Default, any non-defaulting party that is not an Affiliate of the defaulting party shall have the right, at its option exercisable in its sole discretion, in addition to any other rights or remedies available to it at law or in equity and subject to the limitations set forth in Sections 4.4 and 6.6 hereof, to terminate this Agreement upon [**] notice thereof to the other party.

         5.4 Effect of Expiration or Termination of Agreement. The expiration or termination of this Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination.

The provisions of Article 3 and Sections 6.2 through 6.6 hereof shall survive the expiration or termination of this Agreement.

                            ARTICLE 6. MISCELLANEOUS

         6.1 Force Majeure. No party shall be held liable or responsible to any other party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any obligation under this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected party, including but not limited to fire, floods, embargoes, war, acts of war (whether war is declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority; provided, however, that the party so affected shall use reasonable commercial efforts to avoid or remove such causes of nonperformance, and shall continue performance hereunder with reasonable dispatch whenever such causes are removed. Each party shall provide the other party with prompt written notice of any delay or failure to perform that occurs by reason of force majeure. The parties shall mutually seek a resolution of the delay or the failure to perform as noted above.

         6.2 Assignment. This Agreement may not be assigned or otherwise transferred, in whole or in part, by any party without the consent of the other party; provided, however, that any party may, without such consent, assign its rights and obligations under this Agreement (i) to any Affiliate, or (ii) in connection with a merger, consolidation or sale of such portion of a party's assets that includes rights under this Agreement to an unrelated Third Party; provided, further, that such party's rights and obligations under this Agreement shall be assumed by its successor in interest in any such transaction and shall not be transferred separate from all or substantially all of its other business assets, including those business assets that are the subject of this Agreement. Any purported assignment in violation of the preceding sentence shall be void. Any permitted assignee shall assume all obligations of its assignor under this Agreement, unless the parties otherwise agree.

         6.3 Severability. Each party hereby agrees that it does not intend to violate any public policy, statutory or common laws, rules, regulations, treaty or decision of any government agency or executive body thereof of any country or community or association of countries. Should one or more provisions of this Agreement be or become invalid, the parties hereto shall substitute, by mutual consent, valid provisions for such invalid provisions which valid provisions in their economic effect are sufficiently similar to the invalid provisions that it can be reasonably assumed that the parties would have entered into this Agreement with such valid provisions in lieu of such invalid provisions. In case such valid provisions cannot be agreed upon, the invalidity of one or several provisions of this Agreement shall not affect the validity of this Agreement as a whole, unless the invalid provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the parties would not have entered into this Agreement without the invalid provisions.

         6.4 Notices. Any consent, notice or report required or permitted to be given or made under this Agreement by one of the notification parties hereto to any other party shall be in writing, delivered personally or by facsimile (and promptly confirmed by telephone, personal delivery or courier) or courier, postage prepaid (where applicable), addressed to such other party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and shall be effective upon receipt by the addressee.

         If to Lexicon:  Lexicon Genetics Incorporated
                         8800 Technology Forest Place
                         The Woodlands, Texas 77381
                         Attention:  President and Chief Executive Officer
                         Telephone:  (281) 863-3000
                         Facsimile:  (281) 863-8095

         With a copy to: Lexicon Genetics Incorporated
                         8800 Technology Forest Place
                         The Woodlands, Texas 77381
                         Attention:  General Counsel
                         Telephone:  (281) 863-3000
                         Facsimile:  (281) 863-8010

         If to Organon:  N.V. Organon
                         Kloosterstraat 6
                         5349 AB Oss
                         The Netherlands
                         Attention:  General Manager
                         Telephone:  31 412 661 397
                         Facsimile:  31 412 663 529

         With copies to: Akzo Nobel Pharma
                         Wethouder van Eschstraat 1
                         P.O. Box 20
                         5340 BH Oss
                         The Netherlands
                         Attention:  Director Legal Affairs

                         Organon International Inc.
                         56 Livingston Ave.
                         Roseland, New Jersey 07068
                         Attention:  General Counsel

All such communications shall be effective upon receipt.

         6.5 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, United States of America, without reference to the conflicts of law principles thereof.

         6.6 Dispute Resolution. Subject to Section 3.8.2 of the Collaboration Agreement, the parties hereby agree that they will first attempt in good faith to resolve any controversy or claim arising out of or relating to this Agreement promptly by negotiations. If a controversy or claim should arise hereunder, the matter shall be referred to an individual designated by the Chief Executive Officer (or the equivalent position) of Lexicon and by the Chief Executive Officer (or the equivalent position) of Organon (the "Representatives"). If the matter has not been resolved within [**] of the first meeting of the Representatives of the parties (which period may be extended by mutual agreement) concerning such matter, the parties shall be free to pursue all available recourse both at law and in equity.

         6.7 Entire Agreement. This Agreement, together with the exhibits and appendices hereto and any confidentiality agreement(s) executed in contemplation of this Agreement, contains the entire understanding of the parties with respect to the subject matter hereof. All express or implied agreements and understandings, either oral or written, heretofore made are expressly merged in and made a part of this Agreement. In the event of any discrepancy between the terms and conditions contained herein and those contained in the Collaboration Agreement, the terms and conditions of the Collaboration Agreement shall control. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by both parties hereto.

         6.8 Publicity. Each party agrees not to disclose any terms or conditions of this Agreement to any Third Party without consulting the other parties prior to such disclosure. Notwithstanding the foregoing, prior to execution of this Agreement, the parties shall agree upon the substance of information that can be used as a routine reference in the usual course of business to describe the existence and general nature of this transaction, and the parties may disclose such information without consulting the other party. The parties may thereafter from time to time mutually agree on revisions to material to be used as a routine reference, which revisions shall be submitted by one party for the review and approval of the other parties at least [**] prior to the anticipated use or disclosure of the revised material, such approval not to be unreasonably withheld. The terms of this Agreement shall be treated as the Confidential Information of the parties, and, except to the extent required by applicable law, shall not be disclosed to anyone (except for the parties' respective employees, consultants, agents and attorneys assisting in the review and negotiation of this Agreement who have a need to know the terms of this Agreement) without the written permission of the other parties. If any party desires to release a separate announcement relating to this Agreement, it shall first allow the other parties to approve in writing such proposed announcement; provided that such approval shall not be unreasonably withheld or delayed.

         6.9 Headings. The captions to the several Articles and Sections hereof are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Articles and Sections hereof.

         6.10 No Partnership. It is expressly agreed that the relationship between the parties shall not constitute a partnership, joint venture or agency. No party shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on another party, without the prior consent of the other party to do so.

         6.11 Exports. The parties acknowledge that the export of technical data, materials or products is subject to the exporting party receiving any necessary export licenses and that the parties cannot be responsible for any delays attributable to export controls which are beyond the reasonable control of either party. The parties agree not to export or re-export, directly or indirectly, any information, technical data, the direct product of such data, samples or equipment received or generated under this Agreement in violation of any applicable export control laws or governmental regulations. The parties agree to obtain similar covenants from their licensees, (sub)licensees, or corporate partners, as the case may be, and contractors with respect to the subject matter of this Section 6.11.

         6.12 Waiver. The waiver by any party hereto of any right hereunder or the failure to perform or of a breach by the other party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other party whether of a similar nature or otherwise.

         6.13 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute and deliver this Agreement as of the Effective Date.


LEXICON GENETICS INCORPORATED


By:                                   Date:
   -----------------------------             -------------------------

Name:
      --------------------------

Title:
         -----------------------



N.V. ORGANON


By:                                   Date:
   -----------------------------             -------------------------

Name:
      --------------------------

Title:
         -----------------------

                                                                     EXHIBIT 8.4



                        JOINT COMMERCIALIZATION AGREEMENT

         THIS JOINT COMMERCIALIZATION AGREEMENT (this "Agreement") is dated as of _____, _____ (the "Effective Date") and is made by and between LEXICON GENETICS INCORPORATED, a corporation organized under the laws of the State of Delaware, United States of America ("Lexicon"), and N.V. ORGANON, a registered company under the laws of the Netherlands ("Organon"). [Affiliates of Lexicon and Organon may be designated as the signatories to this Agreement] Lexicon and Organon are sometimes referred to herein individually as a "party" and collectively as the "parties."

                                    RECITALS

         WHEREAS, Lexicon and Organon are parties to a Collaboration and License Agreement dated May 16, 2005 (the "Collaboration Agreement");

         WHEREAS, Lexicon and Organon are Developing the Collaboration Product described in Schedule A hereto (the "Licensed Product"); and

         WHEREAS, Lexicon and Organon desire to collaborate in the commercialization of the Licensed Product in the Collaboration Field in the Co-Commercialization Territory (as defined herein);

         NOW, THEREFORE, in consideration of the premises and of the covenants herein contained, the parties hereto mutually agree as follows:

                             ARTICLE 1. DEFINITIONS

         For purposes of this Agreement, the terms defined in this Article 1 shall have the respective meanings specified below:


         1.1 "Acquiring Party" has the meaning specified in Section 11.3 hereof.

         1.2 "Affiliate" means any corporation, company, partnership, joint venture or firm that controls, is controlled by or is under common control with a party to this Agreement. For purposes hereof, "control" means (a) in the case of a corporate entity, direct or indirect ownership of more than fifty percent (50%) of the stock or shares entitled to vote for the election of directors; and
(b) in the case of a non-corporate entity, direct or indirect ownership of more than fifty percent (50%) of the equity interests with the power to direct the management and policies of such non-corporate entity.

         1.3 "Allocable Overhead" means costs incurred by a party with respect to the Licensed Product that (a) are attributable to such party's [**] and (b) are allocated to company departments based on [**]. Allocable Overhead shall not include any costs attributable to [**].

         1.4 "Allowable Commercialization Costs" means the sum of the following (without any item being accounted for more than once): (a) Cost of Goods Sold for Commercialization (without duplication of Product Supply Costs for Development under the Collaboration Agreement); (b) Regulatory and Licensing Costs; (c) Distribution Costs; and (d) Sales and Marketing Costs.

         1.5 "Background Materials" has the meaning specified in the Collaboration Agreement.

         1.6 "Background Technology" has the meaning specified in the Collaboration Agreement.

         1.7 "BLA" means a Biologics Licensing Application (as defined in the FDC Act) filed with the FDA and any other equivalent marketing authorization application or other license, registration or other application seeking approval from a Regulatory Authority to market the Licensed Product in the Collaboration Field in any country or region within the Co-Commercialization Territory.

         1.8      "Bundled Transaction" has the meaning specified in Section
1.40 hereof.

         1.9 "Change in Control" has the meaning specified in the Collaboration Agreement.

         1.10 "Co-Commercialization Territory" means [all of the countries of the world other than those for which rights have been granted to a Joint Marketing/Development Collaborator]. For clarity, the Co-Commercialization Territory shall not include any country for which rights have been granted to a Joint Marketing/Development Collaborator from and after the effectiveness of the parties' grant of such rights to such Joint Marketing/Development Collaborator.

         1.11 "Collaboration Field" has the meaning specified in the Collaboration Agreement.

         1.12     "Combination Product" has the meaning specified in Section
1.40 hereof.

         1.13 "Commercialization" or "Commercialize" means any and all activities associated with marketing, promoting, communicating (including medical communications and publishing), distributing, importing, exporting or selling the Licensed Product in the Collaboration Field as set forth in the applicable Commercialization Plan, including the conduct of any activities (including any Post-approval Studies) directed to obtaining pricing and reimbursement approvals and any other Post-approval Studies not included in Development, in each case by a party, its Affiliates or (sub)licensees.

         1.14 "Commercialization Plan" means the plan to be developed by the Joint Commercialization Committee and approved by the Joint Management Committee for each Contract Year with respect to the Licensed Product in accordance with
Section 4.2 hereof.

         1.15 "Confidential Information" means any information and data received by a party or its Affiliates (the "Receiving Party") from the other party or its Affiliates (the "Disclosing Party") in connection with this Agreement (including, without limitation, any research, testing, clinical, regulatory, marketing or other scientific or business information, plans, or data pertaining to the Licensed Product). Notwithstanding the foregoing, Confidential Information shall not include any part of such information or data that:

                  (a) is or becomes part of the public domain other than by unauthorized acts of the Receiving Party or its Affiliates;

                  (b) can be shown by written documents to have been already in the possession of the Receiving Party or its Affiliates prior to disclosure under this Agreement, provided such Confidential Information was not obtained directly or indirectly from the Disclosing Party under an obligation of confidentiality;

                  (c) can be shown by written documents to have been disclosed to the Receiving Party or its Affiliates by a Third Party, provided such Confidential Information was not obtained directly or indirectly from the Disclosing Party under an obligation of confidentiality; or

                  (d) can be shown by written documents to have been independently developed by the Receiving Party or its Affiliates without use of, or access to, Confidential Information of the Disclosing Party.

Specific Confidential Information of a Disclosing Party shall not be deemed to come under the foregoing exceptions merely because it is embraced by more general information that is or becomes part of the public domain, or is known by, disclosed to or independently developed by the Receiving Party.

         1.16 "Contract Year" means (a) with respect to the first Contract Year, the period beginning on the Effective Date and ending on December 31, ______ (the "First Contract Year"), and (b) with respect to each subsequent Contract Year, the twelve (12) month period beginning on the day following the end of the First Contract Year and each succeeding twelve (12) month period thereafter. Each Contract Year (other than the First and last Contract Year, as applicable) shall be divided into four (4) "Contract Quarters" comprised of successive three (3) month periods. In the First Contract Year, the first Contract Quarter shall begin on the Effective Date and end on ______.

         1.17 "Control" or "Controlled" has the meaning specified in the Collaboration Agreement.

         1.18 "Cost and Revenue Sharing Ratio" means (a) with respect to Lexicon, [fifty percent (50%)], and (b) with respect to Organon, [fifty percent (50%)]. [Ratio in effect under Collaboration Agreement when Joint
Commercialization Agreement is signed]

         1.19 "Cost of Goods Sold" means (a) to the extent that the Licensed Product is sourced from a party, the unit cost of manufacture of the Licensed Product (i.e., direct material and direct labor costs, plus manufacturing overhead fairly allocated to the Licensed Product, all calculated in accordance with GAAP), and (b) to the extent that the Licensed Product is sourced from [the applicable Organon Affiliated Subcontractor under that certain Manufacturing and Supply Agreement dated ____] [and/or] [a Third Party, subject to Section 2.2.3], the actual price paid to such [Organon Affiliated Subcontractor] [and/or] [Third Party] for the manufacture, supply and packaging of the Licensed Product. For purposes of the foregoing, (i) "direct material costs" means actual costs incurred in manufacturing or purchasing materials, including freight-in costs, sales and excise taxes imposed thereon and customs duty and charges levied by government authorities, and all costs of packaging components; (ii) "direct labor costs" means actual cost of employees engaged in direct manufacturing activities and quality control and quality assurance activities who are directly employed in manufacturing and packaging the Licensed Product; and (iii) "manufacturing overhead" attributable to the Licensed Product will include a reasonable allocation of indirect labor (not previously included in direct labor costs), a reasonable allocation of administrative costs, and a reasonable allocation of facilities costs, all in accordance with GAAP, but will not include corporate administrative overhead or plant start-up costs or costs associated with excess capacity. All allocations will be based on the assumption that such party's plant and equipment are utilized to their reasonable full capacity, and all costs and allocations shall be consistent with the methods used for such costs and allocations for such party's internal purposes. More specifically, the components of Cost of Goods Sold shall comprise: (A) direct labor (fermentation, purification personnel); (B) direct materials; (C) facility costs (rent, property taxes, depreciation of leaseholds, utilities, spare parts, maintenance contracts); (D) manufacturing equipment depreciation; (E) allocations for information technology, document control, quality engineering, purchasing, warehouse management, microbiology (with such allocations to be based on estimated service levels, headcount or square footage occupancy, depending on the category); (F) indirect labor (manufacturing supervision); (G) manufacturing department overhead (uniforms, materials used in plant maintenance); (H) quality assurance/quality control; and (I) such other similar costs as may be reasonably included in such definition.

         1.20 "Detail" means a sales presentation by a professional sales representative to a target physician involved in prescribing the Licensed Product in which the primary purpose is to discuss the benefits and features of the Licensed Product.

         1.21 "Detail Costs" means the direct compensation and benefits paid to professional sales representatives making Details.

         1.22 "Development" or "Develop" has the meaning specified in the Collaboration Agreement.

         1.23 "Diligent Efforts" has the meaning specified in the Collaboration Agreement.

         1.24 "Disclosing Party" has the meaning specified in Section 1.15 hereof.

         1.25 "Distribution Costs" means a party's reasonable costs and expenses (including direct labor) related to storage and distribution of the Licensed Product incurred in accordance with a budget approved by the Joint Management Committee, including: (a) handling and transportation to fulfill orders; (b) customer services, including order entry, billing and adjustments, inquiry and credit and collection; (c) cost of facilities and labor utilized for the storage or distribution of the Licensed Product; and (d) amounts paid to Third Parties in respect of storage or distribution of the Licensed Product.

         1.26 "Effective Date" means the date specified in the initial paragraph of this Agreement.

         1.27 "Event of Default" means an event described in Section 10.2 hereof.

         1.28     "FDA" has the meaning specified in the Collaboration
Agreement.

         1.29     "FDC Act" has the meaning specified in the Collaboration
Agreement.

         1.30 "GAAP" means United States or international generally accepted accounting principles, as they exist from time to time, consistently applied.

         1.31 "Joint Commercialization Committee" has the meaning specified in Section 3.1.2 hereof.

         1.32     "Joint Management Committee" has the meaning specified in
Section 3.1.1 hereof.

         1.33 "Joint Marketing/Development Collaborator" has the meaning specified in the Collaboration Agreement.

         1.34 "Joint Marketing/Development Collaborator Revenue" has the meaning specified in the Collaboration Agreement.

         1.35     "[**]" means [**].

         1.36 "Laws" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision, domestic or foreign.

         1.37 "Lexicon Background Materials" has the meaning specified in the Collaboration Agreement.

         1.38 "Lexicon Background Technology" has the meaning specified in the Collaboration Agreement.

         1.39 "Manufacturing" or "Manufacture" has the meaning specified in the Collaboration Agreement.

         1.40 "Net Sales" means the gross amount invoiced for sales of the Licensed Product by Lexicon, Organon and their respective Affiliates to customers which are not Affiliates (or which are Affiliates but are end users of the Licensed Product), less:

                  (a)      trade, quantity and cash discounts actually allowed;

                  (b) discounts, refunds, rebates, chargebacks, retroactive price adjustments, billing errors and any other allowances (including, without limitation, government-mandated and managed health care-negotiated rebates) actually granted which effectively reduce the net sales price;

                  (c) product returns credits and allowances actually granted;

                  (d) any tax imposed on the production, sale, delivery or use of the product (excluding federal, state or local taxes based on income);

                  (e) freight, postage, shipping, customs duties, excises, tariffs, surcharges, other governmental charges (excluding federal, state or local taxes based on income) and insurance charges actually allowed or paid for delivery of the product;

                  (f) payments or rebates paid with respect to the Licensed Product in connection with state or federal Medicare, Medicaid or similar programs in the United States or in connection with similar programs in other countries in which there are sales; and

                  (g)      adjustments for bad debts.

Such amounts shall be determined from the books and records of Lexicon, Organon and their respective Affiliates maintained in accordance with GAAP.

         In the event the Licensed Product is sold as part of a Combination Product (as defined below), the Net Sales of the Licensed Product attributable to the Combination Product will be determined by multiplying the Net Sales of the Combination Product by the fraction, A/A+B where A is the average sales price of the Licensed Product when sold separately in finished form and B is the average sales price of the other active compounds or ingredients in the Combination Product sold separately in finished form.

         In the event that the average sale price of the Licensed Product can be determined but the average sales price of the other active compounds or ingredients cannot be determined, the Net Sales of the Licensed Product attributable to the Combination Product will be determined by multiplying the Net Sales of the Combination Product by the fraction C/C+D where C is the selling party's average sales price of the Licensed Product and D is the difference between the average sales price of the Combination Product and the average sales price of the Licensed Product. If the average sales price of the other active compounds or ingredients can be determined but the average sales price of the Licensed Product cannot be determined, the Net Sales of the Licensed Product attributable to the Combination Product will be determined by multiplying the Net Sales of the Combination Product by the following formula: one minus C/C+D where C is the average sales price of the other product(s) and D is the difference between the average sales price of the Combination Product and the average sales price of the other active compounds or ingredients.

         In the event that the average sales price of both the Licensed Product, as applicable, and the other active compounds or ingredients in the Combination Product cannot be determined, the Net Sales of the Licensed Product attributable to the Combination Product shall be negotiated in good faith by the parties.

         The Net Sales price for a Combination Product in a given country will be calculated once each Contract Year and such price will be used during all applicable revenue reporting periods for the entire Contract Year for such country, absent extraordinary conditions or events. When determining the average sales price of the Licensed Product or the other active compounds or ingredients in the Combination Product, the average sales price will be calculated using data arising from the twelve (12) months preceding the calculation of the Net Sales price for the Combination Product. As used above, the term "Combination Product" means the Licensed Product sold in conjunction with any other active component(s) (whether packaged together or in the same therapeutic formulation).

         If Lexicon, Organon or their Affiliates sells the Licensed Product to a customer which also purchases other products or services from such seller in a bundled, combination or capitated transaction (a "Bundled Transaction"), and such seller discounts the sales price of the Licensed Product to a greater degree than such seller generally discounts the price of its other products to such customer, then the aggregate amount received with respect to such Bundled Transaction shall be allocated to Net Sales pursuant to the formula set forth in
Exhibit 1.40 hereto. For purposes of the foregoing, "discounting" includes establishing the list price at lower than the seller's normal pricing level.

         Free samples of Licensed Product and the disposition of Licensed Product for, or the use of Licensed Product in Post-approval Studies in which such Licensed Product is provided to patients without any payment shall not result in any Net Sales.

         1.41 "Operating Profit/Loss" means (a) Net Sales of the Licensed Product in the Collaboration Field in the Co-Commercialization Territory during the relevant time period less (b) the Allowable Commercialization Costs incurred by Lexicon and Organon in respect of the Licensed Product during such time period. For clarity, Operating Profit/Loss shall not include (i) Net Sales or Regulatory and Licensing Costs from and after the effectiveness of a party's Opting Out of the Licensed Product or (ii) Joint Marketing/Development Collaborator Revenue.

         1.42     "Opt Out" has the meaning specified in the Collaboration
Agreement.

         1.43 "Organon Background Materials" has the meaning specified in the Collaboration Agreement.

         1.44 "Organon Background Technology" has the meaning specified in the Collaboration Agreement.

         1.45 "Patent Rights" has the meaning specified in the Collaboration Agreement.

         1.46 "Post-approval Study" means a clinical trial conducted after Regulatory Approval of the Licensed Product for the applicable indication has been obtained in the relevant country.

         1.47 "Pre-existing Obligations" has the meaning specified in the Collaboration Agreement.

         1.48     "Product Collaboration" has the meaning specified in Section
2.1.1 hereof.

         1.49 "Product Collaboration Committee" means the Joint Management Committee or Joint Commercialization Committee.

         1.50 "Product Trademark" means one or more trademarks or logos that are used for the Commercialization of the Licensed Product in the Collaboration Field in the Co-Commercialization Territory.

         1.51 "Program Director" has the meaning specified in Section 3.2 hereof.

         1.52 "Program Intellectual Property" has the meaning specified in the Collaboration Agreement.

         1.53 "Receiving Party" has the meaning specified in Section 1.15 hereof.

         1.54 "Regulatory Approval" means any and all approvals (including any applicable governmental price and reimbursement approvals), licenses, registrations, or authorizations of any federal, national, multinational, state, provincial or local regulatory agency, department bureau or other governmental entity that are necessary for the manufacture, use, storage, import, transport, promotion, marketing and sale of the Licensed Product in the Collaboration Field in a country or group of countries within the Co-Commercialization Territory.

         1.55 "Regulatory Authority" has the meaning specified in the Collaboration Agreement.

         1.56 "Regulatory and Licensing Costs" means the following costs and expenses attributable to Commercialization of the Licensed Product that are incurred in accordance with an applicable Commercialization Plan and associated budget approved by the Joint Management Committee, including direct labor costs and Allocable Overhead: (a) costs and expenses related to Post-approval Studies related to the Licensed Product; (b) infrastructure required to support and maintain patient/safety surveillance as required by applicable Regulatory Authorities attributable to the Licensed Product, including medical staff support and pharmacovigilance systems and procedures; (c) out-of-pocket costs and expenses of maintaining Regulatory Approvals; (d) royalty and other amounts paid to Third Parties related to the Commercialization of the Licensed Product under Third Party licenses entered into (i) prior to the Effective Date and disclosed to the other party prior to the Effective Date or (ii) in accordance with the Collaboration Agreement; (e) the costs of product recalls, product liability claims, awards and damages which are not subject to the indemnities set forth in Article 9, and Licensed Product liability insurance premiums; and
(f) costs and expenses incurred in connection with pricing and reimbursement matters, managed care and formulary management, and governmental affairs activities directly relating to the Licensed Product.

         1.57 "Sales and Marketing Costs" means all costs and expenses attributable to the distribution, sale, promotion and marketing of the Licensed Product other than Cost of Goods Sold, Regulatory and Licensing Costs, Distribution Costs and Detail Costs. Sales and Marketing Costs include the following:

                  (a) all costs and expenses associated with advertising of the Licensed Product;

                  (b) all costs and expenses associated with programs to promote the Licensed Product directly to the prescriber or end user, including expenses associated with promoting the Licensed Product directly to the professional community such as professional samples, professional literature, promotional material costs, patient aids and detailing aids;

                  (c) all costs and expenses associated with professional education with respect to the Licensed Product through any means, including articles appearing in journals, newspapers, magazines or other media; seminars, and conventions; symposia, advisory boards and opinion leader development activities; and the costs and expense of medical liaisons;

                  (d) all compensation and departmental expenses for market and consumer research personnel and payments to Third Parties related to conducting and monitoring professional and consumer appraisals of existing, new or proposed competitors to the Licensed Product, such as market share services (e.g., IMS data), special research testing and focus groups;

                  (e) all product management and sales promotion management compensation and departmental costs and expenses, including costs associated with developing overall sales and marketing strategies (e.g., product line or customer segment), as well as planning and programs for the Licensed Product; and

                  (f) all field sales force management and departmental costs and expenses, including costs associated with field sales offices; district, regional and home offices; staffs directly involved in the management of the selling functions; sales training and meetings; and call reporting and other monitoring/tracking activities.

         1.58 "Third Party" means any person or entity other than Lexicon, Organon and their respective Affiliates.

         1.59 "Valid Claim" has the meaning specified in the Collaboration Agreement.

                       ARTICLE 2. COLLABORATION OVERVIEW

         2.1 General. The parties intend to carry out a program in which Lexicon and Organon will collaborate to Commercialize the Licensed Product in the Collaboration Field in the Co-Commercialization Territory (the "Collaboration"), consistent with the objectives set forth in and the resources allocated to such activities in the applicable Commercialization Plan(s). It is intended that the Collaboration will be conducted as a unified collaborative effort, and this intent shall be reflected in the applicable Commercialization Plan(s). It is intended that each party shall bear its own Detail Costs; provided, however, that one party may retain the other party at a commercially reasonable rate to perform all or a part of its obligations with respect to Details. It is further intended that each party shall contribute to Allowable Commercialization Costs in proportion to the Cost and Revenue Sharing Ratio, and the Commercialization Plan(s) will be consistent with and provide for such proportional contribution.

         2.2      Conduct of Collaboration.

                  2.2.1 Efforts. The Joint Management Committee shall adopt project progression guidelines for Commercialization activities. The parties shall conduct the Collaboration in good scientific manner in accordance with such project progression guidelines and in compliance with applicable Laws. Each party shall use Diligent Efforts to conduct the activities of the Collaboration that are assigned to it in the then-applicable Commercialization Plan(s), and each shall devote sufficient resources to carry out such respective activities. While the parties acknowledge and agree that neither party guarantees the success of the Collaboration or any individual task undertaken thereunder, each party agrees that it will perform the activities assigned to it under the Collaboration in a professional manner in accordance with the highest industry standards.

                  2.2.2 Personnel. The parties agree to commit to the Collaboration the personnel necessary to meet their respective responsibilities set forth in each Commercialization Plan.

                  2.2.3 Subcontractors. As necessary and in furtherance of the Collaboration, either party may enter into agreements or subcontracts for Commercialization activities in accordance with this Section 2.2.3; provided that (a) none of the rights of the other party hereunder are diminished or otherwise adversely affected as a result of such subcontracting, (b) such party obtains the written approval of the other party prior to engaging any subcontractor, which approval shall not be unreasonably withheld or delayed (for purposes of which it shall not be deemed unreasonable for a party to withhold consent when the withholding party is capable of conducting the activities proposed to be conducted by such subcontractor and is willing to do so on terms, including cost, time and quality, equivalent to those offered by such contractor), and (c) the subcontractor undertakes in writing obligations of confidentiality and non-use regarding the other party's Confidential Information that are substantially the same as those undertaken by Organon and Lexicon pursuant to Article 7 hereof. In the event a party performs one or more of its obligations under the Collaboration through a subcontractor, then such party shall at all times be responsible for the performance of such subcontractor. The Joint Management Committee shall decide the allocation of the cost of any such agreement between the parties or if the cost is to be borne by one party and whether it can be allocated to offset other obligations set forth in the applicable Commercialization Plan(s).

                  2.2.4 Reports. Each party shall submit [**] reports to the Joint Management Committee, as may be required by the then-current Commercialization Plan(s), detailing its activities under the Collaboration. The Joint Management Committee shall use such [**] reports to monitor the parties' respective contributions to the Collaboration. The Joint Management Committee may amend the Commercialization Plan(s) as necessary to maintain substantial compliance over the course of the Collaboration in resources devoted and participation by the parties in accordance with the principles and objectives set forth in Section 2.2.2.

         2.3 Conduct of Post-approval Studies. All Post-approval Studies shall be conducted and the results thereof recorded and reported to the parties in accordance with the terms and conditions set forth in Sections 2.5 through
2.7 of the Collaboration Agreement. Any inventions, information, methods, know-how, trade secrets or data that (a) are Controlled by a party or jointly by the parties and (b)(i) relate to the use of the Licensed Product or (ii) are first identified or discovered in the conduct of Post-approval Studies shall be deemed to be Program Technology and shall be subject to the provisions of
Article 12 of the Collaboration Agreement.

         2.4 Opt Out Rights. The rights of either party to Opt Out with respect to the Licensed Product shall be governed by Article 10 of the Collaboration Agreement.

                      ARTICLE 3. COLLABORATION MANAGEMENT

         3.1      Product Collaboration Committees.

                  3.1.1 Joint Management Committee. As soon as practicable after the Effective Date, Organon and Lexicon shall establish a Joint Management Committee (the "Joint Management Committee") comprised of [**] representatives designated by Organon and [**] representatives designated by Lexicon, each of whom shall have experience and seniority sufficient to enable him or her to make decisions on behalf of the party he or she represents; provided that Organon and Lexicon may, by mutual agreement, designate an appropriate number of additional representatives from time to time.

                  3.1.2 Joint Commercialization Committee. As soon as practicable after the Effective Date, Organon and Lexicon shall establish a Joint Commercialization Committee (the "Joint Commercialization Committee") comprised of [**] representatives designated by Organon and [**] representatives designated by Lexicon, each of whom shall have experience and seniority sufficient to enable him or her to make decisions on behalf of the party he or she represents; provided that Organon and Lexicon may, by mutual agreement, designate an appropriate number of additional representatives from time to time

         3.2 Program Directors. Each party shall appoint one of its designees on the Joint Management Committee (and who may, but need not also be, a member of the Joint Commercialization Committee) to serve as a program director (each, a "Program Director") with responsibility for overseeing the day-to-day activities of the parties with respect to the Collaboration and for being the primary point of contact between the parties with respect to the Collaboration.

         3.3 Replacement of Product Collaboration Committee Representatives and Program Directors. Each party shall be free to replace its representative members of any Product Collaboration Committee and its Program Director with new appointees who have authority to act on behalf of such party, on notice to the other party.

         3.4 Responsibilities of Joint Management Committee. The Joint Management Committee shall be responsible for overseeing and directing the parties' interaction and performance of their respective obligations under this Agreement. Without limiting the generality of the foregoing, its duties shall include:

                  (a) preparing such procedures as may be necessary for the operation of the Joint Management Committee and Joint Commercialization Committee, and other committees the Joint Management Committee decides to establish to assure the efficient operation of the Collaboration;

                  (b) approving strategy for the overall Commercialization of the Licensed Product in the Collaboration Field in the Co-Commercialization Territory and for all other activities conducted by the parties hereunder;

                  (c) reviewing and approving the annual Commercialization Plans proposed by the Joint Commercialization Committee and approving any modifications thereto as recommended by the Joint Commercialization Committee;

                  (d) in connection with such annual Commercialization Plans, approving the budget(s) for Regulatory and Licensing Costs and Third Party Sales and Marketing Costs associated therewith and approving any modifications thereto as recommended by the Joint Commercialization Committee;

                  (e)      overseeing the implementation of the
         Commercialization Plans and allocation of resources and other activities in support of the Collaboration, including the matters contemplated by Section 2.2 hereof;

                  (f) coordinating with the Joint Management Committee under the Collaboration Agreement with respect to (i) deciding whether the Licensed Product should be Commercialized by or through a Joint Marketing/Development Collaborator in any country or countries within the Co-Commercialization Territory; (ii) overseeing the progress of the applicable Development Plan(s) for the Licensed Product under the Collaboration Agreement and evaluating such progress against their respective timelines; and (iii) overseeing Manufacturing and supply of the Licensed Product;

                  (g) resolving matters within the responsibilities of the Joint Commercialization Committee as to which the members thereof are unable to reach a consensus; and

                  (h) addressing issues and resolving differences that may arise between the parties.

         The Joint Management Committee shall not have the power to amend the terms of or waive compliance with this Agreement.

         3.5 Responsibilities of Joint Commercialization Committee. The Joint Commercialization Committee shall be responsible for preparing for approval by the Joint Management Committee and implementing the Commercialization Plans. Without limiting the generality of the foregoing, its duties shall include:

                  (a) proposing to the Joint Management Committee the Commercialization strategy for the Licensed Product throughout the Co-Commercialization Territory;

                  (b) reviewing and overseeing the activities of the parties with respect to the Commercialization of the Licensed Product in such countries and regions;

                  (c) providing all appropriate information regarding the progress of the Commercialization Plan(s) to the Joint Management Committee in advance of each [**] Joint Management Committee meeting; and

                  (d) performing such other activities as are contemplated by the terms of this Agreement.

         The Joint Commercialization Committee shall report its activities and make proposals to the Joint Management Committee at least once each [**], but more frequently as appropriate. The Joint Commercialization Committee shall not have the power to amend or waive compliance with this Agreement.

         3.6 Meetings of Product Collaboration Committees. As applicable, each Product Collaboration Committee shall meet at least [**], and more frequently as the parties deem appropriate, on such dates and at such times as the parties shall agree, on [**] written notice to the other party unless such notice is waived by the parties. The first meeting of the Joint Management Committee shall take place within [**] after the Effective Date, at Lexicon's facility in The Woodlands, Texas, United States of America. Each Product Collaboration Committee may convene or be polled or consulted from time to time by means of telecommunications, videoconferences or correspondence, as deemed necessary or appropriate by the parties. To the extent that meetings are held in person, they shall alternate between the offices of the parties unless the parties otherwise agree.

         3.7      Decisions.

                  3.7.1 Quorum; Voting. A quorum for a meeting of a Product Collaboration Committee shall require the presence of at least one Lexicon member (or designee) and at least one Organon member (or designee) in person or by telephone. All decisions made or actions taken by a Product Collaboration Committee shall be made unanimously by its members, with the Lexicon members cumulatively having one vote and the Organon members cumulatively having one vote.

                  3.7.2    Dispute Resolution.

                           3.7.2.1 In the event that unanimity cannot be reached by Joint Commercialization Committee with respect to a matter that is a subject of its decision-making authority, then the matter shall be referred for further review and resolution to the Joint Management Committee. In the event that unanimity cannot be reached by the Joint Management Committee with respect to a matter that is a subject of its decision-making authority, then the matter shall be referred for further review and resolution to the Chief Executive Officer of Organon, or such other similar position designated by Organon from time to time, and the Chief Executive Officer of Lexicon, or such other similar position designated by Lexicon from time to time. The designated officers of each party shall use reasonable efforts to resolve the matter within [**] after the matter is referred to them.

                           3.7.2.2 If the designated officers cannot resolve any matter pursuant to Section 3.7.2.1 within such [**] period, the matter shall be referred to a Third Party arbitrator or arbitrators, in accordance with the following procedures, whose decision shall be [**]. The parties shall attempt to mutually agree upon a single independent Third Party arbitrator (who shall be a professional with appropriate experience in the subject matter at issue in such disagreement) within [**] after the initial referral of such matter to the designated officers. If the parties are unable to mutually agree upon one such person, then each party shall appoint one independent Third Party professional with appropriate experience in the subject matter at issue in such disagreement prior to the expiration of such [**] period, and within [**] after the initial referral of such matter to the designated officers, such person(s) shall select a single independent Third Party arbitrator, who shall be a professional with appropriate experience in the subject matter at issue in such disagreement. Each party shall present all information presented pursuant to Section 3.7.2.1 and all other information as such party reasonably desires regarding such disagreement. Within [**] after the initial referral of such matter to the designated officers, the arbitrator shall provide written notice to the parties regarding his or her determination regarding such disagreement.

         3.8 Administration. The chairperson of each Product Collaboration Committee shall be designated annually on an alternating basis between the parties. The initial chairperson shall be selected by Organon. The party not designating the chairperson shall designate one of its representative members as secretary to such Product Collaboration Committee for such year. The chairperson shall be responsible for calling meetings of such Product Collaboration Committee, sending notices of meetings to all members and for leading such meetings.

         3.9 Minutes. Within [**] after each Product Collaboration Committee meeting, the secretary of such Product Collaboration Committee shall prepare and distribute minutes of the meeting, which shall provide a description in reasonable detail of the discussions had at the meeting and a list of any actions, decisions or determinations approved by such Product Collaboration Committee. The secretary shall be responsible for circulation of all draft and final minutes. Draft minutes shall be first circulated to the chairperson, edited by the chairperson and then circulated in final draft form to all members of such Product Collaboration Committee sufficiently in advance of the next meeting to allow adequate review and comment prior to the meeting. Minutes shall be approved or disapproved, and revised as necessary, at the next meeting. Final minutes shall be distributed to the members of such Product Collaboration Committee.

         3.10 Expenses. Each party shall be responsible for all travel and related costs for its representatives to attend meetings of, and otherwise participate on, a Product Collaboration Committee.

                          ARTICLE 4. COMMERCIALIZATION

         4.1 General. The parties shall jointly pursue the Commercialization of the Licensed Products in the Collaboration Field under the direction of the Joint Commercialization Committee in accordance with annual Commercialization Plans.

         4.2      Commercialization Plans.

                  4.2.1 The Joint Commercialization Committee shall prepare the first Commercialization Plan for the Licensed Product as soon as commercially reasonable after the Effective Date and annually thereafter.

                  4.2.2 Each annual Commercialization Plan shall be in writing and shall set forth with reasonable specificity the Commercialization objectives, priorities, activities, milestones, personnel requirements, other resources and allocations of responsibilities between the parties for the period covered by such annual Commercialization Plan, together with budget(s) for Regulatory and Licensing Costs and Sales and Marketing Costs associated therewith and for the Details to be performed by each party in connection therewith, in a manner consistent with the terms of this Agreement, including, without limitation, the objectives set forth in Section 2.1 and the terms and conditions set forth in Section 2.2. The Commercialization Plans shall cover all aspects of Commercialization relating to the Licensed Product, and shall include, with reasonable specificity, the Commercialization activities to be performed by each party and the Commercialization activities, if any, to be performed by subcontractors.

                  4.2.3 The Joint Commercialization Committee may agree on modifications, and recommend that the Joint Management Committee approve such modifications, to the provisions of any Commercialization Plan at any time.

         4.3 Marketing and Marketing Plans. The Joint Commercialization Committee shall coordinate and implement the marketing and detailing strategies and tactics, sales force training programs, sales forecasts and Post-approval Studies for the Licensed Product for each Contract Year in the Co-Commercialization Territory.

         4.4 Sales Force. Except to the extent otherwise agreed by the Joint Management Committee, the parties shall be responsible for providing Details in proportion to their respective Cost and Revenue Sharing Ratio. Notwithstanding the foregoing, if either party elects to provide less than its proportionate share of Details, it may pay the other party to fulfill those obligations at a commercially reasonable rate. For clarity, the measurement of the provision of Details by each party will be made based on the number of Details provided and not based on the Detail Costs.

         4.5 Labeling and Promotion. Unless otherwise agreed with a Joint Marketing/Development Collaborator: (a) the Licensed Product will be marketed in each country with one label and will bear one or more Product Trademarks; and
(b) all advertising and promotional material in respect of the Licensed Product in each country (including any Licensed Product labeling or packaging inserts to the extent permitted by law or required by any Regulatory Authority and approved by the Joint Commercialization Committee) will include both parties' respective name and address, with the size and placement of each such name and address to be determined by the Joint Commercialization Committee.

         4.6 Regulatory and Other Inquiries. Upon being contacted by any Regulatory Authority for any regulatory purpose pertaining to this Agreement or to the Licensed Product, each party shall promptly notify and consult with the other, and the party that prepared the relevant portion(s) of the regulatory filing to which such contact relates (or, in the event the contact does not relate to a particular portion of a regulatory filing, the owner (or proposed owner) of the relevant Regulatory Approval (or proposed Regulatory Approval), determined in accordance with Section 6.4 of the Collaboration Agreement) shall prepare a response as it deems appropriate, and such party shall (a) have principal responsibility for responding to all inquiries to either party, as the case may be, regarding such portion of such regulatory filing (or, in the event the contact does not relate to a particular portion of a regulatory filing, such Regulatory Approval or proposed Regulatory Approval), (b) give the other party a reasonable opportunity for prior review of and comment on all such responses,
(c) consider in good faith the incorporation of such comments and (d) incorporate into such responses those of such comments as are reasonable and not inconsistent with the overall response initially prepared by such party.

         4.7 Product Recall. In the event that either party determines that an event, incident or circumstance has occurred that may result in the need for a recall or other removal of the Licensed Product, or any lot or lots thereof, from a market in any country, it shall advise and consult with the other party with respect thereto. The owner of the relevant Regulatory Approval (or proposed Regulatory Approval), determined in accordance with Section 6.4 of the Collaboration Agreement, shall make the final determination to recall or otherwise remove the Licensed Product or any lot or lots thereof from the market. The costs and expenses of such recall or removal in each country, including expenses and other costs or obligations to Third Parties, the cost and expense of notifying customers and costs and expenses associated with shipment of the recalled Licensed Product from a customer to either party shall be included in Regulatory and Licensing Costs.

                          ARTICLE 5. GRANTS OF RIGHTS

         5.1      Grants of Commercialization Licenses.

                  5.1.1 By Lexicon. Subject to the terms of this Agreement and any applicable [**], Lexicon hereby grants to Organon and its Affiliates, within the Co-Commercialization Territory, a co-exclusive right and license, with the limited right to sublicense (as set forth below), under Lexicon's rights in (a) the Lexicon Background Materials and the Lexicon Background Technology, including, without limitation, any Patent Rights Controlled by Lexicon Covering the foregoing, and (b) the Program Intellectual Property, in each case to make, have made, import, use, have used, offer for sale, sell and have sold the Licensed Product in the Collaboration Field. Such right and license shall include the right to grant sublicenses to Affiliates of Organon and to Third Parties that are approved by the Joint Management Committee.

                  5.1.2 By Organon. Subject to the terms of this Agreement and any applicable [**], Organon hereby grants to Lexicon and its Affiliates, within the Co-Commercialization Territory, a co-exclusive right and license, with the limited right to sublicense (as set forth below), under Organon's rights in (a) the Organon Background Materials and the Organon Background Technology, including, without limitation, any Patent Rights Controlled by Organon Covering the foregoing, and (b) the Program Intellectual Property, in each case to make, have made, import, use, have used, offer for sale, sell and have sold the Licensed Product in the Collaboration Field. Such right and license shall include the right to grant sublicenses to Affiliates of Lexicon and to Third Parties that are approved by the Joint Management Committee.

         5.2 No Grant of Other Technology or Patent Rights. Except as otherwise expressly provided in this Agreement, under no circumstances shall a party hereto, as a result of this Agreement, obtain any ownership interest in or other right to any technology, know-how, patents, patent applications, gene or genomic sequence data or information, products, or biological materials of the other party, including items owned, controlled or developed by, or licensed to, the other party, or transferred by the other party to said party, at any time pursuant to this Agreement.

                           ARTICLE 6. FINANCIAL TERMS

         6.1 Collaboration Cost and Revenue Sharing. Beginning with the Effective Date and throughout the term of this Agreement, all Operating Profit/Loss shall be shared in accordance with the Cost and Revenue Sharing Ratio.

         6.2      Reporting of Operating Profit/Loss and Detail Efforts

                  6.2.1 Reports of Net Sales, Allowable Commercialization Costs and Details. During the term of this Agreement, each party shall, within [**] after each [**], furnish to the other party a written [**] report showing in reasonable detail (a) Net Sales and, [**], gross sales of the Licensed Product sold by such party, its (sub)licensees and their respective Affiliates during such [**] and, [**], the calculation of Net Sales from such gross sales, in each case on a country-by-country basis, (b) the Allowable Commercialization Costs incurred by such party during such [**] in each of the categories specified in Section 1.4, and (c) the Details performed by such party during such [**] in accordance with the applicable Commercialization Plan.

                  6.2.2 Consolidated Report of Operating Profit/Loss and Detail Efforts. During the term of this Agreement, Lexicon shall, within [**] after each [**], furnish to Organon a written [**] report showing in reasonable detail and in United States Dollars:

                           (a) the Net Sales and, [**], gross sales of the Licensed Product sold by the parties and their respective
                  (sub)licensees and Affiliates during such [**] and, [**], the calculation of Net Sales from such gross sales, in each case on a country-by-country basis;

                           (b) the Allowable Commercialization Costs incurred by Lexicon and Organon, respectively, and in total, during such [**] in each of the categories specified in
                  Section 1.4;

                           (c) Operating Profit/Loss for such [**], and the amount, if any, owed by one party to the other party in respect thereof; and

                           (d) the Details performed by Lexicon and Organon, respectively, and in total, during such [**] in accordance with the applicable Commercialization Plan, and the amount, if any, owed by one party to the other party in respect thereof.

         6.3 Payment of Operating Profit/Loss Amounts Owed. Amounts shown as owed by one party to the other party under the report delivered in accordance with Section 6.2.2 shall be payable within [**] following the delivery of such report.

         6.4 Exchange Rates. Gross sales, Net Sales, Allowable Commercialization Costs and Operating Profit/Loss attributable to countries other than the United States shall be calculated in accordance with the standard exchange rates published in the Wall Street Journal (New York edition) and otherwise in accordance with the standard exchange rate conversion practices used by the reporting party for financial accounting purposes.

         6.5 Records. The parties shall each keep accurate books and accounts of record in connection with the Commercialization of the Licensed Product in a manner consistent with GAAP and in sufficient detail to permit accurate determination of all figures necessary for verification of gross sales, Net Sales, Allowable Commercialization Costs, Operating Profit/Loss and Details performed hereunder.

         6.6 Audits. Upon the written request of a party, the other party shall permit an independent certified public accountant selected by the requesting party and acceptable to the other party, which acceptance shall not be unreasonably withheld, to have access, at reasonable times and during normal business hours, to such records of such other party as may be reasonably necessary to verify the accuracy of the reports described herein (and, if not included in such reports, the gross sales of the Licensed Product sold by such party, its (sub)licensees and their respective Affiliates along with the calculation of Net Sales from such gross sales, in each case, on a country-by-country basis), in respect of any fiscal year ending not more than [**] prior to the date of such request. Each party shall use commercially reasonable efforts to schedule all such verifications within [**] after the requesting party makes its written request. All such verifications shall be conducted not more than [**]. The report of the requesting party's independent certified public accountant shall be made available to both parties. Subject to the other party's rights under Section 11.7, in the event requesting party's independent certified public accountant concludes that additional amounts were owed to the requesting party for such period, the additional amounts shall be paid by the other party within [**] of the date the requesting party delivers to the other party such independent certified public accountant's written report so concluding, unless such report contains manifest error. In the event requesting party's independent certified public accountant concludes that there was an overpayment to such party during such period, the overpayment shall be repaid by the requesting party within [**] of the date the requesting party received such independent certified public accountant's written report so concluding, unless such report contains manifest error. The fees charged by such independent certified public accountant shall be paid by the requesting party unless such audit discloses an underpayment or overpayment of more than [**] of the amount due under this Agreement for the period in question, in which case the party responsible for such underpayment or overpayment will bear the full cost of such audit. Each party agrees that all information subject to review under this
Section 6.6 or under any agreement with a (sub)licensee of a party is confidential and that the party receiving such information shall cause its independent certified public accountant to retain all such information in confidence. The requesting party's independent certified public accountant shall only report to the requesting party as to the computation of Operating Profit/Loss or royalties payable under this Agreement, as applicable, and shall not disclose to the requesting party any other information of the other party or any (sub)licensee of a Continuing Party.

         6.7 Withholding Taxes. In the event that any royalties or other payments due to a party are subject to withholding tax required by law to be paid to the taxing authority of any foreign country, the amount of such tax may be withheld from the applicable royalties or other payment due such party. The party owing such payment shall promptly pay such tax on behalf of the party to which such payment is owed and shall furnish the party to which such payment is owed with a certificate of withholding tax so deducted for such party's avoidance of duplicate taxation in multiple countries. The party owing such payment may not deduct any other withholding or any other governmental charges from the payments agreed upon under this Agreement, except to the extent same are paid on behalf of, or for the benefit of, the party to which such payment is owed. The party owing such payment shall maintain official receipts of payment of any such withholding taxes and shall forward such receipts to the party to which such payment is owed.

         6.8 Blocked Currency. If by law, regulation, or fiscal policy of a particular country, conversion into United States dollars or transfer of funds of a convertible currency to the United States is restricted or forbidden, the party owing such payment shall give the party to which such payment is owed prompt written notice and shall make such payment due under this Article 6 through such means or methods as are lawful in such country as the party to which such payment is owed may reasonably designate. Failing the designation by the party to which such payment is owed of such lawful means or methods within [**] after such written notice is given to such party, the party owing such payment shall deposit such royalty payment in local currency to the credit of the party to which such payment is owed in a recognized banking institution designated by such party, or if none is designated by such party within the [**] period described above, in a recognized banking institution selected by the party owing such payment and identified in a written notice to other party, and such deposit shall fulfill all obligations of the party owing such payment to the other party with respect to such payment.

         6.9 Interest on Late Payments. A party to which payment is owed under this Agreement shall have the right to seek to collect interest on any payments that are not paid on or before [**] after the date such payments are due under this Agreement at a rate equal to [**], calculated on the total number of days payment is delinquent.

         6.10 Manner of Payment. Except as provided in Section 6.8, payments to be made by one party to the other under this Agreement shall be payable in United States dollars and shall be paid by bank wire transfer in immediately available funds to such bank account in the state and country in which such principal office is located as is designated in writing by such party from time to time.

                           ARTICLE 7. CONFIDENTIALITY

         7.1      Nondisclosure Obligations.

                  7.1.1 General. Except as otherwise provided in this Article 7, during the term of this Agreement and for a period of five (5) years thereafter, each Receiving Party shall maintain the Confidential Information of each Disclosing Party in confidence and use it only for purposes specifically authorized under this Agreement.

                  7.1.2 Limitations. To the extent it is reasonably necessary or appropriate to fulfill its obligations or exercise its rights under this Agreement and subject to advance written notification to the Disclosing Party: (a) a party may disclose to Third Parties Confidential Information it is otherwise obligated not to disclose under this Section 7.1, to its Affiliates, (sub)licensees, consultants, outside contractors and clinical investigators, on a strict need-to-know basis for the purposes contemplated by this Agreement and on condition that such entities or persons agree to keep the Confidential Information confidential for the same time periods and to the same extent as such party is required to keep the Confidential Information confidential hereunder; and (b) a party or its
         (sub)licensees may disclose, using appropriate measures to preserve confidentiality, such Confidential Information to government or other regulatory authorities to the extent that such disclosure is reasonably necessary to obtain authorizations to conduct clinical trials of, and to commercially market, the Licensed Product pursuant to this Agreement. Furthermore, a Receiving Party may request permission from the Disclosing Party to disclose such Confidential Information to the extent that such disclosure is reasonably necessary [**].

                  7.1.3 Required Disclosure. A Receiving Party may disclose Confidential Information pursuant to interrogatories, requests for information or documents, subpoena, civil investigative demand issued by a court or governmental agency or as otherwise required by law; provided, however, that the Receiving Party shall notify the Disclosing Party promptly upon receipt thereof, giving [**] the Disclosing Party sufficient advance notice to permit it to oppose, limit or seek confidential treatment for such disclosure; and provided, further, that the Receiving Party shall furnish only that portion of the Confidential Information which it is advised by counsel is legally required whether or not a protective order or other similar order is obtained by the Disclosing Party.

         7.2 Injunctive Relief. The parties hereto understand and agree that remedies at law may be inadequate to protect against any breach of any of the provisions of this Article 7 by either party or their employees, agents, officers or directors or any other person acting in concert with it or on its behalf. Accordingly, each party shall be entitled to the granting of injunctive relief by a court of competent jurisdiction against any action that constitutes any such breach of this Article 7.

         7.3 Publication. Organon and Lexicon (each, a "Submitting Party") may each publish or present data and results relating to the Licensed Product, subject to the prior review of the proposed disclosure by the other party (each, a "Reviewing Party"), solely to determine (a) whether the proposed disclosure contains the Confidential Information of the Reviewing Party or (b) whether the information contained in the proposed disclosure should be the subject of a patent application to be filed by the Reviewing Party prior to such disclosure. Each Submitting Party shall provide the Reviewing Party with the opportunity to review any proposed abstract, manuscript or presentation by delivering a copy thereof to the Reviewing Party no less than [**] before its intended submission for publication or presentation. The Reviewing Party shall have [**] from its receipt of any such abstract, manuscript or presentation in which to notify the Submitting Party in writing of any specific objections to the disclosure, based on either the need to seek patent protection or concern regarding the specific disclosure of the Confidential Information of the Reviewing Party. In the event the Reviewing Party objects to the disclosure, the Submitting Party agrees not to submit the publication or abstract or make the presentation containing the objected-to information until the Reviewing Party is given a reasonable additional period of time (not to exceed an additional [**]) to seek patent protection for any material in the disclosure which the Reviewing Party believes is patentable (subject, in all events, to Section 7.2) or, in the case of Confidential Information, to allow the Submitting Party to delete any Confidential Information of the Reviewing Party from the proposed disclosure. The Submitting Party agrees to delete from the proposed disclosure any Confidential Information of the Reviewing Party upon request.

                   ARTICLE 8. REPRESENTATIONS AND WARRANTIES

         8.1 Representations, Warranties and Covenants of Lexicon. Lexicon represents and warrants to and covenants with Organon that:

                  8.1.1 Lexicon is a corporation duly organized, validly existing and in corporate good standing under the laws of the State of Delaware, United States of America;

                  8.1.2 Lexicon has the corporate and legal right, authority and power to enter into this Agreement, and to extend the rights and licenses granted to Organon in this Agreement;

                  8.1.3 Lexicon has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

                  8.1.4 upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of Lexicon, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                  8.1.5 the performance of Lexicon's obligations under this Agreement will not conflict with its charter documents or result in a breach of any agreements, contracts or other arrangements to which it is a party; and

                  8.1.6 Lexicon will not during the term of this Agreement enter into any agreements, contracts or other arrangements that would be inconsistent with its obligations under this Agreement.

         8.2 Representations, Warranties and Covenants of Organon. Organon represents and warrants to and covenants with Lexicon that:

                  8.2.1 Organon is a corporation duly organized, validly existing and in corporate good standing under the laws of the Netherlands;

                  8.2.2 Organon has the corporate and legal right, authority and power to enter into this Agreement, and to extend the rights and licenses granted to Lexicon in this Agreement;

                  8.2.3 Organon has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

                  8.2.4 upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of Organon enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                  8.2.5 the performance of its obligations under this Agreement will not conflict with Organon's charter documents or result in a breach of any agreements, contracts or other arrangements to which it is a party; and

                  8.2.6 Organon will not after the Effective Date enter into any agreements, contracts or other arrangements that would be inconsistent with its obligations under this Agreement.

         8.3 Warranty Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTY WITH RESPECT TO ANY PRODUCT, PATENT RIGHTS, GOODS, SERVICES, BACKGROUND MATERIALS OR ANY OTHER SUBJECT MATTER OF THIS AGREEMENT, AND EACH PARTY HEREBY DISCLAIMS WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT WITH RESPECT TO ANY AND ALL OF THE FOREGOING. IN ADDITION, THE PARTIES ACKNOWLEDGE THAT THE GENERATION OR USE OF BACKGROUND MATERIALS MAY BE COVERED BY ONE OR MORE VALID PATENTS OF THIRD PARTIES. EACH PARTY ACKNOWLEDGES THAT EXERCISE BY IT OF THE RIGHTS AND LICENSES GRANTED TO IT PURSUANT TO ARTICLE 5 HEREOF MAY BE COVERED BY ONE OR MORE VALID PATENTS OF THIRD PARTIES.

         8.4 Limited Liability. EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, NEITHER LEXICON NOR ORGANON WILL BE LIABLE WITH RESPECT TO ANY MATTER ARISING UNDER THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY PUNITIVE, EXEMPLARY, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS.

                              ARTICLE 9. INDEMNITY

         9.1 Lexicon Indemnity Obligations. Lexicon agrees to defend, indemnify and hold Organon, its Affiliates and their respective employees and agents harmless from all claims, losses, damages or expenses (including reasonable attorneys' fees and costs of litigation) arising as a result of Lexicon's breach of any of its representations, warranties or covenants hereunder.

         9.2 Organon Indemnity Obligations. Organon agrees to defend, indemnify and hold Lexicon, its Affiliates and their respective employees and agents harmless from all claims, losses, damages or expenses (including reasonable attorneys' fees and costs of litigation) arising as a result of Organon's breach of any of its representations, warranties or covenants hereunder.

         9.3 Limitation on Indemnity Obligations. Neither party, its Affiliates or their respective employees and agents shall be entitled to the indemnities set forth in Sections 9.1 or 9.2, respectively, to the comparative extent the claim, loss, damage or expense for which indemnification is sought was caused by a grossly negligent, reckless or intentional act or omission by such party, its directors, officers, employees or authorized agents.

         9.4 Procedure. If a party or any of its Affiliates or their respective employees or agents (collectively, the "Indemnitee") intends to claim indemnification under this Article 9, the Indemnitee shall promptly notify the other party (the "Indemnitor") of any loss, claim, damage, liability or action in respect of which the Indemnitee intends to claim such indemnification, and the Indemnitor shall assume the defense thereof with counsel selected by the Indemnitor and reasonably acceptable to the Indemnitee, provided, however, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitee, if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceedings. The Indemnitor shall have the right to settle or compromise any claims for which it is providing indemnification under this Article 15, provided that the consent of the Indemnitee (which shall not be unreasonably withheld or delayed) shall be required in the event any such settlement or compromise would adversely affect the interests of the Indemnitee. The indemnity agreement in this Article 9 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Indemnitor. The failure to deliver notice to the Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to the Indemnitor's ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Article 9, but the omission so to deliver notice to the Indemnitor will not relieve it of any liability that it may have to any Indemnitee otherwise than under this Article 9. The Indemnitee under this
Article 9, its employees and agents, shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any action, claim or liability covered by this indemnification.

         9.5 Insurance. Each party shall maintain appropriate product liability insurance with respect to Commercialization of the Licensed Product by such party in such amount as such party customarily maintains with respect to sales of its other products. Each party shall maintain such insurance for so long as it continues to manufacture or sell the Licensed Product, and thereafter for so long as such party customarily maintains insurance with respect to sales of its other products.

                     ARTICLE 10. EXPIRATION AND TERMINATION

         10.1 Term of Agreement. The term of this Agreement shall commence on the Effective Date and shall continue until the earliest to occur of (a) a party Opting Out of the Licensed Product, (b) the parties' grant of Commercialization rights with respect to the Licensed Product to a Joint

Marketing/Development Collaborator in all countries within the Co-Commercialization Territory or (c) the agreement of the parties to cease all Development and Commercialization of the Licensed Product.

         10.2 Events of Default. An Event of Default by either party shall have occurred upon (a) the occurrence of a material breach of this Agreement if such party fails to remedy such breach within [**] after written notice thereof by the non-breaching party ([**] in the event of a party's failure to make a payment required hereunder) or, if remediation of such breach in [**] is not practicable, if such party fails to commence and diligently pursue such remediation during such [**] period, or (b) the commencement of any proceeding in or for bankruptcy, insolvency, dissolution or winding up by or against such party that is not dismissed or otherwise disposed of within [**] thereafter.

         10.3 Effect of an Event of Default. In the event of an Event of Default, the non-defaulting party shall have the right, at its option exercisable in its sole discretion, in addition to any other rights or remedies available to it at law or in equity and subject to the limitations set forth in Sections 3.7.2, 9.4 and 11.7 hereof, to terminate this Agreement upon [**] notice thereof to the other party, in which case (a) the defaulting party shall be deemed to have Opted Out with respect to the Licensed Product and (b) the defaulting party shall return to the non-defaulting party or, upon the non-defaulting party's written instruction, destroy all information, materials or documentation provided by the non-defaulting party pursuant to this Agreement.

         10.4 Effect of Expiration or Termination of Agreement. The expiration or termination of this Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination. The provisions of Articles 7 and 9 and Sections 11.2 and 11.4 through 11.7 hereof shall survive the expiration or termination of this Agreement.

                           ARTICLE 11. MISCELLANEOUS

         11.1 Force Majeure. Neither party shall be held liable or responsible to the other party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any obligation under this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected party, including but not limited to fire, floods, embargoes, war, acts of war (whether war is declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority; provided, however, that the party so affected shall use reasonable commercial efforts to avoid or remove such causes of nonperformance, and shall continue performance hereunder with reasonable dispatch whenever such causes are removed. Either party shall provide the other party with prompt written notice of any delay or failure to perform that occurs by reason of force majeure. The parties shall mutually seek a resolution of the delay or the failure to perform as noted above.

         11.2 Assignment. This Agreement may not be assigned or otherwise transferred, in whole or in part, by either party without the consent of the other party; provided, however, that either Lexicon or Organon may, without such consent, assign its rights and obligations under this Agreement (i) to any Affiliate, or (ii) in connection with a merger, consolidation or sale of such portion of a party's assets that includes rights under this Agreement to an unrelated Third Party; provided, further, that such party's rights and obligations under this Agreement shall be assumed by its successor in interest in any such transaction and shall not be transferred separate from all or substantially all of its other business assets, including those business assets that are the subject of this Agreement. Any purported assignment in violation of the preceding sentence shall be void. Any permitted assignee shall assume all obligations of its assignor under this Agreement, unless the parties otherwise agree.

         11.3     Change in Control.

                  11.3.1 Notice of and Reasonable Assurances upon a Change in Control. Within [**] after any Change in Control of a party, the surviving party to such Change in Control (the "Acquiring Party") (a) will notify the other party of the occurrence of such Change in Control and (b) will provide the other party with reasonable assurances of its commitment to fulfill its obligations under this Agreement and the applicable Commercialization Plan(s) then in effect.

                  11.3.2 Effect of Failure to Provide Assurances upon a Change in Control. If the Acquiring Party fails to provide the assurances contemplated by Section 11.3.1 within the [**] period set forth therein, and does not cure such failure within [**] after notice from the other party, the Acquiring Party shall be deemed to have Opted Out of the Licensed Product, with the same effect as if the Acquiring Party had Opted Out under Section 10.1.1.1 of the Collaboration Agreement; provided that the Acquiring Party shall not [**] with respect to (a) [**] or (b) [**].

                  11.3.3 Option to Negotiate for Rights to Collaboration Product. Without limiting the foregoing, if requested by the other party at any time within the [**] period following the Acquiring Party's notice under Section 11.3.1 of a Change in Control, the Acquiring Party and the other party shall enter into good faith negotiations, for a period of [**] following such request, for the other party to obtain from the Acquiring Party the exclusive rights to Commercialize the Licensed Product. In the event the Acquiring Party and the other party do not enter into a definitive agreement with respect to such exclusive rights within such [**] period, except to the extent set forth in Section 11.3.4 below, the Acquiring Party and the other party shall each maintain their respective rights with respect to the Commercialization of the Licensed Product as otherwise described in this Agreement.

                  11.3.4 [**] upon a Change in Control. In the event that (a) the Acquiring Party and the other party enter into negotiations in accordance with Section 11.3.3 with respect to the Licensed Product but do not enter into a definitive agreement within the [**] period contemplated thereby and (b) the Acquiring Party (i) [**] and (ii) has not [**], the other party shall have the right, by delivering written notice thereof within [**] after the expiration of such [**] period, to [**] consisting of (i) [**] and (ii) [**]. [**]at the time such notice is delivered or as soon thereafter as [**] in accordance with the terms of this Section 11.3.4. Unless otherwise agreed by the Acquiring Party and the other party, [**], shall be determined by binding arbitration in accordance with the following provisions. The parties shall attempt to mutually agree upon a single independent Third Party arbitrator (who shall be a professional with appropriate experience in [**]) within [**] after the other party's delivery of the written notice in accordance with this Section 11.3.4 of [**]. If the parties are unable to mutually agree upon one such person, then each party shall appoint one independent Third Party professional with appropriate experience in [**] prior to the expiration of such [**] period, and within [**] after the initial notice, such person(s) shall select a single independent Third Party arbitrator, who shall be a professional with appropriate experience in [**]. Each party shall present all information as such party reasonably desires regarding [**]. Within [**] after the initial notice, the arbitrator shall provide written notice to the parties regarding his or her determination regarding [**].

         11.4 Severability. Each party hereby agrees that it does not intend to violate any public policy, statutory or common laws, rules, regulations, treaty or decision of any government agency or executive body thereof of any country or community or association of countries. Should one or more provisions of this Agreement be or become invalid, the parties hereto shall substitute, by mutual consent, valid provisions for such invalid provisions which valid provisions in their economic effect are sufficiently similar to the invalid provisions that it can be reasonably assumed that the parties would have entered into this Agreement with such valid provisions in lieu of such invalid provisions. In case such valid provisions cannot be agreed upon, the invalidity of one or several provisions of this Agreement shall not affect the validity of this Agreement as a whole, unless the invalid provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the parties would not have entered into this Agreement without the invalid provisions.

         11.5 Notices. Any consent, notice or report required or permitted to be given or made under this Agreement by one of the notification parties hereto to the other shall be in writing, delivered personally or by facsimile (and promptly confirmed by telephone, personal delivery or courier) or courier, postage prepaid (where applicable), addressed to such other party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and shall be effective upon receipt by the addressee.

         If to Lexicon:     Lexicon Genetics Incorporated
                            8800 Technology Forest Place
                            The Woodlands, Texas 77381
                            Attention:   President and Chief Executive Officer
                            Telephone:   (281) 863-3000
                            Facsimile:   (281) 863-8095

         With copies to:    Lexicon Genetics Incorporated
                            8800 Technology Forest Place
                            The Woodlands, Texas 77381
                            Attention:   Chief Financial Officer
                            Telephone:   (281) 863-3000
                            Facsimile:   (281) 863-8095

                            Lexicon Genetics Incorporated
                            8800 Technology Forest Place
                            The Woodlands, Texas 77381
                            Attention:   General Counsel
                            Telephone:   (281) 863-3000
                            Facsimile:   (281) 863-8010

         If to Organon:     N.V. Organon
                            Kloosterstraat 6
                            5349 AB Oss
                            The Netherlands
                            Attention:   General Manager
                            Telephone:   31 412 661 397
                            Facsimile:   31 412 663 529

         With a copy to:    Director Legal Affairs Akzo Nobel Pharma B.V.
                            Wethouder van Eschstraat 1
                            P.O. Box 20
                            5340 BH Oss
                            The Netherlands

All such communications shall be effective upon receipt.

         11.6 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, United States of America, without reference to the conflicts of law principles thereof.

         11.7 Dispute Resolution. Subject to Section 3.7.2, the parties hereby agree that they will first attempt in good faith to resolve any controversy or claim arising out of or relating to this Agreement promptly by negotiations. If a controversy or claim should arise hereunder, the matter shall be referred to an individual designated by the Chief Executive Officer (or the equivalent position) of Lexicon and by the Chief Executive Officer (or the equivalent position) of Organon (the "Representatives"). If the matter has not been resolved within [**] of the first meeting of the Representatives of the parties (which period may be extended by mutual agreement) concerning such matter, the parties shall be free to pursue all available recourse both at law and in equity.

         11.8 Entire Agreement. This Agreement, together with the exhibits and appendices hereto and any confidentiality agreement(s) executed in contemplation of this Agreement, contains the entire understanding of the parties with respect to the subject matter hereof. All express or implied agreements and understandings, either oral or written, heretofore made are expressly merged in and made a part of this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by both parties hereto.

         11.9 Publicity. Lexicon and Organon each agree not to disclose any terms or conditions of this Agreement to any Third Party without consulting the other party prior to such disclosure. Notwithstanding the foregoing, prior to execution of this Agreement, Lexicon and Organon shall agree upon the substance of information that can be used as a routine reference in the usual course of business to describe the existence and general nature of this transaction, and Lexicon and Organon may disclose such information without consulting the other party. The parties may thereafter from time to time mutually agree on revisions to material to be used as a routine reference, which revisions shall be submitted by one party for the review and approval of the other party at least [**] prior to the anticipated use or disclosure of the revised material, such approval not to be unreasonably withheld. The terms of this Agreement shall be treated as the Confidential Information of Lexicon and Organon, and, except to the extent required by applicable law, shall not be disclosed to anyone (except for the parties' respective employees, consultants, agents and attorneys assisting in the review and negotiation of this Agreement who have a need to know the terms of this Agreement) without the written permission of Organon or Lexicon. If either party desires to release a separate announcement relating to this Agreement, it shall first allow the other party to approve in writing such proposed announcement; provided that such approval shall not be unreasonably withheld or delayed.

         11.10 Headings. The captions to the several Articles and Sections hereof are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Articles and Sections hereof.

         11.11 No Partnership. It is expressly agreed that the relationship between Lexicon and Organon shall not constitute a partnership, joint venture or agency. Neither Lexicon nor Organon shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other, without the prior consent of the other party to do so.

         11.12 Exports. The parties acknowledge that the export of technical data, materials or products is subject to the exporting party receiving any necessary export licenses and that the parties cannot be responsible for any delays attributable to export controls which are beyond the reasonable control of either party. Lexicon and Organon agree not to export or re-export, directly or indirectly, any information, technical data, the direct product of such data, samples or equipment received or generated under this Agreement in violation of any applicable export control laws or governmental regulations. Lexicon and Organon agree to obtain similar covenants from their licensees, (sub)licensees, or corporate partners, as the case may be, and contractors with respect to the subject matter of this Section 11.12.

         11.13 Waiver. The waiver by either party hereto of any right hereunder or the failure to perform or of a breach by the other party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other party whether of a similar nature or otherwise.

         11.14 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute and deliver this Agreement as of the Effective Date.


LEXICON GENETICS INCORPORATED


By:                                             Date:
   ---------------------------------------             ----------------------

Name:
     -------------------------------------

Title:
      ------------------------------------


N.V. ORGANON


By:                                             Date:
   ---------------------------------------             ----------------------

Name:
     -------------------------------------

Title:
      ------------------------------------

By:                                             Date:
   ---------------------------------------             ----------------------

Name:
     -------------------------------------

Title:
      ------------------------------------

                                  EXHIBIT 1.40

                 ALLOCATION OF NET SALES IN BUNDLED TRANSACTION

         With respect to Licensed Product sold in a Bundled Transaction in which Organon, Lexicon or any of their respective Affiliates or (sub)licensees discounts the sales price of the Licensed Product to a greater degree than such seller generally discounts the price of its other products to such customer, the amount to be included in Net Sales of the Licensed Product shall be calculated in accordance with the following formula:

                                   ASP-P x N-P
                   NS-P = ______________________________x BTF
                             (SIGMA)=1 ASP-pi x N-pi

         Where:

                  NS-P       =     Amount allocated to Net Sales of the Licensed
                                   Product

                  ASP-P      =     Average Selling Price (as defined below) per
                                   unit, during the applicable period, of the Licensed Product when sold alone

                  ASP-pi     =     Average Selling Price per unit,
                                   during the applicable period, of the
                                   Licensed Product or each product
                                   other than a Licensed Product in the
                                   Bundled Transaction when sold alone

                  N-P        =     Total number of units of Licensed Product
                                   included in the Bundled Transaction during the applicable period

                  N-pi       =     Total number of units (i.e., corresponding to
                                   the same ASP-pi) of the Licensed Product or product other than a Licensed Product included in the Bundled Transaction during the applicable period

                  (SIGMA)=1  =     The sum of the products of the
                                   formula ASP-pi ? N-pi for each and
                                   every Licensed Product or product
                                   other than a Licensed Product
                                   included in the Bundled Transaction
                                   during the applicable period

                  BTF        =     The aggregate amounts paid to the seller for
                                   the Bundled Transaction during the applicable period

         The Average Selling Price shall be based on the actual average selling price of the Licensed Product or product other than a Licensed Product, as the case may be, determined for the applicable period.

         If the Licensed Product or other product is not sold separately and no bona fide list price exists for the Licensed Product or other product, the parties shall agree upon an imputed bona fide list price for the Licensed Product or other product, and Net Sales with respect thereto shall be based on such imputed list price.